EXHIBIT 10.14

LOAN AGREEMENT

Dated as of July 31, 2003

Between

PHILADELPHIA PLAZA-PHASE II, LP,

as Borrower

and

MORGAN STANLEY MORTGAGE CAPITAL INC.,

as Lender

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(continued)

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(continued)

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(continued)

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(continued)

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(continued)

Page
SCHEDULES
Schedule I	-	Rent Roll
Schedule II	-	Intentionally Deleted
Schedule III	-	Organizational Chart
Schedule IV	-	Form of Subordination, Non-Disturbance and Attornment Agreement
Schedule V	-	Schedule of Amortized Payments
Schedule VI	-	Description of REA
Schedule VII	-	Approved Lease Form

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LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of July 31, 2003 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation, having an address at 1221 Avenue of the Americas, 27th Floor, New York, New York 10020 (“Lender”) and PHILADELPHIA PLAZA-PHASE II, LP, a Pennsylvania limited partnership having an address at c/o Thomas Properties Group LLC, 515 South Flower, Suite 600, Los Angeles, California 90071 (“Borrower”).

All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

WITNESSETH:

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the conditions and terms of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided:

“Acquired Property Statements” shall have the meaning set forth in Section 9.1(c).

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, owns more than forty percent (40%) of, is in control of, is controlled by or is under common ownership or control with such Person or is a director or officer of such Person or of an Affiliate of such Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agent” shall mean PNC Bank, National Association, and any successor Eligible Institution thereto.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Threshold” shall mean $6,600,000.00.

“Annual Budget” shall mean the operating and capital budget for the Property setting forth Borrower’s good faith estimate of gross revenue, operating expenses (including the

Philadelphia Gross Receipts Tax, Net Profits Tax and such other customary business taxes incurred by Borrower in the ordinary course of operating the Property and the cost of sundry services performed by Borrower for a Tenant, the cost of which is reimbursable to Borrower by such Tenant), real estate taxes, and Capital Expenditures for the applicable Fiscal Year.

“Approved Annual Budget” shall have the meaning set forth in Section 4.1.6(e).

“Approved Lease Form” shall mean the form of Lease approved by Lender and attached hereto as Schedule VII.

“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean that certain Assignment of Management Agreement and Subordination of Management Fees dated the date hereof among Borrower, Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Basic Carrying Costs” shall mean the sum of the following costs associated with the Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

“Borrower” shall mean Philadelphia Plaza-Phase II, LP, a Pennsylvania limited partnership, together with its permitted successors and permitted assigns.

“Borrower General Partner” shall mean TCS Genpar, LLC, a Delaware limited liability company.

“Borrower’s Partners” shall have the meaning set forth in Section 11.22(b).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in (i) the State of New York, (ii) the state where the corporate trust office of the Trustee is located, or (iii) the state where the servicing offices of the Servicer are located.

“Capital Expenditures” for any period shall mean amounts expended for replacements and alterations to the Property and required to be capitalized according to GAAP.

“Capital Expenditure/Leasing Funds” shall have the meaning set forth in Section 6.4.1.

“Capital Expenditure/Leasing Funds Amount” shall mean (a) with respect to the period of time from the Closing Date but prior to July 1, 2009, an amount equal to $178,739.25 and (b) with respect to the period of time from and after July 1, 2009 through the Maturity Date, an amount equal to $79,439.67.

“Capital Expenditure Funds” shall have the meaning set forth in Section 6.4.2(b).

“Capital Expenditures Work” shall mean any labor performed or materials installed in connection with any Capital Expenditure.

“Cash Management Agreement” shall mean that certain Cash Management Agreement of even date herewith among Lender, Borrower, Manager and Agent.

“Casualty” shall mean the occurrence of any casualty, damage or injury, by fire or otherwise, to the Property or any part thereof.

“Casualty Consultant” shall have the meaning set forth in Section 5.3.2(c).

“Casualty Retainage” shall have the meaning set forth in Section 5.3.2(d).

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Component A1” shall mean that portion of the Loan in the amount of Thirty Three Million and No/100 Dollars ($33,000,000.00) made by Lender to Borrower pursuant to this Agreement.

“Component A1 Rate” shall mean a rate per annum equal to Six and Three-Tenths percent (6.30%).

“Component A2” shall mean that portion of the Loan in the amount of Thirty Three Million and No/100 Dollars ($33,000,000.00) made by Lender to Borrower pursuant to this Agreement.

“Component A2 Rate” shall mean a rate per annum equal to Six and Three-Tenths percent (6.30%).

“Component A3” shall mean that portion of the Loan in the amount of Thirty Three Million and No/100 Dollars ($33,000,000.00) made by Lender to Borrower pursuant to this Agreement.

“Component A3 Rate” shall mean a rate per annum equal to Six and Three-Tenths percent (6.30%).

“Component A4” shall mean that portion of the Loan in the amount of Thirty Three Million and No/100 Dollars ($33,000,000.00) made by Lender to Borrower pursuant to this Agreement.

“Component A4 Rate” shall mean a rate per annum equal to Six and Three-Tenths percent (6.30%).

“Components” shall mean, collectively, Component Al, Component A2, Component A3 and Component A4.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Constituent Partner” shall have the meaning set forth in Section 11.22(b).

“Debt” shall mean the outstanding principal amount of the Loan together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium if payable pursuant to any of the Loan Documents) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage, the Environmental Indemnity or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note.

“Debt Service Reserve Account” shall have the meaning set forth in the Cash Management Agreement.

“Debt Service Reserve Funds” shall have the meaning set forth in Section 6.5.1.

“Debt Service Reserve Target Amount” shall have the meaning set forth in Section 6.5.1.

“Debt Service Reserve Target Deposit” shall have the meaning set forth in Section 6.5.1.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to each Component, a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Interest Rate.

“Defeasance Collateral” shall mean U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, the Business Day immediately preceding all Monthly Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date and up to and including the Permitted Prepayment Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments relating to such Monthly Payment Dates and other scheduled payment dates.

“Defeasance Collateral Account” shall have the meaning set forth in Section 2.5.3.

“Defeasance Date” shall have the meaning set forth in Section 2.5.1(a)(i).

“Defeasance Event” shall have the meaning set forth in Section 2.5.1(a).

“Disclosure Document” shall have the meaning set forth in Section 9.2(a).

“Disclosure Document Date” shall have the meaning set forth in Section 9.1(c)(iv).

“Eligible Account” shall mean an identifiable account which is separate from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R, § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1+ by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrower in connection with the Loan for the benefit of Lender.

“Equipment” shall have the meaning set forth in the granting clause of the Mortgage.

“ERISA” shall have the meaning set forth in Section 3.1.8.

“Event of Default” shall have the meaning set forth in Section 10.1.

“Exchange Act” shall have the meaning set forth in Section 9.2(a).

“Exchange Act Filing” shall have the meaning set forth in Section 9.1(c)(vi).

“Excusable Delay” shall mean a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Borrower, but lack of funds in and of itself shall not be deemed a cause beyond the control of Borrower.

“Fiscal Year” shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Guarantor” shall mean Thomas Development Partners, LP, a California limited partnership, or the guarantor under any replacement guaranty issued pursuant to Section 5.16 of the Guaranty.

“Guarantor Operational Covenant” shall mean have the meaning set forth in the Guaranty.

“Guaranty” shall mean that certain Guaranty of Recourse Obligations of even date herewith from Guarantor for the benefit of Lender or any replacement guaranty issued pursuant to Section 5.16 of the Guaranty.

“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts requited to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, (v) all obligations under leases that constitute capital leases for which such Person is liable, and (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Indemnified Liabilities” shall have the meaning set forth in Section 11.13(b).

“Independent Director” shall have the meaning set forth in Section 3.1.24(p).

“Insolvency Opinion” shall mean that certain bankruptcy nonconsolidation opinion letter dated the date hereof delivered by Pircher, Nichols and Meeks in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 5.1.1(b).

“Interest Period” shall mean (a) for the first interest period hereunder, (i) if the Closing Date occurs on or before the eighth (8th) day of a calendar month, the period commencing on the Closing Date and ending on (and including) the eighth (8th) day of the calendar month in which the Closing Date occurs, and (ii) if the Closing Date occurs on or after the ninth (9th) day of a calendar month, the period commencing on the Closing Date and ending on (and including) the eighth (8th) day of the following calendar month and (b) for each interest period thereafter commencing August 9, 2003, the period commencing on the ninth (9th) day of each calendar month and ending on (and including) the eighth (8th) day of the following calendar month. Each Interest Period as set forth in clause (b) above shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

“Interest Rate” shall mean (a) with respect to Component Al, the Component A1 Rate, (b) with respect to Component A2, the Component A2 Rate, (c) with respect to Component A3, the Component A3 Rate and (d) with respect to Component A4, the Component A4 Rate.

“Junior A Mezzanine Borrower” shall mean Philadelphia Plaza-Phase II, LP, a Pennsylvania limited partnership.

“Junior A Mezzanine Lender” shall mean DB Realty Mezzanine Parallel Fund II, LLC, a Delaware limited liability company.

“Junior A Mezzanine Loan” shall mean the mezzanine loan made by Junior A Mezzanine Lender to Junior A Mezzanine Borrower in the aggregate principal amount of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00).

“Junior A Mezzanine Loan Agreement” shall mean that certain Junior A Mezzanine Loan Agreement dated as of the date hereof between Junior A Mezzanine Lender and Junior A Mezzanine Borrower and TCS SPE 2, L.P., a Delaware limited partnership, as a guarantor as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Junior A Mezzanine Loan Documents” shall mean, collectively, the Junior A Mezzanine Note, the Junior A Mezzanine Loan Agreement and any and all other documents evidencing or securing the Junior A Mezzanine Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Junior A Mezzanine Note” shall mean that certain Junior A Mezzanine Promissory Note dated the date hereof made by the Junior A Mezzanine Borrower to Junior A Mezzanine Lender in the stated principal amount of $3,500,000.00, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Junior B Mezzanine Borrower” shall mean Philadelphia Plaza-Phase II, LP, a Pennsylvania limited partnership.

“Junior B Mezzanine Lender” shall mean DB Realty Mezzanine Parallel Fund 11, LLC, a Delaware limited liability company.

“Junior B Mezzanine Loan” shall mean the mezzanine loan made by Junior B Mezzanine Lender to Junior B Mezzanine Borrower in the aggregate principal amount of Twenty Four Million Four Hundred Fifty Seven Thousand Three Hundred Forty and No/100 Dollars ($24,457,340.00).

“Junior B Mezzanine Loan Agreement” shall mean that certain Junior B Mezzanine Loan Agreement dated as of the date hereof between Junior B Mezzanine Lender and Junior B Mezzanine Borrower and TCS SPE 3, L.P., a Delaware limited partnership, as a guarantor, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Junior B Mezzanine Loan Documents” shall mean, collectively, the Junior B Mezzanine Note, the Junior B Mezzanine Loan Agreement and any and all other documents evidencing or securing the Junior B Mezzanine Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Junior B Mezzanine Note” shall mean that certain Junior B Mezzanine Promissory Note dated the date hereof made by the Junior B Mezzanine Borrower to Junior B Mezzanine Lender in the stated principal amount of $24,457,340.00, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto. Subleases granted by parties other than Borrower, or its predecessor in interest, shall not be included in this definition unless there is any agreement with Borrower, or its predecessor in interest, which could make such sublease a direct Lease with the fee owner of the Property.

“Lease Termination Fee” shall have the meaning set forth in Section 6.6.1.

“Lease Termination Rollover Funds” shall have the meaning set forth in Section 6.6.1.

“Leasing Funds” shall have the meaning set forth in Section 6.4.2(c).

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto.

“Lender” shall mean Morgan Stanley Mortgage Capital Inc., a New York corporation, together with its successors and assigns.

“Lender Indemnitees” shall have the meaning set forth in Section 11.13(b).

“Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof.

“Liabilities” shall have the meaning set forth in Section 9.2(b).

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan in the original principal amount of One Hundred Thirty Two Million and No/100 Dollars ($132,000,000.00) made by Lender to Borrower pursuant to this Agreement.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Cash Management Agreement, the Environmental Indemnity, the Guaranty, the Assignment of Management Agreement and any other document pertaining to the Property as well as all other documents, certificates and agreements now or hereafter executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loss” shall mean any and all liabilities, claims, obligations, debts, actual damages (excluding diminution in value and other consequential damages), fines, penalties, charges, fees, actual out-of-pocket costs and expenses actually incurred by Lender in connection with a matter.

“Major Lease” shall mean any Lease (i) covering more than 50,000 rentable square feet at the Property or (ii) made with a Tenant that is a Tenant under another Lease at the Property or that is an Affiliate of any other Tenant under a Lease at the Property, if the Leases together cover more than 50,000 rentable square feet.

“Management Agreement” shall mean that certain Amended and Restated Management and Leasing Agreement entered into July 1, 1997 by and between Borrower and the Manager, pursuant to which the Manager is to provide management, leasing and other services with respect to the Property.

“Manager” shall mean Thomas Development Partners, LP, a California limited partnership or any other manager approved in accordance with the terms and conditions of the Loan Documents.

“Material Agreements” means each contract and agreement relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the Property, other than the Management Agreement and the Leases, under which there is an obligation of Borrower to pay more than $500,000.00 per annum.

“Maturity Date” shall mean May 9, 2013 or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise; provided, however, if a Defeasance Event occurs, the Maturity Date shall mean the Permitted Prepayment Date.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charge or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000).

“Monthly Debt Service Payment Amount” shall mean, on any Monthly Payment Date, the amount of all accrued but unpaid interest, plus the amortization as set forth on Schedule V.

“Monthly Operating Expense Amount” shall have the meaning set forth in Section 6.7.1.

“Monthly Operating Expense Funds” shall have the meaning set forth in Section 6.7.1.

“Monthly Payment Date” shall mean the ninth (9th) day of every calendar month occurring during the term of the Loan.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Morgan Stanley” shall have the meaning set forth in Section 9.2(b).

“Morgan Stanley Group” shall have the meaning set forth in Section 9.2(b).

“Mortgage” shall mean that certain first priority Mortgage, Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same maybe amended, restated, replaced, supplemented or otherwise modified from time to time.

“Net Proceeds” shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 5.3.2(f).

“Note” shall mean, collectively, Note Al, Note A2, Note A3 and Note A4, as either of the same may hereafter be amended, supplemented, restated, increased, extended, consolidated or severed from time to time.

“Note A1” shall mean that certain Promissory Note Al dated the date hereof executed by Borrower and payable to the order of Lender which represents Component Al of the Loan, as the same may hereafter be amended, supplemented, restated, increased, extended, consolidated or severed from time to time.

“Note A2” shall mean that certain Promissory Note A2 dated the date hereof executed by Borrower and payable to the order of Lender which represents Component A2 of the Loan, as the same may hereafter be amended, supplemented, restated, increased, extended, consolidated or severed from time to time.

“Note A3” shall mean that certain Promissory Note A3 dated the date hereof executed by Borrower and payable to the order of Lender which represents Component A3 of the Loan, as the same may hereafter be amended, supplemented, restated, increased, extended, consolidated or severed from time to time.

“Note A4” shall mean that certain Promissory Note A4 dated the date hereof executed by Borrower and payable to the order of Lender which represents Component A4 of the Loan, as the same may hereafter be amended, supplemented, restated, increased, extended, consolidated or severed from time to time.

“Notice” shall have the meaning set forth in Section 11.6.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of a constituent general partner of Borrower or such other authorized representative which in all events shall be subject to Section 11.22 hereof.

“Operating Agreements” shall mean the REA, including any other covenants, restrictions or agreements of record relating to the construction, operation or use of the Property.

“Operating Expense Funds” shall have the meaning set forth in Section 6.7.1.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Otherwise Rated Insurer” shall have the meaning set forth in Section 5.1.2.

“Owner Related Party” or “Owner Related Parties” shall have the meaning set forth in Section 4.1.30(d).

“Permitted Encumbrances” shall mean, collectively, (i) he Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (iv) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion and (v) easements which (a) are necessary for the operation of the Property that do not and would not have a material and adverse effect on the Property or (b) Lender has approved or may approve in Lender’s discretion.

“Permitted Fund Manager” means any entity which is not subject to a bankruptcy proceeding and is a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate which is investing through a fund which has committed capital of at least $250,000,000.

“Permitted Investments” shall have the meaning set forth in the Cash Management Agreement.

“Permitted Prepayment Date” shall mean March 9, 2013.

“Permitted Transferee” shall mean (A) a corporation, partnership or limited liability company (i) acceptable to Lender in its sole discretion, (ii) that qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies and (iii) whose counsel has delivered to Lender a non-consolidation opinion reasonably acceptable to Lender and acceptable to the Rating Agencies in their sole discretion, (B) Senior Mezzanine under or its nominee, (C) Junior A Mezzanine Lender or its nominee or (D) Junior B Mezzanine Lender or its nominee.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan Assets Regulation” shall have the meaning set forth in Section 3.1.8.

“Policies” shall have the meaning set forth in Section 5.1.1(b).

“Preferred Equity” shall mean the equity contribution as of the date hereof by an Affiliate of Borrower into TCS SPE 2, L.P., a Delaware limited partnership of Two Million and No/100 Dollars ($2,000,000).

“Prepayment Date” shall mean the date on which the Loan is prepaid in accordance with the terms hereof.

“Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. § 1701 et. seq. and (d) all other Legal Requirements relating to money laundering or terrorism.

“Property” shall mean the parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described in the Granting Clauses of the Mortgage.

“Qualified Transferee” shall mean (i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (ii) investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, which is regularly engaged in the business of making or owning mezzanine loans or loans of similar types to the Loan, (iii) a Qualified Trustee in connection with a securitization of, the creation of collateralized debt obligations (“CDO”) secured by or financing through an “owner trust” of, a mezzanine loan, so long as (I) the special servicer or manager of such securitization, CDO or trust has the Required Special Servicer Rating, (II) the “controlling class” of such securitization vehicle is held by a Qualified Transferee and (III) the operative documents of the related securitization vehicle, CDO or financing must require that (x) the “controlling class” or “equity interest” in such securitization vehicle or CDO are owned by a Qualified Transferee or a Permitted Investment Fund (as hereinafter defined) and (y) if any of the relevant trustee, special servicer, manager or controlling class fails to meet the requirements of such clause, such entity must be replaced by a qualifying entity within 30 days, (iv) an investment fund, limited liability company, limited partnership or general partnership (a “Permitted Investment Fund”) where a Qualified Transferee or a Permitted Fund Manager acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such Permitted Investment Fund are owned, directly or indirectly, by one or more of the following: a Qualified Transferee, an institutional “accredited investor,” within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Securities Exchange Act of 1934 (provided each institutional “accredited investor,” or “qualified institutional buyer” meets the test set forth in clause (vi)(A) below), as amended, (v) any other lender or entity (including any opportunity funds) regularly engaged in the business of making mezzanine loans which has been approved as a Qualified Transferee hereunder by the Rating Agencies, (vi) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) of this definition, and as to each of the entities described in clauses (i), (ii) and (vi) provided such entity (A) has total assets (in name or under management) in excess of $650,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000; and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or (vii) any entity Controlled (as defined below) by any one or more of the entities described in this definition. For purposes of this definition only, “Control” means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interest of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

“Rating Agencies” shall mean, prior to the final Securitization of the Loan, each of S&P, Moody’s and Fitch, or any other nationally-recognized statistical rating agency which has been designated by Lender and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.

“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.

“Rating Surveillance Charge” shall have the meaning set forth in Section 9.3.

“REA” shall mean, collectively, as the same may be amended, restated, supplemented or otherwise modified from time to time, that certain Reciprocal Easement Agreement more specifically described on Schedule VI attached hereto and made a part hereof.

“Registration Statement” shall have the meaning set forth in Section 9.2(b).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect, including any successor or other Regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Release Date” shall mean the date that is the earlier to occur of (i) three (3) years from the Closing Date or (ii) two (2) years from the “startup day” (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with the last Securitization involving any portion of this Loan.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Rent Deficiency” shall have the meaning set forth in Section 6.6.2.

“Rents” shall mean all rents, moneys payable as damages or in lieu of rent, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property.

“Replacement Lease” shall have the meaning set forth in Section 6.6.2.

“Required Special Servicer Rating” means a servicer on its approved list of special servicers in the case of S&P and, in the case of Moody’s, a special servicer that is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody’s within the six month period prior to the date of determination and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities. The requirement of any agency not a Rating Agency shall be disregarded.

“Reserve Funds” shall mean, collectively, the Capital Expenditure/Leasing Funds, the Debt Service Reserve Funds, the Operating Expense Funds, the Tax and Insurance Funds and the Lease Termination Rollover Funds.

“Restoration” shall have the meaning set forth in Section 5.2.1.

“Restoration Threshold” shall mean $6,600,000.00.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.

“Scheduled Defeasance Payments” shall mean scheduled payments of interest and principal under the Note for all Monthly Payment Dates occurring after the Defeasance Date and up to and including the Maturity Date (including, in the case of a total defeasance, the outstanding principal balance on the Note as of the Maturity Date), and all payments required after the Defeasance Date, if any, under the Loan Documents for servicing fees, Rating Surveillance Charges and other similar charges.

“Secondary Market Transaction” shall have the meaning set forth in Section 9.1(a).

“Securities” shall have the meaning set forth in Section 9.1(a).

“Securities Act” shall have the meaning set forth in Section 9.2(a).

“Securitization” shall have the meaning set forth in Section 9.1 (a).

“Security Agreement” shall mean a security agreement in form and substance that would be satisfactory to a prudent lender pursuant to which Borrower grants Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.

“Senior Mezzanine Borrower” shall mean Philadelphia Plaza-Phase II, LP, a Pennsylvania limited partnership.

“Senior Mezzanine Debt Service” shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Senior Mezzanine Note.

“Senior Mezzanine Lender” shall mean DB Realty Mezzanine Investment Fund II, L.L.C., a Delaware limited liability company.

“Senior Mezzanine Loan” shall mean the mezzanine loan made by Senior Mezzanine Lender to Senior Mezzanine Borrower in the aggregate principal amount of Forty Nine Million One Hundred Thirty Thousand and No/100 Dollars ($49,130,000.00).

“Senior Mezzanine Loan Agreement” shall mean that certain Senior Mezzanine Loan Agreement dated as of the date hereof between Senior Mezzanine Lender and Senior Mezzanine Borrower and TCS SPE 1, L.P., a Delaware limited partnership, as a guarantor, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Senior Mezzanine Loan Documents” shall mean, collectively, the Senior Mezzanine Note, the Senior Mezzanine Loan Agreement and any and all other documents evidencing or securing the Senior Mezzanine Loan, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Senior Mezzanine Note” shall mean that certain Senior Mezzanine Promissory Note dated the date hereof made by the Senior Mezzanine Borrower to Senior Mezzanine Lender in the stated principal amount of $49,130,000.00, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 11.24.

“Servicing Agreement” shall have the meaning set forth in Section 11.24.

“Severed Loan Documents” shall have the meaning set forth in Section 10.2(c).

“SPC Party” shall have the meaning set forth in Section 3.1.24(o).

“Standard Statement” shall have the meaning set forth in Section 9.1(c).

“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.

“Successor Borrower” shall have the meaning set forth in Section 2.5.3.

“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and reasonably satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor reasonably satisfactory to Lender.

“Tax and Insurance Funds” shall have the meaning set forth in Section 6.2.1.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon.

“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

“Termination Space” shall have the meaning set forth in Section 6.6.1.

“TRIA” shall mean the Terrorism Risk Insurance Act of 2002, as the same may be amended or otherwise modified.

“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy in the form reasonably acceptable to Lender issued with respect to the Property and insuring the lien of the Mortgage.

“Total Defeasance Event” shall have the meaning set forth in Section 2.5.1(a).

“Treasury Rate” shall mean, as of the Maturity Date, the yield, calculated by Lender by linear interpolation (rounded to the nearest one-thousandth of one percent ( i.e. , 0.001%) of the yields of non-inflation adjusted noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the Maturity Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or another nationally recognized source of financial market information selected by Lender. Lender’s determination of the Treasury Rate shall be final absent manifest error.

“Trustee” shall mean any trustee holding the Loan in a Securitization.

“Unbudgeted Expense” shall mean any operating expense or capital expenditure which is necessary for the maintenance, operation and use of the Property not set forth in the Approved Annual Budget and for which budget approval has not been obtained from Lender,

Senior Mezzanine Lender, Junior A Mezzanine Lender and Junior B Mezzanine Lender; provided, however, that such an operating expense or capital expenditure shall not be an Unbudgeted Expense unless in the reasonable opinion of Lender, the incurrence of the same was necessary for the proper maintenance, operation and use of the Property and was certified as such by Lender to Agent.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

“Underwriter Group” shall have the meaning set forth in Section 9.2(b).

“Updated Information” shall have the meaning set forth in Section 9.1(b)(i).

“U.S. Obligations” shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select another nationally recognized source of financial market information. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

II. THE LOAN

Section 2.1 The Loan.

2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.

2.1.2 Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

2.1.3 The Note. The Loan shall be evidenced by the Note in the aggregate principal amount of One Hundred Thirty Two Million and No/100 Dollars ($132,000,000.00) and shall be repaid in accordance with the term of this Agreement and the Note.

2.1.4 Use of Proceeds. Borrower shall use proceeds of the Loan to (i) pay and discharge any existing loans relating to the Property, (ii) pay all past-due Basic Carrying Costs, if any, in respect of the Property, (iii) deposit the Reserve Funds, (iv) pay costs and expenses incurred in connection with the closing of the Loan, (v) fund any working capital requirements of the Property and (vi) retain the balance, if any.

2.1.5 Modification of Components. Lender shall have the right, at any time, to modify the Loan in order to create additional Components, reduce the number of Components, reallocate the principal balances of the Components or eliminate the Component structure of the Loan provided that (a) the total principal balance of the Loan immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification, and (b) the weighted average of the interest rates for all Components always equals the weighted average of the interest rates for all Components immediately prior to such modification. Lender shall have the right to modify the Components in accordance with this Section 2.1.5 upon prior notice to Borrower (in which event such modification shall then be deemed effective). Lender shall provide certified copies of any modification of the Components to Borrower. If requested by Lender, Borrower shall promptly execute an amendment to this Agreement and the Note to evidence such modification.

Section 2.2 Interest Rate.

2.2.1 Interest Rate. Interest on the outstanding principal balance of each Component shall accrue from the Closing Date up to but excluding the Maturity Date at the Interest Rate.

2.2.2 Intentionally Omitted.

2.2.3 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

2.2.4 Interest Calculation. Interest on the outstanding principal balance of each Component shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (c) the outstanding principal balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the calendar month immediately prior to such Monthly Payment Date.

2.2.5 Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Section 2.3 Loan Payments.

2.3.1 Payment. Borrower shall make a payment to Lender of interest only on August 9, 2003 for the period from the Closing Date through and including August 8, 2003 (unless the Closing Date is the ninth day of a calendar month, in which case no such separate payment of interest shall be due). Borrower shall make a payment to Lender of principal and interest in the amount of the Monthly Debt Service Payment Amount on the Monthly Payment Date occurring in September 9, 2003 and on each Monthly Payment Date thereafter to and including the Maturity Date. Each payment shall be applied (a) first to accrued and unpaid interest on all of the Components and (b) the balance shall be applied to principal of all the Components, pro rata and pari passu.

2.3.2 Intentionally Omitted.

2.3.3 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest (including without limitation the Accrued Interest) and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.

2.3.4 Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents.

2.3.5 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

(b) Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the preceding Business Day.

(c) All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

2.3.6 Payments After Event of Default. Any amounts received by Lender following an Event of Default shall be applied by Lender toward the payment of interest and/or principal of any of the Components and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall deem proper.

Section 2.4 Prepayments.

2.4.1 Voluntary Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. On and after the Permitted Prepayment Date, Borrower may, provided no Event of Default has occurred and is continuing, at its option and upon ten (10) Business Days prior notice to Lender (or such shorter period of time as may be permitted by Lender in its sole discretion), prepay the Debt in whole on any date without payment of the Yield Maintenance Premium or any other premium or fee. Any prepayment received by Lender on a date other than a Monthly Payment Date shall include interest which would have accrued thereon to the next Monthly Payment Date. Borrower may revoke its notice of prepayment if written notice of such revocation is provided to Lender at least five (5) Business Days prior to the proposed prepayment date.

2.4.2 Mandatory Prepayments. On each date on which Borrower or Lender actually receives a distribution of Net Proceeds, and if Lender is not obligated to make such Net Proceeds available to Borrower for a Restoration, Borrower shall, at Lender’s option, prepay the outstanding principal balance of the Note in an amount equal to one hundred percent (100%) of such Net Proceeds together with interest that would have accrued on such amounts through the next Monthly Payment Date. The full amount of any such prepayment shall be applied to the Components in the order specified in Section 2.3.1 and any amount of such prepayment in excess of that required to pay the Debt in full and such interest shall, if any of the Senior Mezzanine Loan, the Junior A Mezzanine Loan or the Junior B Mezzanine Loan is in existence, be paid in the following order of priority: (a) first to the Senior Mezzanine Loan, (b) second to the Junior A Mezzanine Loan and to the Preferred Equity, pari passu, (c) third to the Junior B Mezzanine Loan and (d) with any remainder being promptly remitted to Borrower. No Yield Maintenance Premium or other prepayment premium or fee shall be due in connection with any prepayment made pursuant to this Section 2.4.2. Any prepayment received by Lender pursuant to this Section 2.4.2 on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing account, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Monthly Payment Date.

2.4.3 Prepayments After Default. If after an Event of Default but prior to the Permitted Prepayment Date, payment of all or any part of the principal of the Loan is tendered by Borrower, a purchaser at foreclosure or any other Person, such tender shall be deemed an attempt to circumvent the prohibition against prepayment set forth in Section 2.4.1 and Borrower, such purchaser at foreclosure or other Person shall pay the Yield Maintenance Premium, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents. The full amount of any such prepayment shall be applied by Lender toward the payment of interest and/or principal of any of the Components and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall deem proper.

Section 2.5 Defeasance.

2.5.1 Conditions to Defeasance. (a) Provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time after the Release Date and prior to Permitted Prepayment Date to voluntarily defease the entire Loan and obtain a release of the lien of the Mortgage by providing Lender with the Defeasance Collateral (hereinafter, a “Defeasance Event”), subject to the satisfaction of the following conditions precedent:

(i) Borrower shall provide Lender not less than thirty (30) days notice (or such shorter period of time if permitted by Lender in its sole discretion) specifying a date (the “Defeasance Date”) on which the Defeasance Event is to occur;

(ii) Borrower shall pay to Lender (A) all payments of principal and interest due on the Loan to and including the Defeasance Date and (B) all other sums, then due under the Note, this Agreement, the Mortgage and the other Loan Documents;

(iii) Borrower shall deposit the Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.5.2 and 2.5.3 hereof;

(iv) Borrower shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;

(v) Borrower shall deliver to Lender an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral, (B) if a Securitization has occurred, the REMIC Trust formed pursuant to such

Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of a Defeasance Event pursuant to this Section 2.5, (C) the Defeasance Event will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for federal income tax purposes, (D) delivery of the Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the Bankruptcy Code or applicable state law and (E) a non-consolidation opinion with respect to the Successor Borrower,

(vi) Borrower shall deliver to Lender a Rating Agency Confirmation as to the Defeasance Event;

(vii) Borrower shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.5 have been satisfied;

(viii) Borrower shall deliver a certificate of a “Big Four” or other nationally recognized public accounting firm acceptable to Lender certifying that the Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(ix) Borrower shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

(x) Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including Lender’s reasonable attorneys’ fees and expenses and Rating Agency fees and expenses.

(b) If Borrower has elected to defease the Note and the requirements of this Section 2.5 have been satisfied, the Property shall be released from the lien of the Mortgage and the Defeasance Collateral pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Note. In connection with the release of the Lien, Borrower shall submit to Lender, not less than fifteen (15) days prior to the Defeasance Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying to Borrower’s actual knowledge that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses association with the release of the lien of the Mortgage, including Lender’s reasonable attorneys’ fees. Except as set forth in this Section 2.5 or in connection with a prepayment of the Debt in full described in and permitted by Section 2.4.1 and Section 2.4.2, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the lien of the Mortgage on the Property.

2.5.2 Defeasance Collateral Account. On or before the date on which Borrower delivers the Defeasance Collateral, Borrower shall open at any Eligible Institution the defeasance collateral account (the “Defeasance Collateral Account”) which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Defeasance Collateral, and (ii) cash from interest and principal paid on the Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral shall be paid over to Lender on each Monthly Payment Date and applied first to accrued and unpaid interest and then to principal. Any cash from interest and principal paid on the Defeasance Collateral not needed to pay the Scheduled Defeasance Payments shall be paid to Borrower. Borrower shall cause the Eligible Institution at which the Defeasance Collateral is deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Defeasance Collateral in accordance with this Agreement. The Borrower or Successor Borrower, as applicable, shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

2.5.3 Successor Borrower. In connection with a Defeasance Event under this Section 2.5, Borrower shall, if required by the Rating Agencies or if Borrower elects to do so, establish or designate a successor entity (the “Successor Borrower”) which shall be a single purpose bankruptcy remote entity and which shall be approved by the Rating Agencies. Any such Successor Borrower may, at Borrower’s option, be an Affiliate of Borrower unless the Rating Agencies shall require otherwise. Borrower shall transfer and assign all obligations, rights and duties under and to the Note, together with the Defeasance Collateral to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay a minimum of $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Security Agreement. Borrower shall pay all costs and expenses incurred by Lender, including Lender’s attorney’s fees and expenses, incurred in connection therewith.

III. REPRESENTATIONS AND WARRANTIES

Section 3.1 Borrower Representations.

Borrower represents and warrants that as of the Closing Date:

3.1.1 Organization. (a) Each of Borrower and each SPC Party is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby.

(b) Borrower’s exact legal name is correctly set forth in the first paragraph of this Agreement. Borrower is an organization of the type specified in the first paragraph of this Agreement. Borrower is incorporated or organized under the laws of the state specified in the first paragraph of this Agreement. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth in the first paragraph of this Agreement (unless Borrower notifies Lender within five (5) Business Days after the date of such change). Borrower’s organizational identification number, if any, assigned by the state of its incorporation or organization is 1611765. Borrower’s federal tax identification number is 52-1685931. Borrower is not subject to back-up withholding taxes.

3.1.2 Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by Borrower and constitute a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.1.3 No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by Borrower and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Borrower’s organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to Borrower, or result in the creation or imposition of any lien on any of Borrower’s assets or property (other than pursuant to the Loan Documents).

3.1.4 Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower’s actual knowledge, threatened against Borrower in any court or by or before any other Governmental Authority which would materially and adversely affect the ability of Borrower to carry out the transactions contemplated by this Agreement.

3.1.5 Agreements. Borrower is not in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default would materially and adversely impair Borrower’s ability to repay the Loan or Lender’s ability to enforce its rights and remedies under the Loan Documents.

3.1.6 Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, this Agreement or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.

3.1.7 Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected lien on the Property, subject only to Permitted Encumbrances and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances. There are no mechanics’, materialman’s or other similar liens or claims which have been filed for work, labor or materials affecting the Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage. None of the Permitted Encumbrances, individually or in the aggregate, materially impair the use or operations of the Property or impair Borrower’s ability to pay its obligations in a timely manner.

3.1.8 No Plan Assets. As of the date hereof and throughout the term of the Loan (a) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to Title I of ERISA, or a “plan” as defined in Section 4975 of the Code, (b) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101 (the “Plan Assets Regulation”), and (c) transactions by or with Borrower are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans, as defined in Section 3(32) of ERISA.

3.1.9 Compliance. Except as otherwise disclosed in writing prior to the Closing Date by Borrower to Lender, Borrower and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and Prescribed Laws. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which would materially adversely affect Borrower’s ability to repay the Loan or Lender’s ability to enforce its rights and remedies under the Loan Documents. Borrower has not committed any act which may give any Governmental Authority the right to cause Borrower to forfeit the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

3.1.10 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports, and (iii) have been prepared in accordance with GAAP throughout the periods covered (as to the audited financial statements of Borrower (all of the other foregoing financial information is prepared in accordance with reasonable and sound accounting practices, to the extent accounting practices apply)), except as disclosed therein. Except for the Permitted Encumbrances, Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Property or the operation thereof, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or the Property from that set forth in said financial statements.

3.1.11 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s actual knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

3.1.12 Utilities and Public Access. The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses.

3.1.13 Separate Lots. The Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of the Property.

3.1.14 Assessments. Except as disclosed in the Title Policy, there are no pending, or to Borrower’s actual knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

3.1.15 Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

3.1.16 Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Property and collect Rents. Other than Borrower, no Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

3.1.17 Insurance. Borrower has obtained and has delivered to Lender original or certified copies of all of the Policies or so-called “Acord” certificates evidencing coverage thereof, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

3.1.18 Licenses. All permits and approvals, including without limitation, certificates of occupancy required by any Governmental Authority for the use, occupancy and operation of the Property in the manner in which the Property is currently being used, occupied and operated have been obtained and are in full force and effect.

3.1.19 Flood Zone. None of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency as a special flood hazard area.

3.1.20 Physical Condition. To Borrower’s actual knowledge and except as otherwise identified in the Property Condition Report, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

3.1.21 Boundaries. Except as may be shown on the Survey, all of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the improvements, so as to materially and adversely affect the value or marketability of the Property except those which are insured against by title insurance.

3.1.22 Leases. Borrower represents and warrants to Lender with respect to the Leases that: (a) the rent roll attached hereto as Schedule I is true, complete and correct and the Property is not subject to any Leases other than the Leases described in Schedule I , (b) the Leases identified on Schedule I are in full force and effect and to Borrower’s actual knowledge, there are no defaults thereunder by either party, (c) the copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto, (d) no Rent (including security deposits) has been paid more than one (1) month in advance of its due date, (e) all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant, (f) except as otherwise disclosed in writing prior to the Closing Date by Borrower to Lender, any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant and (g) all security deposits are being held in accordance with Legal Requirements.

3.1.23 Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or are being paid simultaneously herewith.

3.1.24 Single Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

(a) Borrower does not own and will not own any asset or property other than (i) the Property, and (ii) incidental personal and intangible property necessary for the ownership or operation of the Property.

(b) Borrower will not engage in any business other than the acquisition, development, ownership, operating, leasing, management, maintenance, holding, selling and otherwise dealing with the Property and entering into the Loan, and activities incidental thereto and Borrower will conduct and operate its business as presently conducted and operated.

(c) Borrower will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except in the ordinary course of business and upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

(d) Borrower has not incurred and will not incur any Indebtedness other than (i) the Debt, Taxes and Other Charges, (ii) unsecured trade payables and operational debt not evidenced by a note and in an aggregate amount not exceeding $500,000.00 at any one time (not including trade payables Borrower is contesting in good faith up to an aggregate amount of $250,000.00 and (iii) Indebtedness incurred in the financing of equipment and other personal property used on the Property with annual payments not exceeding $150,000.00 in the aggregate; provided that any Indebtedness incurred pursuant to subclauses (ii) and (iii) shall be (x) not more than sixty (60) days past due and (y) incurred in the ordinary course of business. No Indebtedness other than the Debt may be secured (subordinate or pari passu) by the Property.

(e) Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party) but provided that this shall not prohibit tenant allowances pursuant to Leases permitted under this Agreement, and shall not acquire obligations or securities of its Affiliates or any other Person (other than cash or investment grade securities).

(f) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due to the extent of available funds.

(g) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any constituent party to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such constituent party without the prior written consent of Lender in any manner that (i) violates the single purpose covenants set forth in this Section 3.1.24, or (ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Loan is outstanding or by its terms cannot be modified without Lender’s consent

(h) Borrower will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party. Borrower’s assets will not be listed as assets on the financial statement of any other Person, provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall be listed on Borrower’s own separate balance sheet. Borrower will file its own tax returns (to the extent Borrower is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person. Borrower shall maintain all Pennsylvania limited partnership formalities.

(i) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other, shall maintain and utilize separate stationery, invoices and checks bearing its own name and shall allocate fairly and reasonably any overhead for shared office space, provided, however, to the extent invoices for such services are not allocated and separately billed to each entity, there is a system in place that provides that the amount thereof that is to he allocated among the relevant parties will be reasonably related to the services provided to each such party. The invoices, checks and stationery utilized by Borrower or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being Borrower’s agent.

(j) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(k) Neither Borrower nor any constituent party will seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Borrower.

(l) Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any other Person, and will hold all of its assets in its own name.

(m) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(n) Borrower will not guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o) (i) If Borrower is a limited partnership or a limited liability company (other than a single member limited liability company), each general partner or managing member (each, an “SPC Party”) shall be a limited liability company or corporation whose sole asset is its interest in Borrower and each such SPC Party will at all times comply (except as to Borrower General Partner with respect to Section 3.1.24(a), (b), (d) and (n) above), and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 3.1.24 as if such representation, warranty or covenant was made directly by such SPC Party (except as to Borrower General Partner with respect to Section 3.1.24(a), (b), (d) and

(n) above). Upon the withdrawal or the disassociation of an SPC Party from Borrower, Borrower shall immediately appoint a new SPC Party whose articles of organization or incorporation, as applicable, are substantially similar to those of such SPC Party and deliver a new non-consolidation opinion to the Rating Agency or Rating Agencies, as applicable, with respect to the new SPC Party and its equity owners.

(ii) If Borrower or SPC Party is a single member limited liability company, such Borrower or SPC Party shall have at least two (2) springing members, one of which, upon the dissolution of such sole member or the withdrawal or the disassociation of the sole member from such Borrower or SPC Party, shall immediately become the sole member of such Borrower or SPE Party, and the other of which shall become the sole member of such Borrower or SPC Party if the first such springing member no longer is available to serve as such sole member.

(p) Borrower shall at all times cause there to be at least two duly appointed members of the board of directors or independent managers, as applicable, who are provided by a nationally-recognized company that provides professional independent directors (Lender hereby approves of the use of Entity Services as the provider for independent directors) (each, an “Independent Director”) of each SPC Party who shall not have been at the time of such individual’s appointment or at any time while serving as a director of such SPC Party and Borrower, and may not have been at any time during the preceding five years (i) a stockholder, director (other than as an Independent Director of SPC Party), officer, employee, partner, member, attorney or counsel of such SPC Party, Borrower or any Affiliate of any of them, (ii) a creditor, customer, supplier or other Person who derives any of its purchases or revenues from its activities with such SPC Party, Borrower or any Affiliate of any of them (other than his or her service as an Independent Director of SPC Party), (iii) a Person or other entity controlling or under common control with any such stockholder, partner, member, creditor, customer, supplier or other Person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, creditor, customer, supplier or other Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

(q) Borrower shall not cause or permit the board of directors, partners or members, as applicable, of any SPC Party and Borrower to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock or under any organizational document of Borrower or SPC Party, requires a vote of the board of directors, partners or members, as applicable, of each SPC Party and Borrower unless at the time of such action there shall be at least two members who are each an Independent Director.

(r) Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Insolvency Opinion shall be true and correct in all respects. In connection with the foregoing, Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding the Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all the representations, warranties and covenants in this Section 3.1.24, and (iii) all the organizational documents of the Borrower and any SPC Party.

(s) Borrower will not permit any Affiliate or constituent party independent access to its bank accounts except for the Manager, as agent, pursuant to the terms of the Management Agreement.

(t) Borrower shall pay the salaries of its own employees (if any) from its own funds and maintain a sufficient number of employees (if any) in light of its contemplated business operations.

(u) Borrower shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred.

(v) Borrower shall not pledge its assets for the benefit of any other Person.

(w) Borrower shall not form, acquire, or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity.

3.1.25 Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax return required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

3.1.26 Solvency. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities, The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

3.1.27 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

3.1.28 Organizational Chart. The organizational chart attached as Schedule III hereto, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof

3.1.29 Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

3.1.30 No Other Debt. Borrower has not borrowed or received debt financing (other than permitted pursuant to this Agreement) that has not been heretofore repaid in full.

3.1.31 Investment Company Act. Borrower is not (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

3.1.32 Access/Utilities. All public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property. All roads necessary for the full utilization of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Property.

3.1.33 No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and Borrower does not have any knowledge of any Person contemplating the filing of any such petition against it.

3.1.34 Full and Accurate Disclosure. To Borrower’s actual knowledge, no information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of Borrower pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.1.35 Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

3.1.36 Fraudulent Transfer. Borrower (a) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. The assets of Borrower do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts reasonably expected to be payable on or in respect of its obligations).

3.1.37 No Change in Facts or Circumstances; Disclosure. To Borrower’s actual knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects the business operations or the financial condition of Borrower or the Property.

3.1.38 Management Agreement. All of the representations and warranties with respect to the Management Agreement set forth in Article VII of this Agreement are true and correct in all respects.

3.1.39 Perfection of Accounts. Borrower hereby represents and warrants to Lender that:

(a) This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Accounts (as defined in the Cash Management Agreement) in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Accounts;

(b) The Accounts constitute “deposit accounts” or “securities accounts” within the meaning of the Uniform Commercial Code, as set forth in the Cash Management Agreement;

(c) Pursuant and subject to the terms hereof, Agent has agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Accounts and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

(d) The Accounts are not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to Agent’s complying with instructions with respect to the Accounts from any Person other than Lender.

3.1.40 Borrower Entity/Separateness. Borrower hereby represents with respect to Borrower, from the date of formation of Borrower on March 28, 1990 to the date of this Agreement as follows:

(a) Borrower’s business has been limited solely to (i) acquiring, owning, developing, holding, leasing, financing, operating and managing the Property, (ii) entering into financings and refinancings of the Property and (iii) transacting any and all lawful business that was incident, necessary and appropriate to accomplish the foregoing.

(b) Borrower has not engaged in any business other than as set forth in (a) above.

(c) Borrower has not owned any asset or property other than (i) the Property, and (ii) incidental personal and intangible property reasonably necessary for and used or to be used in connection with the ownership or operation of the Property.

(d) Borrower has not entered into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower, any owner of Borrower, any guarantors of the obligations of Borrower or any Affiliate of any such constituent party, owner or guarantor (individually, a “Borrower Related Party” and collectively, the “Borrower Related Parties”), except upon terms and conditions that are commercially reasonable.

(e) Borrower has not made any loans or advances to any Person and has not acquired obligations or securities of any Borrower Related Party (other than cash or investment-grade securities).

(f) Borrower has paid its debts and liabilities (including, as applicable, share personnel and overhead expenses) from its assets as the same have become due except for the debts permitted under Section 3.1.24(d) of this Agreement.

(g) Borrower has done or caused to be done all things necessary to observe organizational formalities and preserve its existence.

(h) Borrower has maintained all of its books, records, financial statements and bank accounts in accordance with the provisions of this Agreement, and Borrower’s assets have not been listed as assets on the financial statement of any other Person. Borrower has filed its own tax returns and has not filed a consolidated federal income tax return with any other Person. Borrower has maintained all Pennsylvania partnership formalities.

(i) Borrower has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Borrower Related Party), has corrected any known misunderstanding regarding its status as a separate entity, has conducted its business in its own name, has not identified itself or any of its Affiliates as a division or part of the other, has maintained and utilized separate invoices and checks.

(j) Borrower has not commingled its assets with those of any other Person and has held all of its assets in its own name.

(k) Borrower has not guaranteed or become obligated for the debts of any other Person and has not held itself out as being responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(l) Borrower has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Borrower Related Party, provided, however, to the extent invoices for such services are not allocated and separately billed to each entity, there is a system in place that provides that the amount thereof that is to be allocated among the relevant parties will be reasonably related to the services provided to each such party. The invoices, checks and stationery utilized by Borrower or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being Borrower’s agent.

(m) Borrower has not pledged its assets for the benefit of any other Person other than with respect to loans secured by the Property and no such pledge remains outstanding except in connection with the Loan.

(n) Borrower has maintained a sufficient number of employees in light of its contemplated business operations and has paid the salaries of its own employees from its own funds.

(o) Borrower has not made loans to any other person or has bought or held evidence of indebtedness issued by any other person or entity that are still outstanding except for tenant allowances permitted under Section 3.1.24(e) of this Agreement.

(p) Intentionally Deleted.

(q) Borrower has not incurred any indebtedness that is still outstanding other than (i) indebtedness that is permitted under the Loan Documents and (ii) indebtedness satisfied as of the date hereof

(r) Borrower has received a Phase One environmental audit for the Property and no such environmental audit has indicated any area of environmental concern which has not been corrected in full.

(s) Except for guarantees permitted under the Loan Documents, no Affiliate of Borrower has guaranteed indebtedness of Borrower that is still outstanding other than those described in the Insolvency Opinion.

3.1.41 Owner Entity/Trailing Liabilities. Except for that certain lawsuit between Borrower and Deutsche Bank Trust Company Americas which is concurrently herewith being jointly dismissed with prejudice, (a) Borrower is not now party to any lawsuit, arbitration or adversarial legal proceeding except (i) lawsuits, arbitrations or legal proceedings which have been dismissed with prejudice (and for which the time period for any and all appeals has expired), (ii) lawsuits, arbitrations or legal proceedings which have been paid or satisfied in full, (iii) lawsuits, arbitrations or legal proceedings for which Borrower’s liability is fully covered by Borrower’s insurance, or (iv) bankruptcy proceedings in which Borrower is or was a creditor or proceedings in which Borrower is or was a plaintiff ( provided no counterclaims or crossclaims have been asserted against Borrower).

(b) No judgments or liens of any nature are filed against or imposed upon Borrower or any of its property or assets, except for tax liens with respect to taxes that are not yet due and payable and liens disclosed in the Title Policy.

(c) Intentionally deleted.

(d) Borrower is not involved in any dispute with any taxing authority other than normal appeals relating to (i) valuation for ad valorem tax purposes and (ii) calculations of sales tax on utility consumption.

(e) Borrower has no material contingent or actual obligations not related to the Property.

(f) Borrower is and, since its formation has been duly formed, validly existing, and in good standing under the laws of the State of Pennsylvania.

(g) Borrower is not delinquent in the payment of any Taxes.

3.1.42 REA. The REA is in full force and effect and neither Borrower nor to Borrower’s knowledge, any other party to the REA, is in default thereunder, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Except as set forth on Schedule VI, the REA has not been modified, amended or supplemented.

Section 3.2 Survival of Representations. The representations and warranties set forth in Section 3.1 shall survive, and any covenants contained in Section 3.1 shall continue, for so long as any amount remains payable to Lender under this Agreement or any of the other Loan Documents.

Section 3.3 Mezzanine Loan. Notwithstanding the foregoing provisions of this Article 3, Borrower shall not be deemed to have violated any of the foregoing representations by signing the Senior Mezzanine Note, the Junior A Mezzanine Note, the Junior B Mezzanine Note, the Senior Mezzanine Loan Agreement, the Junior A Mezzanine Loan Agreement and the Junior B Mezzanine Loan Agreement in connection with the Senior Mezzanine Loan, the Junior A Mezzanine Loan and the Junior B Mezzanine Loan.

IV. BORROWER COVENANTS

Section 4.1 Borrower Affirmative Covenants.

Borrower hereby covenants and agrees with Lender that:

4.1.1 Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to it and the Property, including, without limitation, Prescribed Laws.

4.1.2 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable, provided , however , Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 6.2 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent; provided , however , that

Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 6.2 hereof. Borrower shall not permit or suffer and shall promptly discharge any lien or charge against the Property; however, after prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the Property; and (vi) Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred twenty-five percent (125%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the good faith judgment of Lender, the entitlement of such claimant is established.

4.1.3 Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings known to Borrower, pending or threatened in writing against Borrower which would materially adversely affect the Property or Borrower’s ability to perform its obligations hereunder or under the other Loan Documents.

4.1.4 Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

4.1.5 Further Assurances; Supplemental Mortgage Affidavits. Borrower shall, at Borrower’s sole cost and expense:

(a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

(b) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

4.1.6 Financial Reporting.

(a) Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, reflecting the financial affairs of Borrower. Lender shall have the right from time to time during normal business hours upon reasonable written notice (but no more than twice per year when there is no occurrence and continuance of an Event of Default) to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire.

(b) Borrower shall furnish Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of Borrower’s annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender prepared in accordance with GAAP covering the Property, including statements of income and expense and cash flow for Borrower and the Property and a balance sheet for Borrower. Borrower’s annual financial statements shall be accompanied by an Officer’s Certificate stating that such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Property. Together with Borrower’s annual financial statements, Borrower shall furnish to Lender an Officer’s Certificate certifying as of the date thereof whether to Borrower’s actual knowledge each such financial statement is true, correct and complete in all respects. In addition, Borrower shall provide Lender with the annual financial statements of Senior Mezzanine Borrower, Junior A Mezzanine Borrower, Junior B Mezzanine Borrower and Guarantor, each accompanied by an Officer’s Certificate certifying that each such financial statement is true, correct and complete in all respects.

(c) Borrower will furnish Lender on or before the forty-fifth (45th) day after the end of each fiscal quarter (based on Borrower’s Fiscal Year), the following items, accompanied by an Officer’s Certificate, certifying that such items are true, correct, accurate and complete and fairly present the financial condition and results of the operations of Borrower and the Property in accordance with GAAP as applicable:

(i) a comparative balance sheet for Borrower illustrating the current quarter-end position and the position at the beginning of Borrower’s fiscal year;

(ii) an income statement illustrating the most current month of operations and the fiscal year-to-date operations for Borrower;

(iii) a cash flow statement indicating the fiscal year-to-date cash flow of Borrower;

(iv) a comparison of the budgeted income and expenses and the actual income and expenses for such month and year to date for the Property, together with a detailed explanation of any variances of more than the greater of five percent (5%) or $10,000.00 between budgeted and actual year-to-date amounts;

(v) a comparison of the actual income and expenses for the current year to date and the actual income and expenses for the comparable period of the previous year for the Property;

(vi) a current rent roll for the Property; and

(vii) an aged accounts receivable report for payments due from Tenants at the Property.

(d) Borrower will furnish Lender on or before the twenty-fifth (25th) day after the end of each calendar month, the following items, accompanied by an Officer’s Certificate, certifying that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Property in a manner consistent with GAAP, as applicable:

(i) monthly and year-to-date statements of income and expense and cash flow prepared for such month with respect to the Property;

(ii) a current rent roll for the Property; and

(iii) any notice received from a Tenant threatening non-payment of Rent or other default, alleging or acknowledging a default by landlord.

(e) Borrower shall submit the Annual Budget to Lender not later than thirty (30) days prior to the commencement of each Fiscal Year. Lender shall have the right to approve each Annual Budget covering any period of time after the Closing Date, which approval shall not be unreasonably withheld, conditioned or delayed. Annual Budgets approved by Lender shall hereinafter be referred to as an “Approved Annual Budget.” In the event that Borrower incurs an Unbudgeted Expense, then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Unbudgeted Expense for Lender’s approval.

(f) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Property and the financial affairs of Borrower as may be reasonably requested by Lender.

4.1.7 Title to the Property. Borrower will warrant and defend the validity and priority of the Liens of the Mortgage and the Assignment of Leases on the Property against the claims of all Persons whomsoever, subject only to Permitted Encumbrances.

4.1.8 Estoppel Statement.

(a) After request by Lender, Borrower shall within five (5) Business Days furnish Lender with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) to Borrower’s actual knowledge, any offsets or defenses to the payment of the Debt, if any, (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification and (vi) if to Borrower’s actual knowledge, there are any Events of Default under the Loan.

(b) After request by Borrower, Lender shall within ten (10) Business Days furnish Borrower with a statement, duly acknowledged and certified, stating (i) the unpaid principal amount of the Note, (ii) the Interest Rate of the Note, (iii) the date installments of interest and/or principal were last paid, (iv) whether or not Lender has sent any notice of default under the Loan Documents which remains uncured in the opinion of Lender and (v) if to Lender’s actual knowledge, there are any Events of Default under the Loan.

(c) Borrower shall use commercially reasonable efforts to deliver to Lender, upon thirty (30) days’ request, an estoppel certificate from each Tenant under any Lease; provided that such certificate may be in the form required under such Lease; provided further that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year or two (2) times in any calendar year in which a Securitization occurs.

(d) Borrower shall deliver to Lender, upon request, estoppel certificates from each party to the REA; provided, however, that such certificates may be in the form required under the REA; provided further that Borrower shall not be required to deliver such certificates more than three (3) times during the term of the Loan and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).

4.1.9 Leases.

(a) All Leases and all renewals of Leases executed after the date hereof shall (i) provide for rental rates comparable to existing local market rates for similar properties taking into account the other terms of the Lease, (ii) be on commercially reasonable terms, (iii) provide that such Lease is subordinate to the Mortgage and that the lessee will attorn to Lender and any purchaser at a foreclosure sale and (iv) not contain any terms which would materially adversely affect Lender’s rights under the Loan Documents. All Major Leases and all renewals, amendments and modifications thereof executed after the date hereof shall be subject to Lender’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that Borrower may, without Lender’s consent (x) enter into renewals, modifications, amendments, expansions and terminations of existing Leases that are not Major Leases and (y) enter into new Leases that are not Major Leases. Lender shall execute and deliver a Subordination Non-Disturbance and Attornment Agreement in the form annexed as Schedule IV to Tenants under future Leases approved or deemed approved by Lender promptly upon request with such commercially reasonable changes as may be requested by Tenants, from time to time, and which are reasonably acceptable to Lender. All Leases that are not Major Leases which provide for tenant improvements, tenant allowances and leasing commissions, in the aggregate in excess of $50.00 per rentable square foot, are subject to Lender’s prior approval, such approval not to be unreasonably withheld, conditioned or delayed. Moreover, it shall be reasonable for Lender to withhold its approval of any Lease which provides for an excess of $50.00 per rentable square foot for tenant improvements, tenant allowances and leasing commissions in the aggregate unless Borrower provides Lender evidence that it has the financial ability (e.g., adequate funds on deposit with Senior Mezzanine Lender which are available for the payment of same) to fund such excess before Lender disburses same out of the various Reserve Funds.

(b) Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall use commercially reasonable efforts to enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner, provided , however , Borrower shall not terminate or accept a surrender of a Major Lease without Lender’s prior approval which approval shall not be unreasonably withheld, delayed or conditioned provided further, however, that it shall not be unreasonable for Lender to withhold its approval if the Senior Mezzanine Lender or the Junior A Mezzanine Lender or the Junior B

Mezzanine Lender (or any holder of any loan which refinanced such mezzanine loans) do not approve such termination or surrender, (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits and lease termination payments permitted under Leases permitted hereunder); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (v) shall hold all security deposits under all Leases in accordance with Legal Requirements. Upon request, Borrower shall furnish Lender with executed copies of all Leases.

(c) Notwithstanding anything to the contrary contained in this Section 4.1.9:

(i) whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.1.9, Borrower shall have the right to submit a term sheet for any Major Lease or any renewal, modification or amendment thereof to Lender for Lender’s approval, such approval not to be unreasonably withheld, delayed or conditioned. Any such term sheet submitted to Lender shall set forth all material terms of the proposed Major Lease (or renewal, modification or amendment thereof) including, without limitation, identity of tenant, square footage, term, rent, rent credits, abatements, work allowances and tenant improvements to be constructed by Borrower and include a request containing a legend in bold letters stating that upon Lender’s failure to respond within ten (10) Business Days the lease transaction described in the term sheet shall be deemed consented to and approved. Lender shall respond within ten (10) Business Days after Lender’s receipt of Borrower’s written request for approval or consent of such term sheet. If Lender fails to respond to such request within ten (10) Business Days, Lender shall be deemed to have approved or consented to such term sheet;

(ii) whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.1.9 for any matter that Lender has not previously approved a term sheet pursuant to Section 4.1.9(c)(i) above, Lender shall respond within ten (10) Business Days after Lender’s receipt of Borrower’s written request for such approval or consent which contains a legend in bold letters stating that Lender’s failure to respond within ten (10) Business Days shall be deemed consent or approved. If Lender fails to respond to such request within ten (10) Business Days, Lender shall be deemed to have approved or consented to the matter for which lender’s consent or approval was sought;

(iii) whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.1.9 for any matter that Lender has previously approved a term sheet pursuant to Section 4.1.9(c)(i) above, Lender shall respond within ten (10) Business Days after Lender’s receipt of Borrower’s written request for such approval or consent containing a legend in bold letters stating that Lender’s failure to respond within ten (10) Business Days shall be deemed consent or approval. If Lender fails to respond to such request within ten (10) Business Days, Lender shall be deemed to have approved or consented to the matter for which Lender’s consent or approval was sought. The ten (10) Business Day periods contained in this subsection (iii) shall be reduced to three (3) Business Days if the matter involves a new Major Lease or an amended and restated Major Lease, a term sheet is approved, a blacklined copy of the new document against the Approved Lease Form is delivered to Lender and an Officer’s Certificate is delivered to Lender, in each case indicating that the new document’s only differences with the Approved Lease Form are as reflected in the approved term sheet and those which do not materially adversely affect the Property, Borrower or Lender;

(iv) in the event that Lender shall have approved (or be deemed to have approved) a term sheet submitted by Borrower with respect to a certain Lease, Lender shall not withhold its approval or consent with respect to such Lease on the basis of any provisions of such Lease dealing with the items contained in the approved term sheet or any other provisions which do not materially adversely affect the Property, Borrower or Lender; and

(v) Borrower shall have the right, without the consent or approval of Lender in any instance, to terminate or accept a surrender of any Lease that is not a Major Lease.

4.1.10 Alterations. Lender’s prior approval shall be required in connection with any alterations to any Improvements (except tenant improvements under any Lease approved by Lender or under any Lease for which approval was not required by Lender under this Agreement) (a) that is likely to have a material and adverse effect on Borrower’s financial condition, the value of the Property or the ongoing revenues and expenses of the Property or (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) Letters of Credit (iii) U.S. Obligations, (iv) other securities acceptable to Lender, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, or (v) a completion bond, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold.

4.1.11 Intentionally Omitted.

4.1.12 Material Agreements. Borrower shall (a) promptly perform and/or observe all of the material covenants and agreements required to be performed and observed by it under each Material Agreement to which it is a party, and do all things necessary to preserve and to keep unimpaired its rights thereunder, (b) promptly notify Lender in writing of the giving of any notice of any default by any party under any Material Agreement of which it is aware and (c) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement to which it is a party in a commercially reasonable manner.

4.1.13 Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Borrower without the prior consent of Lender.

4.1.14 Costs of Enforcement/Remedying Defaults. In the event (a) that the Mortgage is foreclosed in whole or in part or the Note or any other Loan Document is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any

Lien or Mortgage prior to or subsequent to the Mortgage in which proceeding Lender is made a party, (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or Guarantor or an assignment by Borrower or Guarantor for the benefit of its creditors, or (d) Lender shall remedy or attempt to remedy any Event of Default hereunder, Borrower shall be chargeable with and agrees to pay all out of pocket costs incurred by Lender as a result thereof, including costs of collection and defense (including reasonable attorneys’, experts’, consultants’ and witnesses’ fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable on ten (10) days’ notice from Lender, together with interest thereon from the date incurred by Lender at the Default Rate, and together with all required service or use taxes.

4.1.15 Business and Operations. Borrower will continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership and leasing of the Property. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership and leasing of the related Property. Borrower shall at all times cause the Property to be maintained as a first class office building.

4.1.16 Loan Fees.

Borrower shall pay all fees and costs required of Borrower pursuant to the terms of that certain commitment letter between Thomas Development Partners, L.P., DB Realty Mezzanine Investment Fund II, LLC and Morgan Stanley Mortgage Capital Inc. dated June 3, 2003.

Section 4.2 Borrower Negative Covenants.

Borrower covenants and agrees with Lender that:

4.2.1 Due on Sale and Encumbrance; Transfers of Interests. Except with respect to the Senior Mezzanine Loan, the Junior A Mezzanine Loan and the Junior B Mezzanine Loan, without the prior written consent of Lender, Borrower or any other Person having a direct or indirect ownership or beneficial interest in Borrower shall not sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer any interest, direct or indirect, in the Borrower, the Property or any part thereof, whether voluntarily or involuntarily, in violation of the covenants and conditions set forth in the Mortgage and this Agreement. Borrower shall not be deemed to have violated this Section 4.2.1 in connection with Borrower’s execution and delivery of the Senior Mezzanine Note, the Junior A Mezzanine Note, the Junior B Note, the Senior Mezzanine Loan Agreement, the Junior A Mezzanine Loan Agreement, the Junior B Loan Agreement, the mezzanine cash management agreements executed in connection with the foregoing and the pledge agreements delivered on the Closing Date in connection with the foregoing (which pledge agreements are not executed by Borrower). Notwithstanding the foregoing, Lender’s consent shall not be required for the refinancing of the Senior Mezzanine Loan, the Junior A Mezzanine Loan and the Junior B Mezzanine Loan provided (i) the amount of the new financing shall not exceed the amount necessary to satisfy in full the Senior Mezzanine Loan, the Junior A Mezzanine Loan and the Junior B Mezzanine Loan, including normal and customary costs and reasonable fees of the new lender, (ii) the new lender is a Qualified Transferee; (iii) the loan documents for the refinanced mezzanine loans do not impose a materially greater burden on Borrower, Senior Mezzanine Borrower, Junior A Mezzanine Borrower or the Junior B Mezzanine Borrower, and (iv) an intercreditor agreement satisfactory to Lender is executed and delivered between Lender and the new mezzanine lender(s); provided, however, that in the event that the proposed refinancing exceeds the amount in clause (i) above or the proposed lender is not a Qualified Transferee, Borrower may nonetheless proceed with such refinancing if Borrower obtains Lender’s consent (not to be unreasonably withheld, conditioned or delayed) and, if a Securitization has occurred, Borrower has obtained a Rating Agency Confirmation with respect thereto.

4.2.2 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property except for Permitted Encumbrances.

4.2.3 Dissolution. Borrower shall not (i) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (ii) engage in any business activity not related to the ownership and operation of the Property, (iii) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower except to the extent expressly permitted by the Loan Documents, or (iv) cause, permit or suffer any SPC Party to (A) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such SPC Party would be dissolved, wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the certificate of formation or operating agreement of such SPC Party to delete, amend or otherwise modify the single purpose entity covenants set forth in Section 3.1.24 or those provisions which pursuant to such formation or operating agreements cannot be modified without Lender’s consent, in each case without obtaining the prior consent of Lender.

4.2.4 Change in Business. Borrower shall not enter into any line of business other than the ownership and operation of the Property and matters incidental thereto.

4.2.5 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

4.2.6 Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

4.2.7 Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender, not to be unreasonably withheld.

4.2.8 Assets. Borrower shall not purchase or own any property other than the Property and any property necessary or incidental for the operation of the Property.

4.2.9 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a tax lot separate from the Property, and (ii) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

4.2.10 Principal Place of Business. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without promptly thereafter notifying Lender in writing.

4.2.11 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the ERISA; or Section 4975 of the Code.

(b) Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “plan” within the meaning of Section 4975 of the Code; (B) Borrower is not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans as defined in Section 3(32) of ERISA; and (C) one or more of the following circumstances is true:

(i) Equity interests in Borrower are publicly offered securities, within the meaning of the Plan Assets Regulation;

(ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower is held by “benefit plan investors” within the meaning of the Plan Assets Regulation; or

(iii) Borrower qualifies as an “operating company,” a “venture capital operating company” or a “real estate operating company” within the meaning of the Plan Assets Regulation.

4.2.12 Material Agreements. Borrower shall not, without Lender’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned: (a) increase or consent to the increase of the amount of any charges under any Material Agreement to which it is a party, except as provided therein or on an arms’-length basis and commercially reasonable terms; or (b) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement to which it is a party in any material respect, except on an arms’-length basis and commercially reasonable terms.

4.2.13 REA. Borrower agrees that without the prior consent of Lender, Borrower will not execute modifications to the REA if such modification will have a material adverse effect on the use, operation or value (including the underwritable cash flow) of the Property, taken as a whole, or the ability of Borrower to pay its obligations in respect of the Loan.

V. INSURANCE, CASUALTY AND CONDEMNATION

Section 5.1 Insurance.

5.1.1 Insurance Policies. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

(i) comprehensive all risk insurance on the Improvements and the personal property at the Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and personal property at the Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Twenty-Five Thousand and No/100 Dollars ($25,000) for all such insurance coverage; and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

(ii) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a per occurrence limit of One Million and No/100 Dollars ($1,000,000) and a general aggregate, excluding umbrella coverage, of not less than Two Million and No/100 Dollars ($2,000,000) and (B) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all insured contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgage to the extent the same is available;

(iii) business income insurance (A) with loss payable to Lender, (B) covering all risks required to be covered by the insurance provided for in subsection (i) above for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income from the Property for a period from the date of loss to a date (assuming total destruction) which is twelve (12) months from the date that the Property is repaired or replaced and operations are resumed. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided , however , that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v) to the extent the risks to be covered thereby are not already covered by the Policies maintained by Borrower, workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least One Million and No/100 Dollars ($1,000,000) per accident and per disease per employee, and One Million and No/100 Dollars ($1,000,000) for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) umbrella liability insurance in addition to primary coverage in an amount not less than Twenty-Five Million and No/100 Dollars ($25,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and (viii) below;

(viii) motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000) (if applicable);

(ix) so-called “dramshop” insurance or other liability insurance required in connection with the sale of alcoholic beverages (if applicable),

(x) insurance against employee dishonesty in an amount not less than one (1) month of gross revenue from the Property and with a deductible not greater than One Hundred Thousand and No/100 Dollars ($100,000);

(xi) (A) during any period of the term of the Loan that TRIA is in effect, if “acts of terrorism” or other similar acts or events are hereafter excluded from Borrower’s comprehensive all risk insurance policy (including business income), Borrower shall obtain an endorsement to such policy, or a separate policy insuring against all “certified acts of terrorism” as defined by TRIA and “fire following,” each in an amount equal to (i) one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation or (ii) the total outstanding principal balance of the; Loan and the Senior Mezzanine Loan; provided, however, the total annual premium payable by Borrower for such terrorism coverage shall not exceed Three Hundred Seventy Five Thousand and No/100 Dollars ($375,000.00) for such coverage. The endorsement or policy shall be in form and substance reasonably satisfactory to Lender and shall meet Rating Agency criteria for securitized loans; or

(B) during any period of the term of the Loan that TRIA is not in effect, if “acts of terrorism” or other similar acts or events or “fire following” are hereafter excluded from Borrower’s comprehensive all risk insurance policy (including business income), Borrower shall obtain an endorsement to such policy, or a separate policy from an insurance provider which maintains at least an investment grade rating from Moody’s (that is, “ Baa3 ”) and/or S&P and/or Fitch (that is, “ BBB- ”), insuring against all such excluded acts or events, to the extent such policy or endorsement is available, in an amount which is at least One Hundred Thirty Five Million and No/100 Dollars ($135,000,000.00) if such coverage is dedicated to the Property only (if coverage is provided on a blanket basis, the coverage under the blanket policy shall be at least Two Hundred Twenty Five Million and No/100 Dollars ($225,000,000.00); provided , however , the total annual premium payable by Borrower for such terrorism coverage shall not exceed Three Hundred Seventy Five Thousand and No/100 Dollars ($375,000.00) for such coverage. The endorsement or policy shall be in form and substance reasonably satisfactory to Lender and shall meet Rating Agency criteria for securitized loans. Notwithstanding the foregoing, Lender may, in its sole discretion, consent to Borrower’s obtaining the coverage required by this Section 5.1.1(a)(xi)(B) from carriers that do not have an investment grade rating as described above (which consent may be conditioned upon receipt of a Rating Agency Confirmation) if Lender, in its sole judgment, determines that it would be beneficial to both the Borrower and the Property to obtain insurance from such carriers based on a comparison of the various rates, types and amounts of coverage available, as well as the quality of the carriers offering to provide such coverage (it being agreed that once such consent is granted by Lender, the coverage obtained by Borrower and permitted by Lender shall be deemed to satisfy the requirements of this Section 5.1.1(a)(xi)(B) until the expiration of such coverage based on the expiration date of such coverage consented to by Lender); and

(xii) upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”) and, to the extent not specified above, shall be subject to the approval of Lender as to deductibles, loss payees and insureds. Prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums then due thereunder (the “ Insurance Premium ”), shall be delivered by Borrower to Lender.

(c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 5.1.1(a).

(d) All Policies of insurance provided for or contemplated by Section 5.1.1(a) shall be primary coverage and, except for the Policy referenced in Section 5.1.1(a)(v), shall name Borrower as the insured and Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of comprehensive all risk insurance, boiler and machinery, flood, earthquake and terrorism insurance, shall contain standard a mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Borrower shall not procure or permit any of its constituent entities to procure any other insurance coverage which would be on the same level of payment as the Policies or would adversely impact in any way the ability of Lender or Borrower to collect any proceeds under any of the Policies.

(e) All Policies of insurance provided for in Section 5.1.1(a), except for the Policies referenced in Section 5.1.1(a)(v) and (a)(viii) shall contain clauses or endorsements to the effect that:

(i) no act (excepting intentional acts (for liability Policies only)) or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii) the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender and any other party named therein as an additional insured (except ten (10) days’ written notice with respect to non-payment) and, if obtainable by Borrower using commercially reasonable efforts, shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice; and

(iii) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right without notice to Borrower, to take such action as Lender deems reasonably necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon ten (10) days written demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate from the date incurred.

(g) In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

5.1.2 Insurance Company. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and having a claims paying ability rating of “AA-” or better by S&P or Fitch or an insurance financial strength rating of “Aa3” by Moody’s. Notwithstanding the foregoing, Borrower shall be permitted to maintain the Policies with insurance companies which do not meet the foregoing requirements (an “Otherwise Rated Insurer”), provided Borrower obtains a “cut-through” endorsement (that is, an endorsement which permits recovery against the provider of such endorsement), or similar credit enhancing vehicle which accomplishes the same financial wherewithal objective, with respect to any Otherwise Rated Insurer from an insurance company which meets the claims paying ability ratings required above with the cut-through endorsement (or other such vehicle) in effect at all times, in an amount not less than the Full Replacement Cost of the Property. Moreover, if Borrower desires to maintain insurance required hereunder from an insurance company which does not meet the claims paying ability ratings set forth herein but the parent of such insurance company, which owns at least fifty-one percent (51%) of such insurance company, maintains such ratings, Borrower may use such insurance companies if approved by the Rating Agencies (such approval may be conditioned on items required by the Rating Agencies including a requirement that the parent guarantee the obligations of such insurance company).

Section 5.2 Casualty and Condemnation.

5.2.1 Casualty. If the Property shall sustain a Casualty, Borrower shall give prompt notice of such Casualty to Lender and shall promptly commence and diligently prosecute to completion the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty (a “Restoration”) and otherwise in accordance with Section 5.3, it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower. In the event of a Casualty where the loss does not exceed Restoration Threshold, Borrower may settle and adjust such claim; provided that (a) no Event of Default has occurred and is continuing and (b) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty where the loss exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld, delayed or conditioned) and Lender shall have the opportunity to participate, at Borrower’s cost, in any such adjustments. Notwithstanding any Casualty, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement.

5.2.2 Condemnation. Borrower shall give Lender prompt notice of any actual or threatened Condemnation by any Governmental Authority of all or any part of the Property and shall deliver to Lender a copy of any and all papers served in connection with such proceedings. Provided no Event of Default has occurred and is continuing, in the event of a Condemnation where the amount of the taking does not exceed the Restoration Threshold, Borrower may settle and compromise such Condemnation; provided that the same is effected in a commercially reasonable and timely manner. In the event a Condemnation where the amount of the taking exceeds the Restoration Threshold or if an Event of Default then exists, Borrower may settle and compromise the Condemnation only with the consent of Lender (which consent shall not be unreasonably withheld, delayed or conditioned) and Lender shall have the opportunity to participate, at Borrower’s cost, in any litigation and settlement discussions in respect thereof and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any Condemnation, Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement. Lender shall not be limited to the interest paid on the Award by any Governmental Authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by any Governmental Authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 5.3. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

5.2.3 Casualty Proceeds. Notwithstanding the last sentence of Section 5.1.1(a)(iii) and provided no Event of Default exists and is continuing hereunder, proceeds received by Lender on account of the business interruption insurance specified in Subsection 5.1.1(a)(iii) above with respect to any Casualty shall be deposited by Lender directly into the Deposit Account (as defined in the Cash Management Agreement) but (a) only to the extent it reflects a replacement for (i) lost Rents that would have been due under Leases existing on the date of such Casualty, and/or (ii) lost Rents under Leases that had not yet been executed and delivered at the time of such Casualty which Borrower has proven to the insurance company would have been due under such Leases (and then only to the extent such proceeds disbursed by the insurance company reflect a replacement for such past due Rents) and (b) only to the extent necessary to fully make the disbursements required by Section 3.3(a) through (h) of the Cash Management Agreement. All other such proceeds shall be held by Lender and disbursed in accordance with Section 5.3 hereof.

Section 5.3 Delivery of Net Proceeds.

5.3.1 Minor Casualty or Condemnation. If a Casualty or Condemnation has occurred to the Property and the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, and provided no Event of Default shall have occurred and remain uncured, the Net Proceeds will be disbursed by Lender to Borrower. Promptly after receipt of the Net Proceeds, Borrower shall commence and satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement. If any Net Proceeds are received by Borrower and may be retained by Borrower pursuant to the terms hereof, such Net Proceeds shall, until completion of the Restoration, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of Restoration in accordance with the terms hereof.

5.3.2 Major Casualty or Condemnation. (a) If a Casualty or Condemnation has occurred to the Property and the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Restoration Threshold, Lender shall make the Net Proceeds available for the Restoration, provided that each of the following conditions are met:

(i) no Event of Default shall have occurred and be continuing;

(ii) (A) in the event the Net Proceeds are insurance proceeds, less than thirty percent (30%) of the total floor area of the Improvements at the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (B) in the event the Net Proceeds are an Award, less than ten percent (10%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is the subject of the Condemnation;

(iii) Leases requiring payment of annual rent equal to seventy-five percent (75%) of the gross rental revenue received by Borrower during the twelve (12) month period immediately preceding the Casualty or Condemnation and all Major Leases shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration, notwithstanding the occurrence of such Casualty or Condemnation;

(iv) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(v) Lender shall be reasonably satisfied that any operating deficits and all payments of principal and interest under the Note will be paid during the period required for Restoration from (A) the Net Proceeds, (B) business income insurance or (C) other funds of Borrower;

(vi) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (A) the date three (3) months prior to the Maturity Date, (B) the earliest date required for such completion under the terms of any Major Lease, (C) such time as may be required under applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable or (D) the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii);

(vii) the Property and the use thereof after the Restoration will be in compliance in all material respects with and permitted under all applicable Legal Requirements;

(viii) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements; and

(ix) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements.

(b) In the event of a Casualty or Condemnation where the loss exceeds the Restoration Threshold, the Net Proceeds shall be paid directly to Lender and held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 5.3.2, shall constitute additional security for the Debt. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all requirements set forth in Section 5.3.2(a) have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(c) All plans and specifications required in connection with the Restoration shall be subject to prior reasonable approval of Lender and an independent architect selected by Lender (the “Casualty Consultant”). The plans and specifications shall require that the Restoration be completed in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Condemnation, the Restoration shall be done to the extent reasonable practicable after taking into account the consequences of such partial Condemnation), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the damage or destruction; it being understood, however, that Borrower shall not be obligated to restore the Property to the precise condition of the Property prior to such Casualty provided the Property is restored, to the extent practicable, to be of at least equal value and of substantially the same character as prior to the Casualty. Borrower shall restore all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, the cost of which is greater than $20,000.00, as well as the contracts under which they have been engaged, shall be subject to the reasonable approval of Lender and the Casualty Consultant. All out of pocket costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrower.

(d) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration, an amount equal to five percent (5%) (or such greater amount as provided in the contracts with the contractor, subcontractor or materialman) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.3.2(d), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2(d) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(e) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(f) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the good faith opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.3.2 shall constitute additional security for the Debt.

(g) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.3.2, and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under any of the Loan Documents; provided, however, the amount of such excess returned to Borrower in the case of a Condemnation shall not exceed the amount of Net Proceeds Deficiency deposited by Borrower with the balance being applied to the Debt in the manner provided for in subsection 5.3.2(h).

(h) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 5.3.2(g) may be retained and applied by Lender toward the payment of the Components, whether or not then due and payable, in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate.

Section 5.4 Net Proceeds. Notwithstanding anything to the contrary contained herein, if Lender is obligated under this Agreement to disburse the Net Proceeds to Borrower, and if Lender fails to do so, then any obligation of Borrower to restore or repair the Property under the Loan Documents shall not apply.

VI. RESERVE FUNDS

Section 6.1 Intentionally Deleted.

Section 6.2 Tax and Insurance Funds.

6.2.1 Deposits of Tax and Insurance Funds. On the Closing Date, Borrower shall deposit with Agent the amount of One Million Six Hundred Twelve Thousand Seven Hundred Twenty Seven and 04/100 Dollars ($1,612,727.04) and, pursuant to the Cash Management Agreement, there shall be deposited on each Monthly Payment Date an amount equal to one-twelfth of (i) the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate sufficient funds to pay all such Taxes at least ten (10) days prior to their respective due dates and (ii) the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate sufficient funds to pay all such Insurance Premiums at least five (5) Business Days prior to the expiration of the Policies. Amounts deposited pursuant to this Section 6.2.1 are referred to herein as the “Tax and Insurance Funds.” If at any time Lender reasonably determines that the Tax and Insurance Funds will not be sufficient to pay the Taxes and/or Insurance Premiums, Lender shall notify Borrower of such determination and the monthly deposits for Taxes and/or Insurance Premiums, as applicable, shall be increased by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Taxes and at least five (5) Business Days prior to the expiration of the Policies; provided that if Borrower receives notice of any deficiency after the date that is ten (10) days prior to the date that Taxes are due, Borrower will deposit such amount within one (1) Business Day after its receipt of such notice.

6.2.2 Release of Tax and Insurance Funds. Lender shall apply the Tax and Insurance Funds to payments of Taxes and Insurance Premiums. In making any payment relating to Taxes and Insurance Premiums, Lender shall do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Funds shall exceed the amounts due for Taxes and Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Funds. Any Tax and Insurance Funds remaining after the Debt has been paid in full shall be returned to Borrower. Notwithstanding anything to the contrary contained herein and provided no Event of Default then exists, Lender shall request Agent to issue a check for Taxes (made payable to the appropriate public office in the amount of the Taxes then due but not more than has been reserved hereunder for Taxes) and deliver such check to Borrower so that Borrower may directly pay the Taxes to the appropriate public office on or prior to February 28th of each year. Notwithstanding anything to the contrary contained herein and provided no Event of Default then exists, and upon Lender’s receipt of evidence that the Policies for the insurance required under this Agreement has been bound, Lender shall request Agent to issue a check for Insurance Premiums (made payable to the insurance company or Borrower’s insurance broker in the amount of the Insurance Premiums but not more than has been reserved hereunder for Insurance Premiums) and deliver such check to Borrower promptly after Borrower’s request therefore so that Borrower may directly pay the Insurance Premiums to the insurance company.

Section 6.3 Intentionally Deleted.

Section 6.4 Capital Expenditure/Leasing Funds.

6.4.1 Deposits of Capital Expenditure/Leasing Funds. On the Closing Date, Borrower shall deposit with Agent the amount of One Million Three Hundred Eighty Eight Thousand One Hundred Thirty Two and 55/100 Dollars ($1,388,132.55), and pursuant to the Cash Management Agreement, there shall be deposited on each Monthly Payment Date an amount equal to the Capital Expenditure/Leasing Funds Amount for annual Capital Expenditures approved by Lender, which approval shall not be unreasonably withheld or delayed, and for tenant improvements and leasing commissions that may be incurred following the date hereof Amounts deposited pursuant to this Section 6.4.1 are referred to herein as the “Capital Expenditure/Leasing Funds.”

6.4.2 Release of Capital Expenditure/Leasing Funds. (a) Lender shall direct Agent to disburse Capital Expenditure/Leasing Funds only for Capital Expenditures, tenant improvements and leasing commissions.

(b) With respect to Capital Expenditure/Leasing Funds to be utilized for Capital Expenditures (“Capital Expenditure Funds”), Lender shall direct Agent to disburse to Borrower the Capital Expenditure Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least five (5) Business Days prior to the date on which Borrower requests such payment be made and specifies the Capital Expenditures to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) Lender shall have received an Officers Certificate from Borrower (A) stating that the items to be funded by the requested disbursement are Capital Expenditures, (B) stating, that all Capital Expenditures at the Property to be funded by the requested disbursement have been completed in a good and workmanlike manner and in accordance in all material respects with all applicable Legal Requirements, such certificate to be accompanied by a copy of any license, permit or other approval required by any Governmental Authority in connection with the Capital Expenditures, if applicable, (C) identifying each Person that supplied materials or labor in connection with the Capital Expenditures to be funded by the requested disbursement, and (D) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment reasonably satisfactory to Lender, (iv) at Lender’s option, and only if (1) requested in writing and (2) the cost of any individual Capital Expenditure exceeds $500,000.00 and the disbursement exceeds $100,000.00, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender, and (v) at Lender’s option, if the cost of any individual Capital Expenditure exceeds $500,000.00 and the disbursement exceeds $100,000.00, Lender shall have received a report satisfactory to Lender in its reasonable discretion from an architect or engineer reasonably approved by Lender in respect of such architect or engineer’s inspection of the required repairs, and (vi) Lender shall have received such other evidence as Lender shall reasonably request that the Capital Expenditures at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Capital Expenditure Funds more frequently than once each calendar month, unless such requested disbursement is in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total amount of Capital Expenditure Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

(c) With respect to Capital Expenditure/Leasing Funds to be utilized for tenant improvements and leasing commissions (“Leasing Funds”), Lender shall direct Agent to disburse to Borrower the Leasing Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least five (5) Business Days prior to the date on which Borrower requests such payment be made and specifies the tenant improvement costs and leasing commissions to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) as to a Major Lease, Lender shall have reviewed and approved the Major Lease (or such Major Lease shall have been deemed approved hereunder) in respect of which Borrower is obligated to pay or reimburse certain tenant improvement costs and leasing commissions, (iv) with respect to disbursements for tenant improvements, Lender shall have received an Officer’s Certificate from Borrower (A) stating that all tenant improvements at the Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance in all material respects with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the tenant improvements, if applicable, (B) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in fill upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment reasonably satisfactory to Lender, (v) with respect to disbursements for tenant improvements, at Lender’s option and only (1) if requested in writing and (2) if the cost of the tenant improvements exceeds $2,000,000.00 and the disbursement exceeds One Hundred Thousand and No/100 Dollars ($100,000.00), a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender and (vi) with respect to disbursements for tenant improvements Lender shall have received such other evidence as Lender shall reasonably request that the tenant improvements at the Property to be funded by the requested disbursement have been with respect to disbursements for tenant improvements, completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Leasing Funds more frequently than once each calendar month, unless such requested disbursement is in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total amount of Leasing Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

(d) Nothing in this Section 6.4.2 shall (i) make Lender responsible for making or completing the Capital Expenditures Work; (ii) require Lender to expend funds in addition to the Capital Expenditure Funds to complete any Capital Expenditures Work; (iii) obligate Lender to proceed with the Capital Expenditures Work; or (iv) obligate Lender to demand from Borrower additional sums to complete any Capital Expenditures Work.

(e) Upon two (2) Business Days’ notice, Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any Capital Expenditures Work and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Capital Expenditures Work. Borrower shall use commercially reasonable efforts to cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section 6.4.2(d).

(f) If (i) the Capital Expenditure Work exceeds $500,000.00 or (ii) the Tenant Improvement Cost exceeds $2,000,000.00 and the disbursement will exceed $100,000.00. Lender may require an inspection of the Property at Borrower’s expense prior to making a disbursement of Capital Expenditure Funds in order to verify completion of the Capital

Expenditures Work for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and may require a certificate of completion by an independent qualified professional architect acceptable to Lender prior to the disbursement of Capital Expenditure Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional architect.

(g) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with Capital Expenditures Work. All such policies shall be in form and amount reasonably satisfactory to Lender.

(h) Lender shall use good faith efforts to cause the disbursement of the applicable amounts of the Capital Expenditure Funds and the Leasing Funds within five (5) Business Days after receipt of Borrower’s request and all required documentation (but Lender shall have no liability for failure to do so).

Section 6.5 Debt Service Reserve Funds.

6.5.1 Deposits of Debt Service Reserve Funds. On the Closing Date, Borrower shall deposit with Agent the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) and, pursuant to the Cash Management Agreement, there shall be deposited on each Monthly Payment Date the Debt Service Reserve Target Deposit whenever the amount on deposit in the Debt Service Reserve Account is less than Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Debt Service Reserve Target Amount”). The “Debt Service Reserve Target Deposit” shall be an amount equal to the lesser of (i) the difference between the amount on deposit in the Debt Service Reserve on such Monthly Payment Date (before any deposit on such Monthly Payment Date pursuant to Section 3.3(h) of the Cash Management Agreement) and the Debt Service Reserve Target Amount and (ii) the amount available to be deposited into the Debt Service Reserve Account on such Monthly Payment Date after the disbursements pursuant to Sections 3.3(a) - (g) of the Cash Management Agreement. Amounts deposited pursuant to this Section 6.5.1 are referred to herein as the “Debt Service Reserve Funds.”

6.5.2 Release of Debt Service Reserve Funds. Debt Service Reserve Funds shall be released as set forth in the Cash Management Agreement.

Section 6.6 Lease Termination Rollover Funds.

6.6.1 Deposits of Lease Termination Rollover Funds. In the event that Borrower receives a fee, payment or other compensation from any Tenant relating to or in exchange for the termination of such Tenant’s Lease (a “Lease Termination Fee”) Borrower shall immediately deposit or cause to be deposited such Lease Termination Fee with Lender, to be utilized for tenant improvements and leasing commissions that may be incurred with respect to the space relating to such Lease Termination Fee (a “Termination Space”) and at Borrower’s election, in the event that there is a Rent Deficiency (as hereinafter defined) for the Termination Space from and after the date that the Lease for the Termination Space was terminated, in replacement of Rent. Amounts deposited pursuant to this Section 6.6.1 are referred to herein as the “Lease Termination Rollover Funds.”

6.6.2 Release of Lease Termination Rollover Funds. (a) Lender shall direct Agent to disburse to Borrower the Lease Termination Rollover Funds upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a request for payment to Lender at least five (5) Business Days prior to the date on which Borrower requests such payment be made and (A) specifies the tenant improvement costs and leasing commissions to be paid for the Termination Space or (B) specifies the amount by which the rent expected to be obtained by Borrower for the Termination Space during the next succeeding calendar month pursuant to the Lease or Leases for such Termination Space (a “Replacement Lease”) is less than the amount of monthly rent received from the previous Tenant in the Termination Space pursuant to its Lease prior to such termination (the “Rent Deficiency”), (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured, (iii) if disbursements are to be used for tenant improvements, Lender shall have reviewed and, if the Replacement Lease shall constitute a Major Lease or if such Lease shall provide for tenant improvements in excess of $50.00 per rentable square foot, approved the Replacement Lease in respect of which Borrower is obligated to pay or reimburse certain tenant improvement costs and leasing commissions, (iv) with respect to any Lease Termination Rollover Funds to be released by Lender for tenant improvements or leasing commissions pursuant to a Replacement Lease, Lender shall have received an Officer’s Certificate (A) stating that a 11 tenant improvements at the Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance in all material respects with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required in connection with the tenant improvements, if applicable, (B) identifying each Person that supplied materials or labor in connection with the tenant improvements to he funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by lien waivers or other evidence of payment reasonably satisfactory to Lender, (v) with respect to any Lease Termination Rollover Funds to be released by Lender for tenant improvements or leasing commissions pursuant to a Replacement Lease, at Lender’s option and only (1) if requested in writing and (2) if the cost of the tenant improvements exceeds $2,000,000.00 and the disbursement exceeds One Hundred Thousand and No/100 Dollars ($100,000.00), a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender and (vi) with respect to any Lease Termination Rollover Funds to be released by Lender for tenant improvements or leasing commissions pursuant to a Replacement Lease, Lender shall have received such other evidence as Lender shall reasonably request that the tenant improvements at the Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower. Lender shall not be required to disburse Lease Termination Rollover Funds more frequently than once each calendar month, unless such requested disbursement is in an amount greater than the Minimum Disbursement Amount (or a lesser amount if the total amount of Lease Termination Rollover Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made). All Rent Deficiency disbursements made by Lender shall be deposited into the Deposit Account as if such sums were received by Borrower as Rent during the calendar-month after such request is made by Borrower.

(b) Notwithstanding the foregoing, upon receipt by Lender of evidence that, with respect to any new Replacement Lease with a term of at least five (5) years, all tenant improvements required to be completed by Borrower pursuant to the Replacement Lease, if any, have been completed and all leasing commissions required to be paid by Borrower with respect to the Replacement Lease, if any, have been paid, and provided no Event of Default then exists, Lender shall direct Agent to disburse to Borrower the Lease Termination Rollover Funds on deposit with respect to such Termination Space provided that the rent to be obtained by Borrower for such Termination Space during the next succeeding sixty (60) calendar months pursuant to the respective Replacement Lease is equal to or greater than the sum of the monthly rent last received from the previous Tenant in such Termination Space pursuant to its Lease multiplied by sixty (60).

(c) Lender shall use good faith efforts to cause the disbursement of the applicable amounts of the Lease Termination Rollover Funds within five (5) Business Days after receipt of Borrower’s request and all required documentation (but Lender shall have no liability for failure to do so).

Section 6.7 Operating Expense Funds.

6.7.1 Deposits of Operating Expense Reserve Funds. There shall be deposited on each Monthly Payment Date an amount equal to one-twelfth (1/12) of the amount of operating expenses and capital expenditures necessary for operation of the Property as set forth in the Approved Annual Budget (the “Monthly Operating Expense Amount”) for the calendar month following the Monthly Payment Date on which such deposit was made. Amounts deposited pursuant to this Section 6.7.1 are referred to herein as the “Operating Expense Funds.”

6.7.2 Release of Operating Expense Funds. Lender shall disburse the Monthly Operating Expense Amount and the amount of the Unbudgeted Expense to Borrower in accordance with the provisions of the Cash Management Agreement, provided that, on the date such payment is to be made, no Event of Default shall exist and remain uncured. Notwithstanding anything to the contrary in the foregoing, during the continuance of an Event of Default Lender shall have the option (but not the obligation) in lieu of disbursing Operating Expense Funds to Borrower, to pay such Operating Expense Funds directly to the related obligees or to pay such Operating Expense Funds to Borrower and the related obligees jointly or to apply the Operating Expense Funds to the Debt in any order Lender desires. If Lender fails to fund any Operating Expense Funds requested by Borrower, no waste shall be deemed created thereby.

Section 6.8 Application of Reserve Funds.

Notwithstanding anything contained herein to the contrary, upon the occurrence and during the continuance of an Event of Default, Lender, at its option, may withdraw the Reserve Funds and apply the Reserve Funds to the items for which the Reserve Funds were established or to payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply the Reserve Funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

Section 6.9 Security Interest in Reserve Funds.

6.9.1 Grant of Security Interest. Borrower shall be the owner of the Reserve Funds. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of the Debt and the performance of all other terms, conditions and covenants of the Loan Documents on Borrower’s part to be paid and performed, in all of Borrower’s right, title and interest in and to the Reserve Funds. The Reserve Funds shall be under the sole dominion and control of Lender.

6.9.2 Income Taxes. Borrower shall report on its federal, state and local income tax returns all interest or income accrued on the Reserve Funds.

6.9.3 Prohibition Against Further Encumbrance. Borrower shall not, without the prior consent of Lender, further pledge, assign or grant any security interest in the Reserve Funds or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

Section 6.10 Letters of Credit.

6.10.1 Delivery of Letters of Credit. (a) In lieu of making the payments to any of the Reserve Funds (other than the Operating Expense Funds), Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of this Section 6.10. Additionally, Borrower may deliver to Lender a Letter of Credit in accordance with the provisions of this Section 6.10 in lieu of deposits previously made to the Reserve Funds. The aggregate amount of any Letter of Credit and cash on deposit with respect to the Capital Expenditure/Leasing Funds and the Lease Termination Rollover Funds shall at all times be at least equal to the aggregate amount which Borrower is required to have on deposit in such Reserve Fund pursuant to this Agreement. The aggregate amount of any Letter of Credit and cash on deposit with respect to the Tax and Insurance Funds shall at all times be at least equal to the aggregate which Borrower would be required to deposit in such Reserve Fund over the next twelve (12) month period. The aggregate amount of any Letter of Credit and cash on deposit with respect to Debt Service Reserve Funds shall at all times be at least equal to the aggregate amount which Borrower is required to have on deposit in such Reserve Fund pursuant to this Agreement. In the event that a Letter of Credit is delivered in lieu of any portion of the Tax and Insurance Funds, Borrower shall be responsible for the payment of Taxes or Insurance Premiums, as applicable, and Lender shall not be responsible therefore. Provided no Event of Default has occurred and is continuing, and the amount of the Letter of Credit is greater than that required by Section 6.10.1, then Borrower may be permitted to amend the applicable Letter of Credit to reduce the amount of the Letter of Credit to the amount required hereunder or replace with cash. In the event Borrower is entitled to a disbursement from any of the Reserve Funds which are represented by a Letter of Credit and Borrower desires a reduction of any such Letter of Credit instead, Borrower may amend the applicable Letter of Credit to reduce the amount of the Letter of Credit in the amount of the disbursement and Lender will cooperate in obtaining such amendment.

(b) Borrower shall give Lender no less than twenty (20) days notice of Borrower’s election to deliver a Letter of Credit and Borrower shall pay to Lender all of Lender’s reasonable actual out-of-pocket costs and expenses in connection therewith. Borrower shall not be entitled to draw from any such Letter of Credit. Upon twenty (20) days notice to Lender, Borrower may replace a Letter of Credit with a cash deposit to the applicable Reserve Fund if a Letter of Credit has been outstanding for more than six (6) months. Prior to the return of a Letter of Credit, Borrower shall deposit an amount equal to the amount that would have accumulated in the applicable Reserve Fund and not been disbursed in accordance with this Agreement if such Letter of Credit had not been delivered.

(c) Borrower shall provide Lender with notice of any increases in the annual payments for Taxes and Insurance Premiums twenty (20) days prior to the effective date of any such increase and any applicable Letter of Credit shall be increased by such increased amount at least ten (10) days prior to the effective date of such increase.

Section 6.11 Provisions Regarding Letters of Credit.

6.11.1 Security for Debt. Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence and continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to the Yield Maintenance Premium. On the Maturity Date, any such Letter of Credit may be applied to reduce the Debt unless the Debt has been paid in full.

6.11.2 Additional Rights of Lender. In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (a) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least fifteen (15) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (b) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least fifteen (15) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least fifteen (15) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (c) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided at least fifteen (15) days prior to such termination); or (d) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution and a substitute Letter of Credit is not provided within fifteen (15) days of such cessation. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (a), (b), (c) or (d) above and shall not be liable for, any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

VII. PROPERTY MANAGEMENT

Section 7.1 The Management Agreement.

Borrower shall cause Manager to manage the Property in accordance with the Management Agreement. Borrower shall (i) diligently perform and observe all of the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed and observed and (ii) promptly notify Lender of any notice to Borrower of any default by Borrower in the performance or observance of any of the terms, covenants or conditions of the Management Agreement on the part of Borrower to be performed and observed. If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to. pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed.

Section 7.2 Approval of New Manager. Borrower shall be permitted to terminate the Management Agreement provided that Lender shall approve the replacement Manager, such approval not to unreasonably withheld, conditioned or delayed, and Borrower and such replacement Manager shall, as a condition to Lender’s approval, execute a subordination of management agreement in the form then used by Lender and reasonably acceptable to the new Manager.

Section 7.3 Replacement of Manager. Lender shall have the right to require Borrower to replace the Manager with a Person which is not an Affiliate of, but is chosen by, Borrower and approved by Lender upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an Event of Default and acceleration of the Loan, (ii) at any time following the occurrence of an “Event of Default” under the Senior Mezzanine Loan and acceleration of the Senior Mezzanine Loan, (iii) if Manager shall be in default under the Management Agreement beyond any applicable notice and cure period or (iv) if at any time the Manager has engaged in fraud or willful misconduct. If any replacement Manager under Section 7.2 or this Section 7.3 is an Affiliate of Borrower, Borrower shall deliver to Lender at the time of such replacement a non-consolidation opinion acceptable to Rating Agencies and reasonably acceptable to Lender.

VIII. PERMITTED TRANSFERS

Section 8.1 Permitted Transfer of the Property. Lender shall not withhold, delay or condition its consent to the one-time conveyance of the Property to a Permitted Transferee provided that (a) no Event of Default then exists, (b) Lender has received a Rating Agency Confirmation as to the conveyance of the Property to the Permitted Transferee,

(c) Lender has received an agreement, acceptable to it in its sole discretion, pursuant to which Permitted Transferee assumes all of Borrower’s obligations under the Loan Documents upon which Borrower shall be released from all obligations arising thereafter, (d) Lender receives a transfer fee equal to $100,000.00 only in the event of a transfer to a Person not an Affiliate of Borrower, plus reimbursement for all out of pocket costs and expenses of Lender in connection with the transactions contemplated by this Section 8.1 and (e) Lender shall have received such documents, certificates and legal opinions as it may reasonably request.

Section 8.2 Permitted Transfers of Interest in Borrower. The restrictions on Transfers of ownership interests in Borrower set forth in Article 6 of the Mortgage shall not apply to and Lender’s consent shall not be required with respect to the transfer of direct and indirect interests in the owners of the Junior B Mezzanine Borrower (i) to the Guarantor (so long as it is controlled by James A. Thomas), James A. Thomas or Thomas Properties Group LLC (so long as it is controlled by James A. Thomas), or to any entity or entities controlled by or under common control with any of the foregoing, or to any combination of the foregoing; (ii) to immediate family members of James A. Thomas, entities controlled by immediate family members of James A. Thomas, or trusts established for the immediate family members of the equity holders in the Junior B Mezzanine Borrower for estate planning purposes, (iii) to employees of Thomas Properties Group LLC as part of a compensation package (provided such transfer, taken together with all previous transfers to employees, does not result in a change of control of Borrower) or (iv) pursuant to a will or other testamentary disposition, provided that in each case (v) notice is provided to the Lender of such a transfer, (w) the transferee of such interests acknowledges in writing that such interests remain subject to the provisions of the Senior Mezzanine Lender’s pledge and security agreement, the Junior A Mezzanine Lender’s pledge and security agreement and the Junior B Mezzanine Lender’s pledge and security agreement, (x) the transferee delivers a non-consolidation opinion, if required by the Rating Agencies, (y) unless resulting from death or incapacitation, James A. Thomas at all times maintains direct or indirect control of Borrower, Senior Mezzanine Borrower, Junior A Mezzanine Borrower and Junior B Mezzanine Borrower and (z) Lender receives reimbursement for all out of pocket costs and expenses of Lender in connection with the transactions contemplated by this Section 8.2. In addition to the foregoing, the restrictions on Transfers of ownership interests set forth in Article 6 of the Mortgage shall not apply to and Lender’s consent shall not be required with respect to the pledging of the interests pursuant to the pledge agreements which are part of the Senior Mezzanine Loan Documents, the Junior A Mezzanine Loan Documents and the Junior B Mezzanine Loan Documents.

IX. SALE AND SECURITIZATION OF MORTGAGE

Section 9.1 Sale of Mortgage and Securitization.

(a) Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transaction referred to in clauses (i), (ii) and (iii) shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization.” Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”).

(b) If requested by Lender, at no out-of-pocket cost or additional liability to Borrower, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:

(i) (A) provide updated financial and other information with respect to the Property, the business operated at the Property, Borrower and the Manager and (B) provide updated budgets relating to the Property to the extent otherwise required by the Loan Documents;

(ii) if required by the Rating Agencies, provide revised opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, due execution and enforceability with respect to the Property, Borrower, Guarantor and the Loan Documents;

(iii) provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties made in the Loan Documents to the extent they are true as of the time of the closing of the Securitization; and

(iv) execute amendments to the Loan Documents reasonably requested by Lender, provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (A) change the interest rate, the stated maturity or the amortization of principal as set forth herein or in the Note, (B) modify or amend any economic or any other material term of the Loan, (C) otherwise materially increase the obligations or decrease the rights of Borrower pursuant to the Loan Documents or (D) impose any additional personal liability on any Constituent Partner (as hereinafter defined) of Borrower, Guarantor or their respective Affiliates.

All financial statements provided by Borrower pursuant to this Section 9.1(c) shall be prepared in accordance with GAAP, and shall meet other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by the independent accountants in accordance with generally accepted auditing standards and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

Section 9.2 Securitization Indemnification.

(a) Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in disclosure documents in connection with the Securitization, including, without limitation, an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, an “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

(b) Borrower shall provide in connection with each of (i) a preliminary and a final private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an agreement (A) certifying that Borrower has examined such Disclosure Documents specified by Lender and that to Borrower’s actual knowledge each such Disclosure Document, as it relates to Borrower, Borrower Affiliates, the Property and Manager does not contain any untrue statement of a material fact or omit to state a material fact in Borrower’s actual knowledge, necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 9.2, Lender hereunder shall include its officers and directors), the Affiliate of Morgan Stanley Dean Witter & Co. (“Morgan Stanley”) that has filed the registration statement relating to the Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each Person that controls the Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Morgan Stanley Group”), and Morgan Stanley, and any other placement agent or underwriter with respect to the Securitization, each of their respective directors and each Person who controls Morgan Stanley or any other placement agent or underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, compensatory damages (but not consequential damages) or liabilities (collectively, the “Liabilities”) to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections known by Borrower to be untrue or arise out of or are based upon the omission or alleged omission to state therein a material fact in Borrower’s actual knowledge, required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Morgan Stanley Group and/or the Underwriter Group for any legal or other reasonable expenses reasonably incurred by Lender, the Morgan Stanley Group and the Underwriter Group in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including, without limitation, financial statements of Borrower, operating statements and rent rolls with respect to the Property. Notwithstanding anything to the contrary contained herein, if there is a lawsuit based upon an alleged untrue statement or an alleged omission and such allegations are proved to be untrue pursuant to a final court order which is unappealable, Borrower shall not be responsible for the legal fees incurred by Lender, the Morgan Stanley Group and the Underwriter Group. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

(c) In connection with Exchange Act Filings, Borrower shall (i) indemnify Lender, the Morgan Stanley Group and the Underwriter Group for Liabilities to which Lender, the Morgan Stanley Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Disclosure Document a material fact in Borrower’s actual knowledge required to be stated in the Disclosure Document in order to make the statements in the Disclosure Document, in light of the circumstances under which they were made, not misleading and (ii) reimburse Lender, the Morgan Stanley Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Morgan Stanley Group or the Underwriter Group in connection with defending or investigating the Liabilities. Notwithstanding anything to the contrary contained herein, if there is a lawsuit based upon an alleged untrue statement or an alleged omission and such allegations are proved to be untrue pursuant to a final court order which is unappealable, Borrower shall not be responsible for the legal fees incurred by Lender, the Morgan Stanley Group and the Underwriter Group.

(d) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to he made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered, to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2, such indemnified party shall pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

(e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or (c) is for any reason held to be unenforceable as to an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Morgan Stanley’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances.

(f) Subject to the provisions of Section 11.22 hereof, the liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

X. DEFAULTS

Section 10.1 Event of Default.

(a) Each of the following events, after the applicable notice and expiration of the applicable cure period set forth in this subsection (a), if any, shall constitute an event of default hereunder (an “Event of Default”):

(i) if (A) any monthly installment of principal and/or interest due under the Note or the payment due on the Maturity Date is not paid when due, provided that it shall not be an Event of Default if (1) a monthly installment of principal and/or interest is not paid when due if sufficient funds are in the Debt Service Account to make such payment on the Monthly Payment Date in question and Borrower has not attempted to block the payment of such sums or (2) a monthly installment of principal and/or interest is not paid when due up to two (2) times during any twelve (12) month period as long as such payment is received by Lender within one (l) Business Day following notice to Borrower that the same is due and payable, or (B) any other portion of the Debt is not paid when due and such non-payment continues for five (5) days following notice to Borrower that the same is due and payable;

(ii) if any of the Taxes are not paid when due (except to the extent sums sufficient to pay such Taxes have been deposited with Lender in accordance with the terms of this Agreement in an amount sufficient to pay the same and Borrower has not attempted to impede Agent’s attempts to pay same) or any of the Other Charges are not paid within ten (10) Business Days of the date when the same are due;

(iii) if the Policies are not kept in full force and effect (except to the extent sums sufficient to pay the Insurance Premiums have been deposited with Lender in accordance with the terms of this Agreement in an amount sufficient to pay the same and Borrower has not attempted to impede Agent’s attempts to pay same);

(iv) if Borrower breaches or permits or suffers a breach of Article 6 of the Mortgage and such breach is not cured within ten (10) Business Days of notice thereof;

(v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made and such default is not cured within ten (10) Business Days of notice thereof;

(vi) if Borrower, any SPC Party or Guarantor shall make an assignment for the benefit of creditors;

(vii) if a receiver, liquidator or trustee shall be appointed for Borrower, any SPC Party or Guarantor or if Borrower, any SPC Party or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, any SPC Party or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, any SPC Party or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, and SPC Party or Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii) Intentionally Deleted;

(ix) if any of the assumptions contained in the Insolvency Opinion, or in any other non-consolidation opinion delivered to Lender in connection with the Loan, or in any other non-consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

(x) if Borrower breaches any representation, warranty or covenant contained in Sections 3.1.24, 3.1.40 or 3.1.41 hereof;

(xi) if Borrower fails to comply with the covenants as to Prescribed Laws set forth in Section 4.1.1 and continues to fail to comply after ten (10) Business Days of notice thereof;

(xii) if Borrower breaches any of the negative covenants contained in Section 4.2.12 hereof or acts or neglects to act in such a manner as to be considered a default under the Operating Agreements and continues such breach or act after ten (10) Business Days of notice thereof;

(xiii) if Guarantor breaches in any material respect any covenant, warranty or representation contained in the Guaranty and continues such breach after ten (10) Business Days of notice thereof or breaches the Guarantor Operational Covenant;

(xiv) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xiii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days plus time permitted for Excusable Delays; or

(xv) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents or if no time period is specified for the thirty (30) day period following written notice of such default, whether as to Borrower or the Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b) Upon the occurrence and continuance of an Event of Default (other than an Event of Default described in clauses (vi) or (vii) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi) and (vii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 10.2 Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b) Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered.

(c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder, provided that Borrower’s liability or obligations shall not be materially increased by such severance. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power unless Borrower has not responded to such request within five (5) Business Days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents (modified to reflect the current status of such representations and warranties) and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

(d) Any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Components and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

Section 10.3 Right to Cure Defaults. During the existence of an Event of Default or on ten (10) Business Days’ notice (except in the case of an emergency), Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of

Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. During the existence of an Event of Default or on ten (10) Business Days’ notice (except in the case of an emergency), Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the out of pocket cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 10.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such out of pocket costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred into the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.

Section 10.4 Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

XI. MISCELLANEOUS

Section 11.1 Successors and Assigns. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 11.2 Lender’s Discretion. Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefore.

Section 11.3 Governing Law.

(A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS (OTHER THAN WITH RESPECT TO LIENS AND SECURITY INTERESTS IN PROPERTY WHOSE PERFECTION, PRIORITY AND ENFORCEMENT IS COVERED BY ARTICLE 9 OF THE UCC (INCLUDING, WITHOUT LIMITATION, THE ACCOUNTS) WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION APPLICABLE THERETO IN ACCORDANCE WITH SECTIONS 9-301 THROUGH 9-307 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK) SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW EXCEPT AS SPECIFICALLY SET FORTH ABOVE.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR

HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

Mr. Randall Scott

c/o Thomas Properties Group, LLC

One Commerce Square

2004 Market Street, Suite 2300

Philadelphia, Pennsylvania 19103

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, AND (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS).

Section 11.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 11.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

Section 11.6 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or reputable overnight courier addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 11.6. Any Notice shall be deemed to have been received: (a) upon receipt or refusal of acceptance, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), followed by delivery of a hard copy in any other manner set forth herein and (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), in each case addressed to the parties as follows:

If to Lender:

Morgan Stanley Mortgage Capital Inc. 1221 Avenue of the Americas, 27th Floor New York, New York 10020 Attention: James Flaum and Kevin Swartz Facsimile No.: (212) 762-9494

with a copy to:

Cadwalader, Wickersham & Taft LLP 100 Maiden Lane New York, New York 10038 Attention: John M. Zizzo, Esq. Facsimile No.: (212) 504-6666

If to Borrower:

Philadelphia Plaza-Phase II, LP c/o Thomas Properties Group, LLC 515 South Flower, Suite 600 Los Angeles, California 90071 Attention: Mr. James Thomas Facsimile No.: (213) 633-4760

with a copy to:
Thomas Properties Group, LLC One Commerce Square 2005 Market Street, Suite 2300 Philadelphia, Pennsylvania 19103 Attention: Mr. Randall Scott Facsimile No. (215) 851-6021

with a copy to:

Pircher, Nichols & Meeks 1925 Century Park East, Suite 1700 Los Angeles, California 90067 Attention: Real Estate Notices (LJP/SCS) Facsimile No. (310) 201-8922

Section 11.7 Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT

BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

Section 11.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 11.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 11.10 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 11.11 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 11.12 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment unless Lender’s actions are arbitrary and capricious. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment unless Lender’s actions are arbitrary and capricious.

Section 11.13 Expenses; Indemnity.

(a) Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon ten (10) days of receipt of notice from Lender, for all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) any default by Borrower in Borrower’s prompt ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (ii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower; (iii) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred, in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (iv) subject to the terms hereof, enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation or otherwise, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (v) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs due and payable to Lender may be paid to Lender pursuant to the Cash Management Agreement after ten (10) days prior written notice from Lender to Borrower. Notwithstanding the foregoing, Borrower shall not be responsible for the legal fees and costs of attorneys incurred by Lender in connection with the closing of the Loan.

(b) Borrower shall indemnify, defend and hold harmless Lender and its officers, directors, agents, employees (and the successors and assigns of the foregoing) (the “Lender Indemnitees”) from and against any and all liabilities, obligations, out-of-pocket losses, compensatory damages (but not consequential damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Lender Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Lender Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Lender Indemnitees in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to the Lender Indemnitees hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of the Lender Indemnitees. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender Indemnitees.

Section 11.14 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 11.15 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 11.16 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 11.17 Publicity. Except for Lender Disclosure Documents in connection with a Securitization, all news releases, publicity or advertising by Borrower, Lender or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Borrower, Lender, Morgan Stanley Mortgage Capital Inc., or any of their Affiliates shall be subject to the prior approval of Lender and Borrower, which shall not be unreasonably withheld. Notwithstanding the foregoing, disclosure required by any federal or state securities laws, rules or regulations or other applicable Legal Requirements, as determined by any such party’s counsel, shall be not be subject to the prior written approval of the other.

Section 11.18 Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s Partners and others with interests in Borrower, and of the Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

Section 11.19 Waiver of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents.

Section 11.20 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 11.21 Brokers and Financial Advisors. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all third party (i.e. other than Borrower or its Affiliates) claims, liabilities, out of pocket costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 11.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 11.22 Exculpation.

(a) Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding (including a money judgment under the Note and the other Loan Documents) to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any deficiency or other personal judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) constitute a prohibition against Lender to seek a deficiency or other personal judgment against Borrower solely in order to fully realize on any security given by Borrower in connection with the Loan or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against such security; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any Loss incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i) fraud or intentional misrepresentation by Borrower or the Guarantor in connection with the Loan;

(ii) the willful misconduct of Borrower,

(iii) the existence of environmental matters in violation of applicable Legal Requirements;

(iv) the intentional misapplication or conversion by Borrower or its authorized agents of (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, to the extent so misappropriated or misapplied, (B) any Awards or other amounts received in connection with the Condemnation of an or a portion of the Property, to the extent so misappropriated or misapplied, or (C) any Rents, to the extent so misappropriated or misapplied;

(v) Borrower’s indemnification of Lender set forth in Section 9.2 hereof; and

(vi) Borrower breaches any representation contained in Sections 3.1.40 or 3.1.41 hereof

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) Borrower files a voluntary petition under the Bankruptcy code or any other Federal or state bankruptcy or insolvency law; (ii) an Affiliate, which controls, directly or indirectly, Borrower files, or arranges for or joins in the filing of, an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law (other than if such filing is consented to in writing by Lender); (iii) Borrower colludes in or arranges for any involuntary petition filed against it by any other Person (other than by Lender) under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law (other than if such filing is consented to in writing by Lender); or (iv) Guarantor breaches the Guarantor Operational Covenant.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Note or any of the Loan Documents (except for Guarantor under the Guaranty and Manager under the Assignment of Management Agreement and the Cash Management Agreement) neither any present or future Constituent Partner in Borrower nor any present or future shareholder, officer, director, employee, trustee, beneficiary, advisor, partner, member, principal, participant or agent of or in Borrower or of or in any person or entity that is or becomes a Constituent Partner in Borrower (collectively, the “Borrower’s Partners”) shall have any personal liability, directly or indirectly, under or in connection with this Agreement, the Note or any of the Loan Documents (except for Guarantor under the Guaranty and Manager under the Assignment of Management Agreement and the Cash Management Agreement), or any amendment or amendments to any of the foregoing made at any time or times hereafter and Lender, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. The term “Constituent Partner,” as used herein, shall mean, any direct partner in Borrower and any person or entity that, directly or indirectly, through one or more other partnerships, limited liability companies or corporation or other entities is a partner in Borrower. For purposes of this Section 11.22(b), neither the negative capital account of any Constituent Partner in Borrower or in any other Constituent Partner in Borrower, nor any obligation of any Constituent Partner in Borrower to restore a negative capital account or to contribute or loan capital to Borrower or to any other Constituent Partner in Borrower shall at any time be deemed to be the property or an asset of Borrower (or any other Constituent Partner) and neither Lender nor any of its successors or assigns shall have any right to collect, enforce or proceed against with respect to any such negative capital account or obligation to restore, contribute or loan.

Section 11.23 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Commitment Letter dated June 3, 2003 (as amended) between Borrower DB Realty Mezzanine Investment Fund II, LLC and Lender, are superseded by the terms of this Agreement and the other Loan Documents.

Section 11.24 Servicer.

(a) At the option of Lender, the Loan may be serviced by a servicer (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Lender shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; and Borrower shall not be responsible for payment of the monthly servicing fee due to the Servicer under the Servicing Agreement. Servicer shall, however, be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto under the applicable provisions of this Agreement and the other Loan Documents.

(b) Upon notice thereof from Lender, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower pursuant to the provisions of this Agreement, the Note and the other Loan Documents.

(c) Provided Borrower shall have been given notice of Servicer’s address by Lender, Borrower shall deliver to Servicer duplicate originals of all notices and other instruments which Borrower may or shall be required to deliver to Lender pursuant to this Agreement, the Note and the other Loan Documents (and no delivery of such notices or other instruments by Borrower shall be of any force or effect unless delivered to Lender and Servicer as provided above).

Section 11.25 Joint and Several Liability. If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

Section 11.26 Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgage or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgage and any other Loan Document (including, without limitation, the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

Section 11.27 Assignments and Participations.

(a) The Lender may assign to one or more Persons all or a portion of its rights and obligations under this Loan Agreement, as holder of the Note.

(b) Upon such execution and delivery, from and after the effective date specified in such Assignment and Acceptance, the assignee thereunder shall be a party hereto and have the rights and obligations of Lender hereunder.

(c) Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Loan Agreement; provided, however, that (i) Lender’s obligations under this Loan Agreement shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Lender shall remain the holder of any Note for all purposes of this Loan Agreement and (iv) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under and in respect of this Loan Agreement and the other Loan Documents.

(d) Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.27, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Borrower or any of its Affiliates or to any aspect of the Loan that has been furnished to the Lender by or on behalf of the Borrower or any of its Affiliates.

(e) Notwithstanding anything to the contrary contained in this Agreement, Lender shall not include Guarantor financial information in any Disclosure Document.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation

By:
Name:
Title:

BORROWER:

PHILADELPHIA PLAZA-PHASE II, LP, a Pennsylvania limited partnership

By:	TCS Genpar, LLC a Delaware limited liability company, Its General Partner

	By:	TCS SPE 1, L.P., a Delaware limited partnership, Its Sole Member

		By:	TCS Mezzanine GP, LLC, a Delaware limited liability company, Its General Partner

			By:	Maguire Thomas Partners-Commerce Square II, Ltd., a California limited partnership, Its Managing Member

				By:	Thomas Development Partners-Phase II, Inc., a California corporation, Its General Partner

By:
Name:
Title:

SCHEDULE I

RENT ROLL

Two Commerce Square

Rent Roll

July 1, 2003

			Square	Lease	Term		Rent		Recoveries		Percentage Rent
Tenant Name	Suite	Floor	Feet	Date	Start	End	Steps	Rent	Charge	Base	Percent	Break
ATT/TCG	30	1	0	1/9/03	1/1/03	MTM	1/1/03	$1200	N/A	N/A
Commerce Restaurant Corporation	100	1	1,621	4/3/01	5/20/01	5/31/07	12/1/01	$24.22	Op. Ex.	Net	6.0%	Annual
“Twenty21”							1/1/02	$16.87	Taxes	Net	Effective	Sales >
							4/1/02	$24.22
							6/1/04	$24.80			12/1/01	$3,750,000
							6/1/05	$25.44			1/1/02	$3,465,463
				3/18/02:							1/1/03	$3,750,000
				Option to							6/1/04	$3,840,000
				Exercise							6/1/05	$3,940,000
				and Amnd
Cort Furniture Rental Corp.	110	1	4,477	1/5/93	10/1/93	9/30/03	10/1/93	$8.25	Op. Ex.	Net
“Coif Furniture Rental”							10/1/94	$15.50	Taxes	Net
							10/1/95	$16.50
							10/1/96	$17.50
							10/1/97	$18.50
							10/1/98	$19.00
							10/1/01	$20.00
				1st Amnd.	10/01/03	9/30/06	10/1/03	$23.00	Op. Ex.	Net
				10/18/02					Taxes	Net
Marathon Grill	120	1	7,938	10/25/00	4/1/01	3/31/11	4/1/01	$8.31	Op. Ex.	Net	6.0%	Annual
							4/1/02	$9.15	Taxes	Net	Effective	Sales >
				1st Amnd:			4/1/03	$9.98
				5/1/01			4/1/04	$11.22			4/1/01	$1,100,000
							4/1/06	$14.55			4/1/02	$1,210,000
							4/1/07	$15.80			4/1/03	$1,320,000
							4/1/09	$17.04			4/1/04	$1,485,000
							4/1/10	$17.88			4/1/06	$1,925,000
											411/07	$2,090,000
											4/1109	$2,255,000
											4/1/10	$2,365,000
Salad Works, Inc.	130	1	3,606	3/31/97	10/1/97	9/30/07	10/1/97	$20.00	Op. Ex.	Net	6.0%	LY 1-5:
“Salad Works”							4/1/00	$22.00	Taxes	Net		$1.75mm
				1st Amnd:			4/1/02	$24.00
				9/30/97			4/1/04	$26.00				LY 6-10:
							4/1/05	$27.00				$1.85mm
Kinko’s of Ohio, Inc.	140	1	4,650	12/2/96	5/12/97	5/11/07	5/1/97	$33.79	Op. Ex.	Tot
“Kinko’s”							5/1/98	$34.79	Taxes	Base
							5/1/99	$35.79		$6.85
							5/1/00	$38.79
							5/1/01	$37.79
							5/1/02	$41.29

Two Commerce Square

Rent Roll

July 1, 2003

			Square	Lease	Term		Rent		Recoveries		Percentage Rent
Tenant Name	Suite	Floor	Feet	Date	Start	End	Steps	Rent	Charge	Base	Percent	Break
Citizens Bank	170	1	2,896	7/12/02	12/16/02	12/31/12	12/16/02	$28.00	Op. Ex.	Net
							1/1/06	$29.00	Taxes	Net
							1/1/08	$31.00
							1/1/11	$32.00
Shoe Shine Service	180	1	180	N/A
NYCL - (Delaware Mgt.)	060	P-1	10,198	3/28/90	5/15/92	6/23/07	5/15/92	$19.00	Op. Ex.	Net
NYCL - (Delaware Mgt.)	200	2	41,936				5/15/93	$20.00	Taxes	Net
NYCL - (Delaware Mgt.)	300	3	31,817	1st Amnd:			6/24/97	$25.25
NYCL - (Delaware Mgt.)	400	4	33,572	10/1/92			6/24/02	$30.00
NYCL - Vacant	500	5	33,572
NYCL - (Citizens Bank)	800	8	33.572	2nd Amnd:
NYCL - (Biological Abstr.)	700	7	33,572	6/20/99
NYCL - Alliance	800	8	16,186
NYCL - (Biological Abstr.)	810	6	7,551	3rd Amnd:
NYCL - CSX	830	8	5,640	9/30/99
NYCL - (McCormick Teyl.)	900	9	29,392
NYCL - (McCormick Tayl.)	1000	10	29,376
NYCL - (ADR Options)	1100	11	10.969	4th Amnd:
NYCL - (Reliance Stand.)	1110	11	18,761	12/10/99
NYCL - (Reliance Stand.)	1200	12	29,730
NYCL - (Reliance Stand.)	1400	14	29,724	5th Amnd:
NYCL - (Reliance Stand.)	1600	15	29,724	1/5/00
NYCL - Conrail	1800	16	29,724
NYCL - (PWC)	1700	17	29,773	6th Amnd:
NYCL - (PWC)	1800	18	23,440	5/17/01
NYCL - (PWC)	1900	19	23,037
NYCL - (PWC)	2000	20	23,037	Ltr Agmnts:
NYCL - (PWC)	2100	21	22,825	3/28/90
NYCL - (PWC)	2200	22	23,037	6/3/93
NYCL - (PWC)	2300	23	23.037	9/9/94
NYCL - (PWC)	2400	24	23,037
NYCL - (PWC)	2500	25	23,037
NYCL - Vacant	2600	26	23,037
NYCL - (GreenbergTrourig)	2700	27	22,825
NYCL - (PP Ph 2/E&Y)	2800	28	22,981
NYCL - (Norfolk South.)	2900	29	14,677
NYCL - Vacant	4110	41	224

			752,999
Delaware Management	000	P-1	See	12/10/99	N/A
	200	2	NYCL
	300	3
	400	4
Citizens Bank	600	6	See	11/8/01	N/A
			NYCL

Two Commerce Square

Rent Roll

July 1, 2003

			Square	Lease	Term		Rent		Recoveries		Percentage Rent
Tenant Name	Suite	Floor	Feet	Date	Start	End	Steps	Rent	Charge	Base	Percent	Break
Biological Abstracts	700	7	See	4/30/99	6/24/09	11/30/09	6/24/09	$9.55	Op. Ex.	Net
	810	8	NYCL						Taxes	Net
				1st Amend:
				2/28/01
Alliance	800	a	See	2/18/01	6/24/08	12/31/09	0/24/08	$25.90	Op. Ex.	Net
			NYCL						Taxes	Net
McCormick Taylor	1000	10	See	7/8/99	8/24/09	1/31/10	6/24/09	$20.50	Op. Ex*	$5.89
	900	9	NYCL						Taxes*	$3.09
				1st Amend:
				7/6/99
				2nd Amend:
				5/17/00
ADR Options, Inc.	1100	11	See	8/15/01	N/A
			NYCL
Reliance Standard Life	1110	11	See	1/05/00	06/24108	06/23/09	06/24/08	$24.00	Op. Ex*	$5.89
Reliance Standard Life	1200	12	NYCL						Taxes*	$3.09
Reliance Standard Life	1400	14		Amended &
Reliance Standard Life	1500	15		Restated
				Sublease:
				5/1/00
PriceWaterhouseCoopers	1700	17	See	8/20/99	8/24/09	4/24/15	8/24/09	$25.00	Op. Ex	$5.94
	1800	18	NYCL				4/24/10	$27.00	Taxes	$3.15
	1900	19
	2000	20
	2100	21
	2200	22
	2300	23
	2400	24
	2500	25
Greenberg Traurlg	2700	27	See	7/11/00	N/A
			NYCL
Norfolk Southern	2900	29	See	10/1/99	N/A
			NYCL
				1st Amnd:
				10/26/99

Two Commerce Square

Rent Roll

July 1, 2003

			Square	Lease	Term		Rent		Recoveries		Percentage Rent
Tenant Name	Suite	Floor	Feet	Date	Start	End	Steps	Rent	Charge	Base	Percent	Break
Vacant	3020	30	4.745
Grant Thornton, LLP	3010	30	9,856	7/29/94	12/5/94	12/4/04	9/2/96	$25.00	Op. Ex.	Net
							9/2/97	$6.75	Taxes	Net
							9/2/98	$7.75
							9/2/99	$8.75
							9/2/00	$9.75
							9/2/01	$10.75
							9/2/02	$11,75
							9/2/03	$12.75
							9/2/04	$13.75
Grant Thornton, LLP	3100	31	14,633	1st Amend:			12/5/94	$25.71
			24,489	3/14/88			12/5/95	$4.70
							12/5/98	$5.00
							12/5/99	$6.00
							12/5/00	$7.00
							12/5/01	$8.00
							12/5/02	$9.00
							12/6/03	$10.00
Shrager, McDaid, Loftus,	3210	32	8,989	6/15/92	12/18/93	12/31/03	1/1/93	$8.75	Op. Ex.	Net
Flum, & Spivey							12/1/94	$9.50	Taxes	Net
							12/1/95	$10.25
	3209	32	*972	Ltr Agmnt:			12/1/96	$11.00	N/A

			9,961	8/14/92			12/1/97	$14.50
							12/1/98	$15.00
							12/1/99	$16.00
							12/1/00	$17.00
							12/1/01	$20.00
							12/1/02	$21.00
							12/1/03	$22.00
Barrack, Rodos & Baclne	3220	32	4,672	2/1/93	5/10/93	9/30/11	5/10/93	$14.57	Op. Ex.	Net
Barrack, Rodos & Becine	3300	33	14,633				5/10/96	$15,25	Taxes	Net

			19,305				9/22/01	$15.50
							10/1/02	$16.00
				1st Amend:			10/1/03	$17.00
				12/26/00			10/1/04	$18.00
							10/1/05	$18.75
							10/1/06	$19.00
							10/1/07	$18.50
							10/1/08	$20.25
							10/1/09	$21.00
							10/1/10	$21.75

Two Commerce Square

Rent Roll

July 1, 2003

			Square	Lease	Term		Rent		Recoveries		Percentage Rent
Tenant Name	Suite	Floor	Feet	Date	Start	End	steps	Rent	Charge	Base	Percent	Break
Eizan, Fineburg & McCarthy	3410	34	7,183	9/14/93	11/1/93	7/31/05	11/1/93	$9.75	Op. Ex.	Net
							11/1/94	$13.00	Taxes	Net
			Effective	1st Amend:			9/1/96	$13.50
			9/1/99:	5/14198			9/1/99	$10.47
							6/1/00	$11.75
			9,506	2nd Amend:			8/1/00	$12.00
				7/31/99			8/1/01	$12.25
							8/1/02	$12.75
							8/1/03	$13.00
							8/1/04	$13.25
P. G Corbin & Co., Inc.	3420	34	5,127	3/7/94	6/1/94	7/31/04	6/1/94	$11.26	Op. Ex.	Net
							8/1/01	$12.70	Taxes	Net
				1st amend:			8/1/02	$13.70
				11/30/98			8/1/03	$14.70
				2nd Amend:
				2/28/01
Ernst & Young, LLP	2800	28	22,961	Sublease	1/1/00	8/22/08	1/1/00	$12,02	Op. Ex	Net
				7/1/00			1/1/04	$13.05	Taxes
Ernst & Young, LLP	3500	35	14,633	12/19/91	9/21/92	9/30/07	9/21/92	$0
Ernst & Young, LLP	3600	36	14,633				9/21/93	$7.00	Op. Ex.	Net
Ernst & Young, LLP	3700	37	14,633	1st Amend.	7/1/00	9/29/07	9/21/94	$10.50	Taxes	Net
Ernst & Young, LLP	3800	38	14,633	9/30/99			9/21/95	$15.50
Ernst & Young, LLP	3900	39	14,833				9/21/96	$16.00
Ernst & Young, LLP	4000	40	14,833				9/21/97	$20.00
Ernst & Young, LLP**	4100	41	13,998				9/21/99	$21.00

			124,757				9/21/00	$22.00
Less: NYCL Sublease			(22,961)				9/21/01	$23.00

Original Direct Lease			101,796				9/21/02	$24.00
							9/21/04	$26.00
							9/21/05	$27.00
							9/21/08	$28.00

Total Leased Space	948,531	98.3%
Total Vacant Space	4,745	1.7%
Total Space	953,276	100%

SCHEDULE II

INTENTIONALLY DELETED

SCHEDULE III

ORGANIZATIONAL CHART

SCHEDULE IV

(Lender)

- and -

(Tenant)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Dated:

Location:

Section:
Block:
Lot:
County:

PREPARED BY AND UPON RECORDATION RETURN TO:

Messrs. Cadwalader, Wickersham & Taft LLP
100 Maiden Lane
New York, New York 10038 Attention:

File No.:
Title No.:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the      day of             , 20     by and between MORGAN STANLEY MORTGAGE CAPITAL INC., having an address at 1221 Avenue of the Americas, 27th Floor, New York, New York 10020 (“Lender”) and                                 , having an address at                                          (“Tenant”).

RECITALS:

A. Lender has made a loan in the approximate amount of $132,000,000.00 to Landlord (defined below), which Loan is given pursuant to the terms and conditions of that certain Loan Agreement dated             , 2003, between Lender and Landlord (the “Loan Agreement”). The Loan is evidenced by a certain Promissory Note dated             , 2003, given by Landlord to Lender (the “Note”) and secured by a certain [Mortgage][Deed of Trust] and Security Agreement dated             , 2003, given by Landlord to Lender (the “Mortgage”), which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”);

B. Tenant occupies a portion of the Property under and pursuant to the provisions of a certain lease dated             ,      between Philadelphia Plaza-Phase 11, Ltd., a Pennsylvania limited partnership, as landlord (“Landlord”) and Tenant, as tenant (the “Lease”); and

C. Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1. Subordination. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to the lien thereof and all terms, covenants and conditions set forth. in the Mortgage and the Loan Agreement including without limitation all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Mortgage and Loan Agreement had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.

2. Non-Disturbance. Lender agrees that if any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding shall be made subject to all rights of Tenant under the Lease except as set forth in Section 3 below, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) the Lease shall be in full force and effect and (d) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed beyond the expiration of any applicable notice or grace periods (a, b and c, the “Conditions”).

3. Attornment. Lender and Tenant agree that upon the conveyance of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby (at the option of the transferee of the Property (the “Transferee”) if the Conditions set forth in Section 2 above have not been met at the time of such transfer) but shall continue in full force and effect as a direct lease between the Transferee and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to the Transferee and the Transferee shall accept such attornment, and the Transferee shall not be (a) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, (b) liable (i) for Landlord’s failure to perform any of its obligations under the Lease which have accrued prior to the date on which the Transferee shall become the owner of the Property, or (ii) for any act or omission of Landlord, whether prior to or after such foreclosure or sale, (c) required to make any repairs to the Property or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless the Transferee shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs, (d) required to make any capital improvements to the Property or to the premises demised under the Lease which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, (e) subject to any offsets, defenses, abatements or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which the Transferee shall become the owner of the Property, (f) liable for the return of rental security deposits, if any, paid by Tenant to Landlord in accordance with the Lease unless such sums are actually received by the Transferee, (g) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless (i) such sums are actually received by the Transferee or (ii) such prepayment shall have been expressly approved of by the Transferee, (h) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Transferee succeeded to Landlord’s interest, (i) bound by any agreement amending, modifying or terminating the Lease made without the Lender’s prior written consent prior to the time the Transferee succeeded to Landlord’s interest or (j) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time the Transferee succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease.

4. Notice to Tenant. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Mortgage and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to

2

Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments made in accordance with the Lender’s instructions.

5. Lender’s Consent. Tenant shall not, without obtaining the prior written consent of Lender, (a) enter into any agreement amending, modifying or terminating the Lease, (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (d) assign the Lease or sublet the premises demised under the Lease or any part thereof other than pursuant to the provisions of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Lender’s prior consent, shall not be binding upon Lender.

6. Lender to Receive Notices. Tenant shall provide Lender with copies of all written notices sent to Landlord pursuant to the Lease simultaneously with the transmission of such notices to the Landlord. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or to an abatement of the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of such an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

7. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:

Attention:
Facsimile No.

If to Lender:	Morgan Stanley Mortgage Capital Inc. 1221 Avenue of the Americas, 27th Floor New York, New York 10020 Attention: James Flaum and Kevin Swartz Facsimile No. (212) 762-9494

3

With a copy to:	Cadwalader, Wickersham & Taft LLP
100 Maiden Lane
New York, New York 10038 Attention: John M. Zizzo, Esq. Facsimile No. (212) 504-6666

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8. Joint and Several Liability. If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be, binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns.

9. Definitions. The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

10. No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

11. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

12. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

13. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

4

14. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

15. Transfer of Loan. Lender may sell, transfer and deliver the Note and assign the Mortgage, this Agreement and the other documents executed in connection therewith to one or more investors in the secondary mortgage market (“Investors”). In connection with such sale, Lender may retain or assign responsibility for servicing the loan, including the Note, the Mortgage, this Agreement and the other documents executed in connection therewith, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

16. Further Acts. Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts and assurances as Lender shall, from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

17. Limitations on Lender’s Liability. Tenant acknowledges that Lender is obligated only to Landlord to make the Loan upon the terms and subject to the conditions set forth in the Loan Agreement. In no event shall Lender or any purchaser of the Property at foreclosure sale or any grantee of the Property named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee (collectively the Lender, such purchaser, grantee, heir, legal representative, successor or assignee, the “Subsequent Landlord”) have any personal liability for the obligations of Landlord under the Lease and should the Subsequent Landlord succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Subsequent Landlord to perform any such material obligation.

5

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation

By:
Name:
Title:

TENANT:

a

By:
Name:
Title:

The undersigned accepts and agrees to the provisions of Section 4 hereof:

LANDLORD:

PHILADELPHIA PLAZA-PHASE II, LP, a Pennsylvania limited partnership

By:	TCS Genpar, LLC, a Delaware limited liability company, Its General Partner

	By:	TCS SPE 1, L.P., a Delaware limited partnership, Its Sole Member

		By:	TCS Mezzanine GP, LLC, a Delaware limited liability company, Its General Partner

			By:	Maguire Thomas Partners-Commerce Square II, Ltd., a California limited partnership, Its Managing Member

				By:	Thomas Development Partners-Phase II, Inc., a California corporation, Its General Partner

By:
Name:
Title:

6

ACKNOWLEDGMENTS

[INSERT STATE SPECIFIC ACKNOWLEDGMENT]

EXHIBIT A

LEGAL DESCRIPTION

SCHEDULE V

SCHEDULE OF AMORTIZED PAYMENTS

Two Commerce

Amortization Schedule based on June 2003 Split

MS Loan Amount	132,000,000
Balloon Balance	106,445,603

Date	Beginning Balance	Principal Payment	End Balance
August 2003	132,000,000	—	132,000,000
September 2003	132,000,000	307,600.00	131,692,400
October 2003	131,692,400	307,600.00	131,384,800
November 2003	131,384,800	307,600.00	131,077,200
December 2003	131,077,200	307,600.00	130,769,600
January 2004	130,769,600	448,808.97	130,320,791
February 2004	130,320,791	448,808.97	129,871,982
March 2004	129,871,982	448,808.97	129,423,173
April 2004	129,423,173	448,808.97	128,974,364
May 2004	128,974,364	448,808.97	128,525,555
June 2004	128,525,555	448,808.97	128,076,746
July 2004	128,076,746	448,808.97	127,627,937
August 2004	127,627,937	448,808.97	127,179,128
September 2004	127,179,128	448,808.97	126,730,319
October 2004	126,730,319	448,808.97	126,281,510
November 2004	126,281,510	448,808.97	125,832,701
December 2004	125,832,701	448,808.97	125,383,892
January 2005	125,383,892	442,424.00	124,941,468
February 2005	124,941,468	442,424.00	124,499,044
March 2005	124,499,044	442,424.00	124,056,620
April 2005	124,056,620	442,424.00	123,614,196
May 2005	123,614,196	442,424.00	123,171,772
June 2005	123,171,772	442,424.00	122,729,348
July 2005	122,729,348	442,424.00	122,286,924
August 2005	122,286,924	442,424.00	121,844,500
September 2005	121,844,500	442,424.00	121,402,076
October 2005	121,402,076	442,424.00	120,959,652
November 2005	120,959,652	442,424.00	120,517,228
December 2005	120,517,228	442,424.00	120,074,804
January 2006	120,074,804	459,258.80	119,615,546
February 2006	119,615,546	459,258.80	119,156,287
March 2006	119,156,287	459,258.80	118,697,028
April 2006	118,697,028	459,258.80	118,237,769
May 2006	118,237,769	459,258.80	117,778,510
June 2006	117,778,510	459,258.80	117,319,252
July 2006	117,319,252	459,258.80	116,859,993
August 2006	116,859,993	459,258.80	116,400,734
September 2006	116,400,734	459,258.80	115,941,475
October 2006	115,941,475	459,258.80	115,482,216
November 2006	115,482,216	459,258.80	115,022,958
December 2006	115,022,958	459,258.80	114,563,699
January 2007	114,563,699	378,733.33	114,184,965

Two Commerce

Amortization Schedule based on June 2003 Split

MS Loan Amount	132,000,000
Balloon Balance	106,445,603

Date	Beginning Balance	Principal Payment	End Balance
February 2007	114,184,965	378,733.33	113,806,232
March 2007	113,806,232	378,733.33	113,427,499
April 2007	113,427,499	378,733.33	113,048,765
May 2007	113,048,765	378,733.33	112,670,032
June 2007	112,670,032	378,733.33	112,291,299
July 2007	112,291,299	378,733.33	111,912,565
August 2007	111,912,565	378,733.33	111,533,832
September 2007	111,533,832	378,733.33	111,155,099
October 2007	111,155,099	378,733.33	110,776,365
November 2007	110,776,365	378,733.33	110,397,632
December 2007	110,397,632	378,733.33	110,018,899
January 2008	110,018,899	119,999.70	109,898,899
February 2008	109,898,899	119,999.70	109,778,899
March 2008	109,778,899	119,999.70	109,658,900
April 2008	109,658,900	119,999.70	109,538,900
May 2008	109,538,900	119,999.70	109,418,900
June 2008	109,418,900	119,999.70	109,298,901
July 2008	109,298,901	119,999.70	109,178,901
August 2008	109,178,901	119,999.70	109,058,901
September 2008	109,058,901	119,999.70	108,938,901
October 2008	108,938,901	119,999.70	108,818,902
November 2008	108,818,902	119,999.70	108,698,902
December 2008	108,698,902	119,999.70	108,578,902
January 2009	108,578,902	39,582.70	108,539,320
February 2009	108,539,320	39,582.70	108,499,737
March 2009	108,499,737	39,582.70	108,460,154
April 2009	108,460,154	39,582.70	108,420,572
May 2009	108,420,572	39,582.70	108,380,989
June 2009	108,380,989	39,582.70	108,341,406
July 2009	108,341,406	39,582.70	108,301,823
August 2009	108,301,823	39,582.70	108,262,241
September 2009	108,262,241	39,582.70	108,222,658
October 2009	108,222,658	39,582.70	108,183,075
November 2009	108,183,075	39,582.70	108,143,493
December 2009	108,143,493	39,582.70	108,103,910
January 2010	108,103,910	39,582.70	108,064,327
February 2010	108,064,327	39,582.70	108,024,745
March 2010	108,024,745	39,582.70	107,985,162
April 2010	107,985,162	39,582.70	107,945,579
May 2010	107,945,579	41,666.00	107,903,913
June 2010	107,903,913	41,666.00	107,862,247
July 2010	107,862,247	41,666.00	107,820,581

Two Commerce

Amortization Schedule based on June 2003 Split

MS Loan Amount	132,000,000
Balloon Balance	106,445,603

Date	Beginning Balance	Principal Payment	End Balance
August 2010	107,820,581	41,666.00	107,778,915
September 2010	107,778,915	41,666.00	107,737,249
October 2010	107,737,249	41,666.00	107,695,583
November 2010	107,695,583	41,666.00	107,653,917
December 2010	107,653,917	41,666.00	107,612,251
January 2011	107,612,251	41,666.00	107,570,585
February 2011	107,570,585	41,666.00	107,528,919
March 2011	107,528,919	41,666.00	107,487,253
April 2011	107,487,253	41,666.00	107,445,587
May 2011	107,445,587	41,666.00	107,403,921
June 2011	107,403,921	41,666.00	107,362,255
July 2011	107,362,255	41,666.00	107,320,589
August 2011	107,320,589	41,666.00	107,278,923
September 2011	107,278,923	41,666.00	107,237,257
October 2011	107,237,257	41,666.00	107,195,591
November 2011	107,195,591	41,666.00	107,153,925
December 2011	107,153,925	41,666.00	107,112,259
January 2012	107,112,259	41,666.00	107,070,593
February 2012	107,070,593	41,666.00	107,028,927
March 2012	107,028,927	41,666.00	106,987,261
April 2012	106,987,261	41,666.00	106,945,595
May 2012	106,945,595	41,666.00	106,903,929
June 2012	106,903,929	41,666.00	106,862,263
July 2012	106,862,263	41,666.00	106,820,597
August 2012	106,820,597	41,666.00	106,778,931
September 2012	106,778,931	41,666.00	106,737,265
October 2012	106,737,265	41,666.00	106,695,599
November 2012	106,695,599	41,666.00	106,653,933
December 2012	106,653,933	41,666.00	106,612,267
January 2013	106,612,267	41,666.00	106,570,601
February 2013	106,570,601	41,666.00	106,528,935
March 2013	106,528,935	41,666.00	106,487,269
April 2013	106,487,269	41,666.00	106,445,603

Two Commerce Square

Amortization Schedule

Date	Beginning Balance	Principal Payment	End Balance
August 2003	132,000,000	—	132,000,000
September 2003	132,000,000	307,600.00	131,692,400
October 2003	131,692,400	307,600.00	131,384,800
November 2003	131,384,800	307,600.00	131,077,200
December 2003	131,077,200	307,600.00	130,769,600
January 2004	130,769,600	448,80897	130,320,791
February 2004	130,320,791	448,808.97	129,871,982
March 2004	129,871,982	448,808.97	129,423,173
April 2004	129,423,173	448,808.97	128,974,364
May 2004	128,974,364	448,808.97	128,525,555
June 2004	128,525,555	448,80897	128,076,746
July 2004	128,076,746	448,808.97	127,627,937
August 2004	127,627,937	448,808.97	127,179,128
September 2004	127,179,128	448,808.97	126,730,319
October 2004	126,730,319	448,808.97	126,281,510
November 2004	126,281,510	448,808.97	125,832,701
December 2004	125,832,701	448,80897	125,383,892
January 2005	125,383,892	442,424.00	124,941,468
February 2005	124,941,468	442,424.00	124,499,044
March 2005	124,499,044	442,424.00	124,056,620
April 2005	124,056,620	442,424.00	123,614,196
May 2005	123,614,196	442,424.00	123,171,772
June 2005	123,171,772	442,424.00	122,729,348
July 2005	122,729,348	442,424.00	122,286,924
August 2005	122,286,924	442,424.00	121,844,500
September 2005	121,844,500	442,424.00	121,402,076
October 2005	121,402,076	442,424.00	120,959,652
November 2005	120,959,652	442,424.00	120,517,228
December 2005	120,517,228	442,424.00	120,074,804
January 2006	120,074,804	459,258.80	119,615,546
February 2006	119,615,546	459,258.80	119,156,287
March 2006	119,156,287	459,258.80	118,697,028
April 2006	118,697,028	459,258.80	118,237,769
May 2006	118,237,769	459,258.80	117,778,510
June 2006	117,778,510	459,258.80	117,319,252
July 2006	117,319,252	459,258.80	116,859,993
August 2006	116,859,993	459,258.80	116,400,734
September 2006	116,400,734	459,258.80	115,941,475
October 2006	115,941,475	459,258.80	115,482,216

November 2006	115,482,216	459,258.80	115,022,958
December 2006	115,022,958	459,258.80	114,563,699
January 2007	114,563,699	378,733.33	114,184,965
February 2007	114,184,965	378,733.33	113,806,232
March 2007	113,806,232	378,733.33	113,427,499
April 2007	113,427,499	378,733.33	113,048,765
May 2007	113,048,765	378,733.33	112,670,032
June 2007	112,670,032	378,733.33	112,291,299
July 2007	112,291,299	378,733.33	111,912,565
August 2007	111,912,565	378,733.33	111,533,832
September 2007	111,533,832	378,733.33	111,155,099
October 2007	111,155,099	378,733.33	110,776,365
November 2007	110,776,365	378,733.33	110,397,632
December 2007	110,397,632	378,733.33	110,018,899
January 2008	110,018,899	119,999.70	109,898,899
February 2008	109,898,899	119,999.70	109,778,899
March 2008	109,778,899	119,999.70	109,658,900
April 2008	109,658,900	119,999.70	109,538,900
May 2008	109,538,900	119,999.70	109,418,900
June 2008	109,418,900	119,999.70	109,298,901
July 2008	109,298,901	119,999.70	109,178,901
August 2008	109,178,901	119,999.70	109,058,901
September 2008	109,058,901	119,999.70	108,938,901
October 2008	108,938,901	119,999.70	108,818,902
November 2008	108,818,902	119,999.70	108,698,902
December 2008	108,698,902	119,999.70	108,578,902
January 2009	108,578,902	39,58230	108,539,320
February 2009	108,539,320	39,582.70	108,499,737
March 2009	108,499,737	39,582.70	108,460,154
April 2009	108,460,154	39,582.70	108,420,572
May 2009	108,420,572	39,582.70	108,380,989
June 2009	108,380,989	39,582.70	108,341,406
July 2009	108,341,406	39,582.70	108,301,823
August 2009	108,301,823	39,582.70	108,262,241
September 2009	108,262,241	39,582.70	108,222,658
October 2009	108,222,658	39,582.70	108,183,075
November 2009	108,183,075	39,582.70	108,143,493
December 2009	108,143,493	39,582.70	108,103,910
January 2010	108,103,910	39,582.70	108,064,327
February 2010	108,064,327	39,582.70	108,024,745
March 2010	108,024,745	39,582.70	107,985,162
April 2010	107,985,162	39,582.70	107,945,579
May 2010	107,945,579	41,666.00	107,903,913
June 2010	107,903,913	41,666.00	107,862,247
July 2010	107,862,247	41,666.00	107,820,581

August 2010	107,820,581	41,666.00	107,778,915
September 2010	107,778,915	41,666.00	107,737,249
October 2010	107,737,249	41,666.00	107,695,583
November 2010	107,695,583	41,666.00	107,653,917
December 2010	107,653,917	41,666.00	107,612,251
January 2011	107,612,251	41,666.00	107,570,585
February 2011	107,570,585	41,666.00	107,528,919
March 2011	107,528,919	41,666.00	107,487,253
April 2011	107,487,253	41,666.00	107,445,587
May 2011	107,445,587	41,666.00	107,403,921
June 2011	107,403,921	41,666.00	107,362,255
July 2011	107,362,255	41,666.00	107,320,589
August 2011	107,320,589	41,666.00	107,278,923
September 2011	107,278,923	41,666.00	107,237,257
October 2011	107,237,257	41,666.00	107,195,591
November 2011	107,195,591	41,666.00	107,153,925
December 2011	107,153,925	41,666.00	107,112,259
January 2012	107,112,259	41,666.00	107,070,593
February 2012	107,070,593	41,666.00	107,028,927
March 2012	107,028,927	41,666.00	106,987,261
April 2012	106,987,261	41,666.00	106,945,595
May 2012	106,945,595	41,666.00	106,903,929
June 2012	106,903,929	41,666.00	106,862,263
July 2012	106,862,263	41,666.00	106,820,597
August 2012	106,820,597	41,666.00	106,778,931
September 2012	106,778,931	41,666.00	106,737,265
October 2012	106,737,265	41,666.00	106,695,599
November 2012	106,695,599	41,666.00	106,653,933
December 2012	106,653,933	41,666.00	106,612,267
January 2013	106,612,267	41,666.00	106,570,601
February 2013	106,570,601	41,666.00	106,528,935
March 2013	106,528,935	41,666.00	106,487,269
April 2013	106,487,269	41,666.00	106,445,603

SCHEDULE VI

DESCRIPTION OF REA

Reciprocal Easement and Operating Agreement and Covenants Agreement, dated September 15, 1990, by and between Maguire – Thomas Partners – Philadelphia Plaza Associates and Maguire Thomas Partners – Philadelphia Plaza – Phase II.

SCHEDULE VII

APPROVED LEASE FORM

TWO COMMERCE SQUARE

OFFICE LEASE

by and between

PHILADELPHIA PLAZA-PHASE II, LP

a Pennsylvania limited partnership

and

Dated

1	Definitions		1
2	Lease of Premises		1
3	Use of Premises		1
4	Term		1
5	Rent		2
	5.1	Items Comprising Rent	2
	5.2	Time for Payment	2
	5.3	Estimates and Annual Reconciliation of Property Expenses	3
	5.4	Tenant’s Right to Audit Property Expenses	3
6	Security Deposit		4
7	Abatement for Failure of Building Systems		5
8	Tenant Improvements; Allowances		5
	8.1	Tenant Improvements	5
	8.2	Allowances	5
	8.3	Acceptance	7
9	Utilities and Services		7
	9.1	Landlord Obligations	7
	9.2	Extraordinary Services	8
	9.3	Telephone	9
	9.4	Interruption in Utility Services	9
10	Alterations		9
	10.1	Restriction on Alterations	9
	10.2	Removal and Surrender of Fixtures and Alterations	10
	10.3	Tenant’s Fixtures	11
11	Maintenance and Repairs		11
	11.1	Tenant’s Obligations	11
	11.2	Landlord’s Obligations	11
	11.3	Waiver of Liability	11
12	Insurance; Waiver of Subrogation		11
	12.1	Liability Insurance	11
	12.2	Property Insurance	12
	12.3	Business Interruption Insurance	12
	12.4	Policy Requirements	12
	12.5	Landlord’s Insurance	13
	12.6	Waiver of Subrogation	14
13	Damage or Destruction		14
	13.1	Damage and Restoration	14
	13.2	Termination	14
14	Eminent Domain		15
	14.1	Taking	15
	14.2	Temporary Taking	15
15	Assignment and Subletting		16
	15.1	Limitation	16
	15.2	Notice of Intent to Assign or Sublet	17
	15.3	Right of Recapture; Landlord’s Consent	17
	15.4	No Release of Tenant’s Obligations	18

i

	15.5	Transfer is Assignment	19
	15.6	Costs	19
16	Landlord’s Reserved Rights		19
	16.1	Right of Entry	19
	16.2	Building and Common Areas	19
	16.3	Name	20
	16.4	One Commerce Square	20
17	Indemnification and Waiver		20
	17.1	Indemnity by Tenant	20
	17.2	Waiver	20
18	Definition of Landlord		21
19	Subordination		21
	19.1	Subordination	21
	19.2	Attornment	21
	19.3	Notice from Tenant	21
20	Substitution of Premises		22
21	Surrender of Premises and Removal of Property		22
	21.1	No Merger	22
	21.2	Surrender of Premises	22
	21.3	Disposal of Property	22
22	Holding Over		23
23	Defaults and Remedies		23
	23.1	Defaults by Tenant	23
	23.2	Landlord’s Remedies	24
	23.3	Waivers by Tenant	25
	23.4	Right of Landlord to Injunction; Remedies Cumulative	25
	23.5	Right of Distress and Lien	25
	23.6	Waiver of Jury Trial	26
	23.7	Definition of Tenant	26
24	Covenant Against Liens		26
25	Interest on Tenant’s Obligations; Late Charges		26
	25.1	Interest	26
	25.2	Late Charge	26
26	Quiet Enjoyment		27
27	Parking Facilities		27
28	Brokers		27
29	Rules and Regulations		28
30	Directory Board and Signage		28
	30.1	Directory Board	28
	30.2	Sins	28
31	Termination Option		28
32	Expansion Options		29
	32.1	First Expansion Option	29
	32.2	Second Expansion Option	30
	32.3	Personal Option	31
33	Rights of First Offer		31

ii

	33.1	First Offer Space	31
	33.2	Personal Option	32
34	Option to Renew		32
35	General Provisions		33
	35.1	No Waiver	33
	35.2	Landlord’s Right to Perform	33
	35.3	Terms; Headings	34
	35.4	Entire Agreement	34
	35.5	Successors and Assigns	34
	35.6	Notices	34
	35.7	Severability	34
	35.8	Time of Essence	35
	35.9	Governing Law	35
	35.10	Attorneys’ Fees	35
	35.11	Light and Air	35
	35.12	Bankruptcy Prior to Commencement	35
	35.13	Force Majeure	35
	35.14	Applicable Laws	35
	35.15	Estoppel Certificates	35
	35.16	Examination of Lease	36
	35.17	Landlord Liability	36
	35.18	Execution by Tenant	36
	35.19	Landlord’s Waiver	36
36	CONFESSION OF JUDGMENT		36
	36.1	CONFESSION OF JUDGMENT FOR RENT	36
	36.2	CONFESSION OF JUDGMENT FOR POSSESSION	37
	36.3	PROCEEDINGS	37
	36.4	ACKNOWLEDGMENT OF CONFESSION OF JUDGMENT	38

EXHIBIT A - FLOOR PLAN

EXHIBIT B - GLOSSARY OF DEFINED TERMS

EXHIBIT C - MEMORANDUM OF LEASE COMMENCEMENT

EXHIBIT D - TENANT IMPROVEMENT LETTER

EXHIBIT E - RULES AND REGULATIONS

EXHIBIT F - HVAC SPECIFICATIONS

EXHIBIT G - JANITORIAL SPECIFICATIONS

[OPTIONAL]: EXHIBIT H - NON-DISTURBANCE AGREEMENT

iii

LEASE SUMMARY

This lease summary is for convenience of reference only. It is not a part of the lease and it should not be used in the interpretation of any of the provisions of the lease.

Date:

Landlord:	PHILADELPHIA PLAZA-PHASE II, LP

Tenant:

Premises:	rentable square feet (“rsf”) located on the floor Two
Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania 19103

Term:	, commencing
(see Section 4, page 1)

Rent (net of Operating

Expenses and Real Estate

Taxes):

Period	Annual Net Rent	Monthly Net Rent
Lease Year	$	$
Lease Year	$	$
Lease Year	$	$

    (see Section 5, page 2)

Estimated Current Year Operating Expenses and Real Estate Taxes:	$ /rsf

Estimated Current Year Philadelphia Business Use and Occupancy tax:	$ /rsf

Parking Passes:

Improvement Allowance:	$

Moving Allowance:	$

Security Deposit:	$

S-1

Options:

Early termination (Section            )

Expansion (Section            )

Renewal (Section            )

Right of First Offer (Section            )

S-2

TWO COMMERCE SQUARE OFFICE LEASE

THIS LEASE is made and entered into as of the      day of          200    , by and between PHILADELPHIA PLAZA-PHASE II, LP, a Pennsylvania limited partnership (“Landlord”) and                                         , a                                          (“Tenant”).

1 Definitions. All capitalized terms used in this Lease and not specifically defined in the text shall have the meanings ascribed to them in the glossary attached hereto as Exhibit B and hereby made a part hereof.

2 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (the “Premises”) shown on the drawings attached hereto as Exhibit A, located on the                      floor of the Building. The Premises contain                     Rentable Square Feet. Landlord also hereby grants to Tenant a non-exclusive license to use the common areas and public areas within the Property.

3 Use of Premises. The Premises shall be used only for office uses in keeping with the character of a first-class, high-rise, institutional headquarters-grade office building and for no other purpose. Without limitation of the foregoing, Tenant shall not use the Premises, or permit others to use the Premises, for (a) a medical practice, retail sales operation, retail showroom, classroom (other than for Tenant’s employees), testing center or for non-incidental storage; (b) any use which would violate any Applicable Laws, including, without limitation, those with respect to hazardous or toxic materials, or the provisions of any governmental permit or document related to the Property; (c) any use which would adversely affect or render more expensive any fire or other insurance maintained by Landlord for the Building or any of its contents; or (d) any use which would impair or interfere with the Building Systems or the Service Facilities.

4 Term. The term of this Lease (the “Term”) shall be                                 , commencing                                  and ending, without the necessity of any notice from either party, on the last day of the              [calendar month thereafter] [Lease Year]. Notwithstanding the foregoing, if Tenant takes occupancy for any purpose prior to                             , the Term shall commence on the date of such occupancy and shall end on the last day of the              [calendar month thereafter] [Lease Year]. At the request of either party, Landlord and Tenant will execute a memorandum in the form of Exhibit C attached hereto, setting forth the dates on which the Term begins and ends.

OPTIONAL CLAUSE:

The term of this Lease (the “Term”) shall be                     , commencing on the date the Tenant Improvements are Substantially Complete and ending, without the necessity of any notice from either party, on the last day of the              calendar month after such date. At the request of either party, Landlord and Tenant will execute a memorandum in the form of Exhibit C attached hereto, setting forth the dates on which the Term begins and ends. The date on which the term begins is hereinafter referred to as the “Commencement Date.”

5 Rent.

5.1 Items Comprising Rent. In consideration for this Lease, effective as of the Commencement Date, Tenant agrees to pay Landlord the following (hereinafter collectively referred to as “Rent”):

(a) Monthly net Rent in accordance with the following table:

Period	Annual Net Rent/Sq. Ft.	Annual Net Rent	Monthly Net Rent

(b) Tenant’s Pro Rata Share of (i) Operating Expenses, and (ii) Real Property Taxes, as estimated by Landlord in accordance with Section 5.3 below.

(c) The cost of electricity consumed by Tenant in the Premises. The Premises will be separately metered and Landlord will bill Tenant based upon such metered usage at the Building’s high tension rate without any mark-up.

(d) Any costs or expenses for goods, services or utilities in excess of those which Landlord is required to supply pursuant to this Lease, including, without limitation, replacement lamps and ballasts within the Premises, and use of the freight elevator, which are (i) directly attributable to Tenant’s use or occupancy of the Premises, and (ii) not otherwise included in Operating Expenses.

(e) Any sums which Tenant becomes obligated to pay as a result of Tenant’s failure to comply with any of the terms and provisions of this Lease.

(f) Tenant’s Pro Rata Share of the City of Philadelphia Business Use and Occupancy Tax applicable to the Property, which Tenant shall pay to Landlord along with each monthly installment of Rent, and which Landlord shall forward to the Department of Revenue of the City of Philadelphia.

(g) Taxes, if any, now or hereafter imposed upon or attributable to Tenant’s personal property located in or about the Premises, or any leasehold improvements (including Tenant Improvements and Alterations) installed in the Premises.

5.2 Time for Payment. Rent due under subparagraphs (a), (b) and (f) above shall be payable in advance on the first day of each calendar month without prior notice or demand, except that Rent for the first month of the Term shall be due and payable upon Tenant’s execution of this Lease. As a convenience only, Landlord will endeavor to invoice Tenant monthly for such Rent. All other sums due from Tenant, including electric bills pursuant to subparagraph (c) above, shall be payable upon presentation unless this Lease specifically provides otherwise. All Rent shall be payable in United States dollars at the office of Landlord or such other place as Landlord may designate, without deduction or offset of any kind. Rent for any partial calendar month during the Term shall be prorated on a per diem basis based on a 360 day year.

5.3 Estimates and Annual Reconciliation of Property Expenses. Prior to the commencement of each calendar year, or as soon thereafter as possible, Landlord shall furnish to Tenant a statement containing Landlord’s reasonable estimate of Operating Expenses and Real Property Taxes (collectively, “Property Expenses”) for such year and a calculation of Tenant’s Pro Rata Share thereof. Thereafter, Tenant shall pay to Landlord one-twelfth of the amount of its Pro Rata Share on each monthly Rent payment date (commencing on January 1) until further adjustment pursuant to this paragraph. If Landlord’s statement is furnished after the start of the year, then on the next monthly Rent payment date after it receives Landlord’s statement, Tenant shall also pay the amounts allocable to the prior months in that year. Following each year, Landlord shall furnish to Tenant a statement prepared by a firm of certified public accountants selected by Landlord showing the actual Property Expenses during the previous year, and Landlord shall compute any charge or credit to Tenant necessary to adjust Rent previously paid by Tenant to reflect the actual Property Expenses. If such statement and computation reveal an underpayment, Tenant shall within 30 days pay to Landlord an amount equal to such underpayment (whether or not this Lease has expired or been terminated), and if such statement and computation show an overpayment, Landlord shall credit the next monthly rental payment of Tenant with an amount equal to such overpayment, or, if the Term has expired, refund the overpayment to Tenant.

OPTIONAL CLAUSE:

5.4 Tenant’s Right to Audit Property Expenses. Tenant shall have the right to audit Landlord’s books and records with respect to Property Expenses provided (a) such audit shall be made by a national or regional firm of certified public accountants, in accordance with generally accepted accounting principles, in Landlord’s offices at the Building, but at Tenant’s sole cost and expense; (b) such accounting firm must be engaged on an hourly basis for its services rather than on a contingency fee basis; (c) Tenant shall give Landlord at least 30 days’ notice prior to arrival of the auditors; (d) the audit will cover only the most recently expired calendar year, and Landlord will not be obligated to provide information with respect to previous years; (e) the audit shall not unreasonably interfere with the normal operations of Landlord’s manager for the Property; and (f) Tenant and its accountants shall keep all information disclosed by the audit as confidential and shall disclose such information to no other party except as may be required by subpoena or other legal process.

If such audit reveals that for such calendar year the Rent paid by Tenant on account of Property Expenses exceeded the sum which Tenant should have paid, Landlord shall credit such excess payments against Tenant’s next monthly payment due in accordance with the terms of this Lease, or, if this Lease has expired, Landlord shall promptly refund such excess payment to Tenant. Additionally, if such audit reveals that for such calendar year the Rent paid by Tenant on account of Property Expenses exceeded by more than 5% the sum which Tenant should have paid, Landlord shall promptly pay Tenant for the cost of such audit upon presentation of such accounting agency’s invoice therefor; provided, however, that regardless of the total sum of such invoice, Landlord shall not be obligated to pay more than $1,500.00 on account thereof; further provided, however, that if such audit reveals that for such calendar year the Rent paid by Tenant on account of Property Expenses was within 5% of the sum which Tenant should have paid, Tenant, as additional Rent, shall promptly pay Landlord for the reasonable actual costs incurred by Landlord in connection with such audit upon presentation of an invoice therefor, but in no event shall Tenant be obligated to pay more than $1,500 on account thereof.

6 Security Deposit.

(a) Tenant shall pay Landlord upon execution and delivery hereof by Tenant the amount of $         (the “Security Deposit”) as security for the full and faithful performance of each of the terms hereof by Tenant. Landlord shall [not] be required to keep the Security Deposit separate from its general funds and Tenant shall [not] be entitled to interest thereon. If an Event of Default occurs, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of such Event of Default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such Event of Default, including, without limitation, costs and attorneys’ fees incurred by Landlord to recover possession of the Premises. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall constitute an Event of Default.

(b) Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Building and in this Lease, and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Security Deposit to the transferee or mortgagee. Upon such transfer or assignment of the Security Deposit, Landlord shall be deemed released by Tenant from all liability or obligation for the return of the Security Deposit and Tenant shall look solely to such transferee or mortgagee for the return of the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 30 days following the expiration of the Term and surrender of possession of the Premises to Landlord. Tenant hereby waives all provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises; rather, Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

ALTERNATIVE PARAGRAPH: (Letter of Credit)

(c) In lieu of cash, Tenant may elect to deliver an irrevocable letter of credit, in form and substance satisfactory to Landlord, in the amount of $         issued by a Philadelphia-based bank satisfactory to Landlord in the exercise of reasonable business judgment, as the Security Deposit. Such letter of credit shall be renewed or replaced with a substantially identical letter of credit annually, at least ten (10) business days prior to expiration of the then current letter of credit. Instead of a replacement or renewal of the letter of credit, Tenant may deposit cash with Landlord, in which event subparagraphs (a) and (b) above will apply. Failure to deliver a renewal or replacement letter of credit, or cash in lieu thereof, in a timely manner, shall be an Event of Default. After the              year of the Term, the amount of the renewal or replacement letter of credit shall be reduced to $        .

7 Abatement for Failure of Building Systems. If the Premises or any portion thereof are rendered untenantable and are not used by Tenant for a period of five consecutive business days or 12 business days in any 12-month period (the “Eligibility Period”) as a result of failure in the water, sewerage, air conditioning, heating, ventilating or electrical systems of the Property, Tenant’s Rent shall be reduced and abated after the expiration of the Eligibility Period for such time as the Premises (or portion thereof, as the case may be) remain untenantable and are not used by Tenant, in the same proportion as the Rentable Area rendered untenantable bears to the total Rentable Area of the Premises; provided, however, there shall be no abatement of Rent: (a) if Landlord provides to Tenant other space in the Building which is reasonably suited for the temporary operation of Tenant’s business; (b) if the failure is caused in whole or in part by the negligent or willful acts or omissions of Tenant, its agents, employees, contractors, licensees or invitees; or (c) to the extent that the Rent abatement is not actually covered by rental loss insurance, so long as such coverage is available on commercially reasonable terms. Notwithstanding the foregoing, during any Rent abatement period under this Lease, Tenant shall pay Landlord as Rent Landlord’s normal charges for all services and utilities provided to and used by Tenant during the period of the Rent abatement.

8 Tenant Improvements; Allowances.

8.1 Tenant Improvements. Tenant shall be entitled to make Tenant Improvements to the Premises prior to the Commencement Date, in accordance with, and subject to, the terms and conditions of the Tenant Improvement Letter attached hereto as Exhibit D.

8.2 Allowances. Subject to Exhibit D, Landlord shall make available to Tenant up to $         (the “Tenant Fund”) (calculated as $         for each of                      Rentable Square Feet) to be used solely for the following purposes:

(a) relocation and moving expenses;

(b) space planning, architectural and engineering expenses related to the Tenant Improvements; and

(c) purchase, installation and construction of Tenant Improvements which constitute permanent improvements to the Premises (including, without limitation, voice and data cabling, and carpeting) but not furniture, furnishings or equipment or other personal property.

Subject to Exhibit D, Tenant may divide the Tenant Fund among the foregoing expenses in such amounts as Tenant elects.

Amounts payable to Tenant for relocation and moving expenses pursuant to subparagraph (a) above shall be paid by Landlord to Tenant within 30 days after presentation by Tenant to Landlord of receipted bills for such expenses. Amounts payable pursuant to subparagraphs (b) and (c) above shall be governed by the provisions of Exhibit D, including, without limitation, paragraph 3 thereof.

If the Tenant Fund is insufficient to defray the entire cost of the items referred to in subparagraphs (a), (b) and (c) above, the balance shall be paid entirely by Tenant. Landlord has no obligation to advance more than $         for such items under any circumstances.

OPTIONAL CLAUSE:

If and to the extent Tenant does not use the entire Tenant Fund for expenses incurred in connection with its initial occupancy of the Premises, Landlord will make the unused balance available to Tenant for (a) additional Tenant Improvements, made after the Commencement Date, but otherwise in accordance with Exhibit D; or (b) payment of Rent, up to a maximum of $        ; or (c) any combination of the foregoing, provided, however, Landlord shall not be required to make any funds available unless it has received Tenant’s request therefor by                             .

Landlord will retain any portion of the Tenant Fund which is not disbursed or committed by                             , and shall have no further obligation to disburse such retained funds to Tenant.

OPTIONAL CLAUSE:

In addition to the foregoing, Landlord will make available to Tenant the sum of $         at the end of the          month of the Term, provided Tenant is not then in default hereunder, such sum to be used exclusively for painting, carpeting, and similar refurbishment of the Premises. Such funds will be advanced in accordance with and subject to the applicable terms and provisions of Exhibit D.

OPTIONAL CLAUSE (TURNKEY ALTERNATIVE TO 8.1 AND 8.2):

Landlord shall construct, at its sole cost and expense, the physical improvements in the Premises, including, without limitation, partitions, wiring, floor coverings, wall coverings, outlets, ceilings, lighting and millwork (the “Tenant Improvements”) as specifically shown in Tenant’s Plans (as defined in Exhibit D).

Landlord shall not materially deviate from Tenant’s Plans without the prior written consent of Tenant; provided, however, that Landlord may (i) make “field changes” to the extent required by any Applicable Law, so long as such changes do not materially affect the Tenant Improvements and Tenant is promptly notified of such changes, and (ii) substitute materials of equal or better quality upon written notice to Tenant of Landlord’s intention to do so, specifying in such notice the nature of such substitution and that the substitute materials are of equal or better quality than those specified in Tenant’s Plans.

“Substantial Completion” (or “Substantially Complete”) shall mean the condition of the Premises when Landlord has (i) completed construction of the Tenant Improvements in substantial compliance with Tenant’s Plans (exclusive of any equipment, furniture or fixtures to be installed by Tenant and exclusive of any items on the Punchlist, as hereinafter defined), as certified by Landlord’s architect, and (ii) delivered to Tenant a statement of occupancy (or the equivalent) for the Premises from the Department of Licenses and Inspections of the City of Philadelphia. On the date of Substantial Completion, Landlord and Tenant shall jointly inspect the Premises and shall prepare a list of any incomplete or deficient portions of the Tenant Improvements (the “Punchlist”). Landlord shall, at its sole cost and expense, promptly and diligently proceed to cause completion of the Punchlist items.

If the date of Substantial Completion is delayed by any failure of Tenant to comply with its obligations under Exhibit “D”, then the Commencement Date shall be the date the Premises would have been Substantially Complete but for Tenant’s delay. This paragraph shall not be construed to limit any other damages for which Tenant may be liable in the event of its failure to comply with its obligations under Exhibit “D”.

8.3 Acceptance. In consideration for Landlord’s agreement to make funds available for Tenant Improvements as set forth above, Tenant agrees to accept the Premises in their present physical condition, without any obligation by Landlord to paint, redecorate, or perform any other work in, on or about the Premises at any time, except as otherwise specifically set forth in this Lease. Except as specifically set forth herein, Landlord makes no warranty or representation of any kind, expressed or implied, with respect to the Premises or the Building or any other portion of the Property.

9 Utilities and Services.

9.1 Landlord Obligations. Landlord shall furnish the following services and utilities to the Premises, the cost of which shall be included in Operating Expenses except as specifically provided otherwise herein, during Normal Working Hours, subject to reasonable rules and regulations from time to time.

(a) HVAC. Landlord shall furnish heating, ventilation and air conditioning (“HVAC”) in accordance with the specifications attached hereto as Exhibit F and made a part hereof. Tenant shall not, without Landlord’s prior written consent, use any equipment or lighting or occupy the Premises with personnel so that heat generated by such use or occupancy affects the ambient temperature otherwise maintained in the Premises by the HVAC system under normal operation. In the event such use or occupancy affects the ambient temperature, Landlord shall have the right to install any machinery or equipment which Landlord reasonably deems necessary to restore temperature balance, including without limitation, modifications to the standard air conditioning equipment, and the cost thereof including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord makes no representation with respect to the adequacy or fitness of the HVAC equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant, and Landlord shall have no liability for loss or damage in connection therewith.

(b) Electricity. Landlord shall furnish to the Premises electric current for HVAC and an average of five watts of electric current (connected load) per square foot of Rentable Area for power and lighting. Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, Tenant shall not install or operate any machinery, appliances or equipment in the Premises which will in any way increase the amount of electricity usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, device, machinery, appliances or equipment (except through existing electrical outlets in the Premises), for the purpose of using electric current.

(c) Elevators. Landlord shall furnish passenger elevator service to the Premises during Normal Working Hours and freight elevator service to the Premises during Normal Working Hours, excluding Saturdays. Such service shall be provided in common with service to other parts of the Building. During all other hours, Landlord shall furnish passenger elevator cab service in the elevator bank serving the Premises on an as needed basis, and, by prior arrangement with the Manager (and at Tenant’s sole cost), freight elevator service.

(d) Water. Landlord shall make available water for normal lavatory and drinking purposes to be drawn from the public lavatory in the core of the floor on which the Premises are located.

(e) Janitorial. Landlord shall provide janitorial service in accordance with the specifications attached hereto as Exhibit G and made a part hereof. Landlord shall not be required to provide more than Building standard janitorial services for portions of the Premises used for storage, mailroom, kitchen or other non-office purposes, nor shall Landlord be required to provide janitorial services to areas obstructed or locked by Tenant, or used as a lavatory, other than the lavatory rooms shown on the floor plan of the Premises attached hereto as Exhibit A.

(f) Access. Landlord shall furnish Tenant’s employees access to the Premises and the Garage on a seven-day per week, 24-hour per day basis, subject to compliance with such reasonable security measures and reasonable rules and regulations as shall from time-to-time be in effect for the Building and/or the Property, and Landlord’s maintenance activities.

9.2 Extraordinary Services. Landlord may impose a reasonable direct charge and establish reasonable rules and regulations for any of the following: (a) the use of any HVAC or electric current by Tenant at any time other than during Normal Working Hours; (b) additional or unusual janitorial services requested by Tenant or required because of any non-building standard improvements in the Premises, the carelessness of Tenant, the nature of Tenant’s business (including the operation of Tenant’s business other than during Normal Working Hours); (c) the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord’s normal cleaning of the Premises; and (d) any other services including, without limitation, freight elevator service, provided to Tenant at any time other than during Normal Working Hours (excluding Saturdays). The foregoing direct charges shall be payable by Tenant as Rent on the next Rent payment date after submission of an invoice therefor by Landlord.

9.3 Telephone. Tenant shall make its own arrangements for telephone and/or other communication services, and Landlord shall have no liability or obligation in connection therewith other than to provide reasonable access to the Building telephone closets.

9.4 Interruption in Utility Services. Landlord shall not be liable for damages or otherwise for failure, stoppage or interruption of any services or utilities or unavailability of access to the Property, nor shall the same be construed either as an eviction of Tenant, or result in an abatement of Rent (except as provided in Article 7), when such failure is caused by acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, other force majeure events, or by the making of repairs, alterations or improvements to the Premises or the Building, or the limitation, curtailment, rationing or restriction on supply of fuel, steam, water, electricity, labor or other supplies or any other condition beyond Landlord’s reasonable control, including, without limitation, any governmental energy conservation program or legal requirement. If any governmental entity imposes mandatory or voluntary controls or guidelines on Landlord or the Property or any part thereof, relating to the services provided by Landlord, or the reduction of emissions, Landlord may make such alterations to the Building or any other part of the Property related thereto and take such other steps as are necessary to comply with such controls and guidelines, the cost of such compliance and alterations shall be included in Operating Expenses, and Landlord shall not be liable therefor, for damages or otherwise, nor shall the same be construed either as an eviction of Tenant, or result in an abatement of Rent.

10 Alterations.

10.1 Restriction on Alterations. Except for any Tenant Improvements specifically permitted by this Lease, Tenant shall make no alteration, repair, addition or improvement in, to or about the Premises (collectively, “Alterations”), without the prior written consent of Landlord and Landlord may impose as a condition to such consent such requirements as Landlord, in its reasonable discretion, may deem necessary or desirable, including, without limitation, some or all of the following: (a) the right to approve the plans and specifications for any work; (b) the right to require supplemental insurance satisfactory to Landlord and naming Landlord and Manager as an additional insured; (c) the right to require waivers of liens prior to commencement of work and/or unconditional lien releases for work completed; (d) requirements as to the manner in which or the time or times at which work may be performed; and (e) the right to approve the contractor or contractors to perform Alterations.

All Alterations (including cosmetic improvements) shall be compatible with a first class office building complex and completed in accordance with Landlord’s requirements and all applicable rules, regulations and requirements of governmental authorities and insurance carriers. The outside appearance, character or use of the Building shall not be affected by any Alteration, and no Alteration shall materially weaken or impair the structural strength of the Building or create the potential for unusual expenses to be incurred upon the removal of the Alterations and the restoration of the Premises upon the termination of this Lease. No part of the Building outside of the Premises shall be materially, adversely affected by any Alteration; the proper functioning of the Building Systems and Service Facilities shall not be materially, adversely affected by any Alteration and there shall be no Alteration which materially, adversely interferes with Landlord’s free access to the Building Systems or materially, adversely interferes with the moving of Landlord’s equipment to or from the enclosures containing the Building

Systems. Tenant shall not be permitted to install and make part of the Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts or chattel mortgages other than trade fixtures, furniture and equipment. Tenant shall reimburse Landlord for (a) its reasonable expenses in reviewing plans and inspecting all Alterations to assure compliance with Landlord’s requirements; and (b) any out-of-pocket costs for engineering review reasonably incurred by Landlord. Landlord will not expressly or implicitly covenant or warrant that any plans or specifications submitted by Tenant are safe or that the same comply with Applicable Laws. Further, Tenant shall indemnify, protect, defend and hold Landlord harmless from any loss, cost or expense, including reasonable attorneys’ fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Alterations, except to the extent such defects are caused by the negligence of Landlord, its agents, servants or employees. If requested by Landlord, Tenant shall provide Landlord with copies of all contracts, receipts, paid vouchers, and any other documentation (including, without limitation, “as-built” drawings, air/water balancing reports, permits and inspection certificates) in connection with the construction of such Alterations. Tenant shall promptly pay all costs incurred in connection with all Alterations. Any increase in any tax, assessment or charge levied or assessed as a result of any Alterations shall be payable by Tenant.

OPTIONAL CLAUSE:

Notwithstanding anything in this Section 10.1 to the contrary, Tenant shall have the right to make cosmetic improvements to the interior of the Premises (such as painting, carpeting and wallpapering) without Landlord’s prior consent, provided that: (i) the cosmetic improvements do not impair the structural integrity, operation or value of the Building; (ii) such improvements do not cost in excess of [$10,000.00]; and (iii) Tenant shall, prior to the commencement of the work, deliver to Landlord waivers of liens and proofs of contractor insurance, in form reasonably acceptable to Landlord, from all contractors performing such work and plans indicating the nature of the proposed improvements.

10.2 Removal and Surrender of Fixtures and Alterations. All Alterations and all Tenant Improvements installed in the Premises pursuant to Exhibit D, which are attached to, or built into, the Premises, shall at the end of the Term become the property of Landlord and shall be surrendered with the Premises; provided, however, Landlord may, by written notice to Tenant at least 30 days prior to the end of the Term, require Tenant to remove any Alterations or Tenant Improvements designated by Landlord to be removed at the time of Landlord’s approval thereof (other than the initial Tenant Improvements constructed in the Premises pursuant to Exhibit D) and any other improvements not generally found in a first-class office building, and to repair any damage to the Premises, the Building and any other part of the Property caused by such removal, all at Tenant’s sole expense and to the reasonable satisfaction of Landlord. With respect to Tenant Improvements installed in the Premises pursuant to Exhibit D, Landlord and Tenant shall each own undivided interests in such Tenant Improvements to the extent, in the case of Landlord, of the Tenant Improvement Allowance paid to or on behalf of Tenant, and, in the case of Tenant, the portion of the cost of such Tenant Improvements paid for by Tenant For purposes of the insurance requirements of this Lease, Tenant shall be deemed to have an insurable interest in all of the Tenant Improvements and Alterations in the Premises, as between Landlord and Tenant, but the same shall be surrendered with the Premises on termination of this Lease, as set forth above.

10.3 Tenant’s Fixtures. Tenant shall have the right to install trade fixtures, machinery and equipment (excluding Alterations, which are governed by Sections 10.1 and 10.2 hereof) required by Tenant or used by it in its business (collectively, “Tenant’s Property”), provided that same do not exceed applicable safe floor loads or otherwise impair the structural strength of the Building and further provided that Tenant’s Property shall be limited to items normally used for the permitted usage of the Premises. Except to the extent (if any) paid for by Landlord, in cash or by way of any credit or allowance provided hereunder, Tenant’s Property shall be and remain Tenant’s personal property and shall be removed by Tenant prior to the end of the Term. Tenant shall repair and restore any damage to the Premises and Building caused by such installation or removal.

11 Maintenance and Repairs.

11.1 Tenant’s Obligations. Tenant shall, at Tenant’s sole expense, keep the Premises and every part thereof clean and in good condition and repair, except for Landlord’s obligations specifically set forth in this Lease.

11.2 Landlord’s Obligations. Subject to Article 13 (“Damage or Destruction”), Landlord shall repair and maintain with reasonable diligence after notice thereof from Tenant, defects in, and damage to, the Building Systems installed by Landlord and serving or located on the Premises. If such maintenance and repair is required by the act, neglect, misuse, fault or omission of any duty of Tenant, its agents, employees, contractors, licensees or invitees, Tenant shall pay the cost of such maintenance and repairs.

11.3 Waiver of Liability. Landlord shall not be liable for any injury to persons or property arising from any repairs, maintenance, alteration or improvement in or to any portion of the Property or the Building, including the Premises, or any personal property located therein, unless Landlord is negligent in performing such repairs, maintenance, alterations or improvements, and such negligence is the sole proximate cause of the loss or damage. Further, neither Landlord nor its agents or employees shall be liable for any damage to persons or property caused by other tenants or other persons in or about the Property, or for any consequential damages arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant. Tenant waives and releases its right (if any) to make repairs at Landlord’s expense under Applicable Law.

12 Insurance; Waiver of Subrogation. Tenant shall at all times during the Term (and prior to the Term with respect to any activity of Tenant at the Property) and at its own cost and expense procure and continue in force insurance as follows:

12.1 Liability Insurance. Workers’ compensation insurance, employer’s liability insurance and commercial general liability insurance and, if necessary, commercial umbrella or excess liability insurance adequate to protect Tenant and Landlord against liability for injury to or death of any person or damage to property in connection with the use, operation or condition of the Premises. The limits of liability under the workers’ compensation policy shall be at least equal to the statutory requirements therefor, and the limits of liability under the employer’s liability policy shall be at least $1,000,000.00. The commercial general liability policy shall be in an amount of not less than $2,000,000.00 per occurrence and in the aggregate. Not more frequently than once each two years, if, in the opinion of Landlord’s mortgagee or of the independent insurance broker retained by Landlord, the amount of employer’s liability or commercial general liability coverage at that time is not adequate, Tenant shall increase the insurance coverage as reasonably required by Landlord, provided, however, such increases shall not exceed commercially reasonable insurance coverages carried by tenants leasing similar first-class Center City Philadelphia high-rise office space.

12.2 Property Insurance. Insurance covering all leasehold improvements (including, but not limited to, all Tenant Improvements and Alterations) trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises, in an amount not less than 100% of their full replacement cost from time to time during the Term, providing protection against any peril included within the classification “All Risk Coverage,” together with insurance against sprinkler water damage (including earthquake caused sprinkler damage), vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease due to any casualty, the proceeds of such insurance shall be paid to Landlord and Tenant, as their interests appear in the insured property. The full replacement value of the items to be insured under this paragraph shall be determined by Tenant and acknowledged by the company issuing the insurance policy by the issuance of an agreed amount endorsement at the time the policy is initially obtained, and shall be increased from time to time if and to the extent necessary to maintain full replacement value coverage.

12.3 Business Interruption Insurance. Loss of income or business interruption insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

12.4 Policy Requirements.

(a) All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, qualified to do business in the Commonwealth of Pennsylvania and reasonably acceptable to Landlord. Insurance companies rated A VII or better by Best’s Insurance Reports shall be deemed acceptable.

(b) Each policy shall be written on an “occurrence” basis and shall have a deductible or deductibles, if any, which do not exceed the deductible amount(s) generally maintained by similarly situated tenants in first-class, high-rise office buildings in the central business district of downtown Philadelphia. Each policy shall name Landlord, Manager, and Landlord’s lender and their respective members, managers, partners, officers, directors, agents and employees as additional insureds, as their interests may appear, and the commercial general liability policy shall also name the Manager as an additional insured. Certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant at least 30 days prior to Tenant’s occupancy of any portion of the Premises, and in any event, prior to any activity of Tenant in the Building. No such policy shall be cancelable except after 30 days’ written notice to Landlord. Tenant shall provide Landlord with originals of the endorsement(s) to Tenant’s commercial general liability insurance policy and all risks property insurance policies which include the following exact wording:

It is agreed that [TBD], and their respective members, managers, partners, officers, directors, affiliates, agents and employees are additional insureds. The coverage under this policy is primary insurance with respect to liability arising out of the ownership, maintenance or use of the premises leased to                                                   [Tenant’s name].

Tenant shall, at least 30 days prior to the expiration of any such policy, furnish Landlord with renewals or “binders” thereof. Should Tenant at any time neglect or refuse to provide the insurance required by this Lease, or should such insurance be canceled, Landlord shall have the right, but not the duty, to procure the same and Tenant shall pay the cost thereof as Rent promptly upon Landlord’s demand. Tenant will deliver copies of its policies and endorsements to Landlord within 20 days after Landlord’s written request therefor.

(c) The policies of insurance required to be carried by Tenant shall be primary and non-contributing with, and not in excess of any other insurance available to Landlord. The cost of defending any claims made against any of the policies required to be carried by Tenant shall not be included in any of the limits of liability for such policies. Tenant shall immediately report to Landlord, and promptly thereafter confirm in writing, the occurrence of any injury, loss or damage incurred by Tenant, or Tenant’s receipt of notice or knowledge of any claim by a third party or any occurrence that might give rise to such claims. It shall be the responsibility of Tenant not to violate nor knowingly permit to be violated any condition of the policies required by this Lease.

(d) If any of the liability insurance policies required to be maintained by Tenant pursuant to this Article contains aggregate limits which apply to operations of Tenant other than those operations which are the subject-of this Lease, and such limits are diminished by more than $200,000.00 after any one or more incidents, occurrences, claims, settlements, or judgments against such insurance, Tenant shall take immediate steps to restore aggregate limits or shall maintain other insurance protection for such aggregate limits. Any policy of property insurance required hereunder may be in “blanket coverage” form, provided any such “blanket coverage” policy (i) specifically provides that the amount of insurance coverage required hereunder shall in no way be prejudiced by other losses covered by the policy or (ii) is in an amount not less than the sum of 100% of the actual replacement costs of all of the properties covered under such “blanket coverage” insurance policy. Neither the issuance of any such property insurance policy nor the minimum limits specified in this Article shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

12.5 Landlord’s Insurance. Landlord shall, at all times during the Term hereof, maintain in force insurance of the type commonly referred to as an “all risk of physical loss” policy, including earthquake insurance, in an amount equal to the full replacement cost of the Building (with a deductible not exceeding $100,000 for any loss), and commercial general liability insurance in an amount not less than $2 million insuring the Building and the Property against all risks and hazards as are customarily insured against, in Landlord’s reasonable judgment, by others similarly situated and operating like properties. Landlord shall also maintain in force rental loss insurance in an amount not less than 12 month’s Rent for the Building. Without limitation of the foregoing, Landlord shall maintain in force such insurance as may be required by the holder of the Mortgage. The premiums and deductible amounts on the insurance policies referred to in this paragraph will be part of Operating Expenses.

12.6 Waiver of Subrogation. Landlord and Tenant each hereby releases the other, and waives its right of recovery against the other, for any direct or consequential loss or damage arising out of or incident to the perils covered by the insurance policy or policies carried by the waiving party to the extent such losses or damages are actually covered by such insurance policies, whether or not such damage or loss may be attributable to the negligence of either party or their agents, invitees, contractors, or employees. Each insurance policy carried by either Landlord or Tenant in accordance with this Lease shall include a waiver of the insurer’s rights of subrogation to the extent necessary. Such waiver shall not limit any indemnity or other waiver made under this Lease.

13 Damage or Destruction.

13.1 Damage and Restoration. If the Premises or any Building Systems or common areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently restore the Premises and such Building Systems and common areas at Landlord’s expense, and not as a part of Operating Expenses. Such restoration shall be to substantially the condition that existed prior to the casualty, except for modifications required by zoning and building codes and other laws, or by the holder of a Mortgage on the Building, and any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises and any common restrooms serving the Premises is not materially impaired). Landlord shall not be required to repair or replace any of Tenant’s furniture, furnishing, fixtures or equipment, or any Alterations or Tenant Improvements not originally installed or constructed by Landlord at its expense. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof, except that Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy by Tenant as a result thereof; provided, if the Premises or any other portion of the Building is damaged by fire or other casualty caused in whole or in part by Tenant or any of Tenant’s agents, contractors, employees, or visitors, Rent shall not be so abated.

13.2 Termination. Notwithstanding the foregoing, Landlord may elect not to perform restoration work, and instead terminate this Lease by notifying Tenant in writing of such termination within 60 [90] days after the date the damage occurred (such notice to include a termination date giving Tenant at least 60 days to vacate the Premises), but Landlord may so elect only if the Building shall be damaged by fire or other casualty (whether or not the Premises are affected) such that: (a) restoration cannot reasonably be completed within 120 [180] days after being commenced without the payment of overtime or other premiums; (b) the holder of any Mortgage on the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt; or (c) the damage is not fully covered by Landlord’s insurance policies. Tenant hereby waives any rights it may have under any Applicable Law to terminate the Lease by reason of damage to the Premises or the Building or to any abatement of Rent except as specifically set forth above.

OPTIONAL “RIGHT TO TERMINATE” CLAUSE:

If the damage is so extensive that the Premises cannot reasonably be expected to be ready for re-occupancy by Tenant within 180 days after the occurrence, or if the Premises are not in fact ready for re-occupancy by Tenant within 180 days after occurrence of the damage, Tenant may terminate this Lease by notice to Landlord.

14 Eminent Domain.

14.1 Taking. In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy thereof, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or sold to prevent such taking, within 60 days after receipt of notice of such taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. If such portion of the Building or Property is so taken or sold so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, or which renders the Building or Property economically inviable for its use as presently intended, or requires cancellation of substantially all tenant leases in the Building, this Lease may be terminated by Landlord, as of the date of the vesting of title under such taking or sale, by written notice to Tenant within 60 days following notice to Landlord of the date on which said vesting will occur. Except as provided herein, Tenant shall not because of such taking assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. If the amount of property or the type of estate taken shall not substantially interfere with Tenant’s use of the Premises, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant. In such event, Landlord shall promptly proceed to restore the Premises and the Building to substantially their condition prior to such partial taking, and the Rent shall be abated in proportion to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Notwithstanding the foregoing, during any Rent abatement under this Lease, Tenant shall continue to be obligated to pay Landlord for all services and utilities provided to and used by Tenant during the period of the Rent abatement. Nothing contained in this Article shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

Notwithstanding that the entire Premises are not condemned or taken for any public or quasi-public use or purpose, Tenant shall have the right to terminate this Lease in the event that (i) a portion of the Premises is taken such that the remaining portion of the Premises cannot be used for its intended purposes, as reasonably determined by Tenant; (ii) access to the Building is taken; (iii) vehicular access to the Garage is taken; or (iv) the existing parking spaces leased to Tenant are taken (unless Landlord replaces the lost parking spaces with new parking spaces within reasonable proximity to the Building).

14.2 Temporary Taking. If all or any portion of the Premises are condemned or otherwise taken for public or quasi-public use, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including without limitation, the payment of Rent and all other amounts required hereunder. Tenant shall be entitled to receive the entire award made in connection with any temporary condemnation or other taking attributable to any period within the Term. Landlord shall be entitled to the entire award for any such temporary condemnation or other taking which relates to a period after the expiration of the Term or which is allocable to the cost of restoration of the Premises. If any such temporary condemnation or other taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to the condemnation or other taking, at Tenant’s sole cost and expense; provided Tenant shall receive the portion of the award attributable to such restoration.

15 Assignment and Subletting.

15.1 Limitation.

(a) Tenant shall not directly or indirectly, voluntarily or involuntarily (i) assign, mortgage or otherwise encumber (collectively, “Assignment”) all or any portion of its leasehold estate or (ii) permit the Premises to be occupied by anyone other than Tenant or Tenant’s employees or sublet the Premises or any portion thereof (collectively, a “Sublease”) without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any attempted Assignment or Sublease (collectively, a “Transfer”) without such consent shall be null and void and of no effect. Notwithstanding any law or custom to the contrary, Landlord’s refusal to consent to any Transfer shall be deemed reasonable if:

(1) The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Property;

(2) The Transferee intends to use the Transfer Space for purposes which are not permitted under this Lease;

(3) The Transferee has been involved in bona fide negotiations with Landlord for space in the Building within the preceding [12] months;

(4) [If less than 95% of the Building is occupied on the date of the Transfer Notice, the effective rental rate for the Transfer is less than 90% of the effective rental rate Landlord is asking for comparable space at the time of such Transfer;]

(5) The Transfer Space is not suitable for normal renting purposes in conformity with all applicable building and safety codes;

(6) The Transferee is a governmental body (or subdivision or agency thereof);

(7) The Transferee is an occupant of the Building; or

(8) The Transferee is, in the judgment of Landlord, insolvent or does not have the financial capacity to perform the obligations to be assumed for the term of the Transfer.

OPTIONAL CLAUSE:

Notwithstanding the foregoing, Tenant shall have the right, after notice thereof to Landlord, to assign this Lease, or to sublet all or any portion of the Premises, without the approval of Landlord to (i) any entity resulting from a merger or consolidation with Tenant; (ii) any entity succeeding to the business and assets of Tenant; or (iii) any entity which is a subsidiary or affiliate of Tenant. For purposes of this Lease, an affiliate shall mean an entity controlled by Tenant, or which controls Tenant, or which is under common control with Tenant. No Transfer shall relieve Tenant of its obligations hereunder.

15.2 Notice of Intent to Assign or Sublet. If Tenant desires at any time to Transfer the Premises or any portion thereof, it shall first give Landlord a notice (the “Transfer Notice”) specifying (a) the size and location of the space Tenant proposes to Transfer (the “Transfer Space”); (b) the terms of the proposed Transfer; (c) the date on which Tenant proposes that the Transfer be effective, which shall be at least 30 days after the Transfer Notice; (d) the name of the proposed assignee, subtenant, transferee or occupant (“Transferee”); (e) the nature of the proposed Transferee’s business to be carried on in the Transfer Space; and (f) such financial statements concerning the proposed Transferee as may be reasonably necessary for Landlord to make an informed judgment as to the financial condition and prospects of the Transferee.

15.3 Right of Recapture; Landlord’s Consent.

(a) At any time within 30 days after Landlord’s receipt of all of the information required in the Transfer Notice, Landlord may by written notice to Tenant elect to recapture the Transfer Space and terminate this Lease with respect thereto. If the Transfer Space is less than the entire Premises, this Lease shall remain in full force and effect with respect to the remainder of the Premises, except that Rent (including Tenant’s Pro Rata Share of Property Expenses) shall be adjusted to reflect the diminution in the number of square feet of Rentable Area within the Premises.

(b) If the Transfer is not completed within 120 days of Landlord’s consent thereto, Tenant shall once again comply with all of the provisions of this Article, including, without limitation, the obligation to give Landlord the Transfer Notice and Landlord shall again have the right of recapturing the Transfer Space and terminating the Lease with respect thereto.

(c) Any Sublease shall provide that it is subject and subordinate to this Lease and to the Mortgages; that Landlord may enforce the provisions of the Sublease, including collection of Rent; that the cost of any modification to the Premises, Building and/or Property arising from or as a result of the Sublease shall be the sole responsibility of Tenant; that in the event of termination of this Lease for any reason, including, without limitation, a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the Sublease or (ii) take over all of the right, title and interest of Tenant, as sublessor, under such Sublease, in which case the Transferee shall attorn to Landlord, but that nevertheless Landlord shall not (1) be liable for any previous act or omission of Tenant under such Sublease, (2) be subject to any defense or offset previously accrued in favor of the Transferee against Tenant, or (3) be bound by any previous modification of any Sublease made without Landlord’s written consent, or by any previous prepayment by the Transferee of more than one month’s Rent.

(d) Each Transferee by assignment shall assume all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Rent, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the term of this Lease; provided, however, that the Transferee shall be liable to Landlord for Rent only in the amount set forth in the Transfer. No Assignment shall be binding on Landlord unless the Transferee or Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form which contains a covenant of assumption by the Transferee satisfactory in substance and form to Landlord consistent with the requirements of this Section. Failure or refusal of the Transferee to execute such instrument of assumption shall not release or discharge the Transferee from its liability as set forth above.

(e) If there are any Profits from any Transfer, Tenant shall pay 50% of such Profits to Landlord as additional Rent. Landlord’s share of Profits shall be paid to Landlord within 30 days after receipt thereof by Tenant. The payments of Profits to Landlord shall be made on a monthly basis as additional Rent with respect to each Transfer separately, subject to an annual reconciliation on each anniversary date of the Transfer. If the payments to Landlord under this paragraph during the 12 months preceding each annual reconciliation exceed the amount of Profits determined on an annual basis, then Landlord shall refund to Tenant the amount of such overpayment or credit the overpayment against Tenant’s future obligations under this paragraph, at Tenant’s option. If Tenant has underpaid its obligations hereunder during the preceding 12 months, Tenant shall immediately pay to Landlord the amount owing after the annual reconciliation.

For purposes of this Article, “Profits” are defined as all cash or cash equivalent amounts and sums which Tenant (including any affiliate or successor of Tenant or other entity related to Tenant) receives on an annual basis from any Transferee, directly or indirectly, attributable to the Premises or any portion thereof, less the sum of (1) the amortized amount for each such annual period of (i) any additional tenant improvement costs paid to Tenant’s Transferee by Tenant; (ii) reasonable leasing commissions paid by Tenant in connection with the Transfer; (iii) other economic concessions (planning allowance, lease takeover payments, moving expenses, etc.) paid by Tenant to or on behalf of the Transferee in connection with the Transfer; (iv) reasonable costs incurred by Tenant in advertising the Transfer Space; and (v) Tenant’s reasonable attorneys’ fees paid by Tenant in connection with the Transfer (such amounts to be amortized over the term of the Transfer), and (2) the Rent paid during each such annual period by Tenant attributable to the Transfer Space (pro rata based on Rentable Area). Any lump sum payment received by Tenant from a Transferee shall be treated like any other amount so received by Tenant for the applicable annual period and shall be utilized in computing Profits in accordance with the foregoing. All Profits and the components thereof shall be subject to audit by Landlord or its representatives at reasonable times. Tenant shall deliver to Landlord, upon request, any information reasonably required by Landlord to calculate and/or substantiate the amount of Profits hereunder.

15.4 No Release of Tenant’s Obligations. No Transfer shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Consent to one Transfer shall not be deemed to constitute consent to any subsequent Transfer. Tenant waives any right it may have at law or in equity to terminate this Lease as a result of Landlord’s refusal to consent to a Transfer, event if such refusal is ultimately determined by a court of competent jurisdiction to be unreasonable, nor will it obligate Landlord to consent to any further Transfer.

15.5 Transfer is Assignment. The transfer, assignment or hypothecation of any stock, partnership interest or other equity interest in Tenant, in excess of 25%, in the aggregate, shall be deemed an Assignment hereunder.

15.6 Costs. Tenant agrees to reimburse Landlord for Landlord’s reasonable costs and attorneys’ fees incurred in connection with the processing and documentation of any requested Transfer whether or not Landlord consents to the Transfer or the same is finally consummated.

16 Landlord’s Reserved Rights.

16.1 Right of Entry. Landlord and its agents and representatives shall have the right, at all reasonable times, but in such manner as to cause as little disturbance to Tenant as reasonably practicable, to enter the Premises for the following purposes: (a) inspecting the physical condition of the Premises; (b) performing all obligations of Landlord under this Lease or Applicable Law; (c) showing the Premises to prospective purchasers, mortgagees and tenants; (d) maintaining, replacing, extending or otherwise modifying the Building Systems; and (e) access to telephone closets, electrical panels, and similar installations which may serve areas of the Building other than (or in addition to) the Premises. Except for (i) emergencies and (ii) entry to furnish janitorial or other services to be provided by Landlord hereunder, Landlord will give Tenant reasonable notice (which may be oral) prior to any entry, and Tenant shall have the right to have one of its employees accompany Landlord or its agent or representative, as the case may be. No such entry shall be construed under any circumstances as a forcible or unlawful entry into the Premises, or an eviction of Tenant. Tenant hereby waives any claim against Landlord or its agents or representatives for damages for any injury or inconvenience to or interference with, Tenant’s business or quiet enjoyment of the Premises, with the exception of any physical damage to the Premises or Tenant’s trade fixtures resulting from such entry.

16.2 Building and Common Areas. Without limitation of the preceding paragraph, and provided Landlord does not unreasonably interfere with Tenant’s use, Landlord may: (a) install, repair, replace or relocate pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Premises or the rest of the Building; (b) repair, renovate, alter, expand or improve the Property; (c) make changes to the common areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, parking spaces, parking areas, loading and unloading areas, halls, passages, stairways and other means of ingress and egress, direction of traffic, landscaped areas and walkways; (d) close temporarily any of the common areas for maintenance purposes as long as reasonable access to the Premises remains available; (e) designate other land outside the boundaries of the Building to be a part of the common areas; (f) use the common areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof; and (g) do and perform such other acts and make such other changes in, to or with respect to the common areas and Building and other portions of the Property as Landlord may deem appropriate.

16.3 Name. Landlord may adopt any name for the Building and/or the Property and Landlord reserves the right to change the name and/or the address of the Building and/or the Property or any part thereof at any time.

16.4 One Commerce Square. Landlord shall have the right, but not the obligation, to enter into other agreements with the owner of the adjacent building known as One Commerce Square (“Commerce 1”) to provide for (1) reciprocal rights of access, use and enjoyment of the Property and Commerce 1, (2) for the common management, operation, maintenance, improvement and repair of all or any portion of the common area serving both the Property and Commerce 1, such as the fountain and the courtyard, and/or (3) for the allocation (on a 50/50 basis) of all or any portion of the Operating Expenses with respect to such management, operation, and maintenance.

17 Indemnification and Waiver.

17.1 Indemnity by Tenant. Tenant shall indemnify, protect, defend and hold harmless, Landlord, its officers, directors, partners, agents, attorneys and employees, and any affiliate of Landlord, including, without limitation, any corporations or any other entities controlling, controlled by or under common control with Landlord (collectively, “Landlord Indemnified Parties”), from and against any and all claims, suits, demands, liability, damages and expenses, including attorneys’ fees and costs (collectively, “Indemnified Claims”), arising from or in connection with Tenant’s use or alteration of the Premises or the conduct of its business or from any activity performed or permitted by Tenant in or about the Premises, the Building or any part of the Property during the Term or prior to the Commencement Date if Tenant has been provided access to the Premises, the Building or any part of the Property for any purpose, or arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from Tenant’s use of the Building Services in excess of their capacity or arising from any other act, neglect, fault or omission of Tenant or any of its officers, agents, directors, contractors, employees, subtenants, assignees, licensees or invitees. If any action or proceeding is brought against any of the Landlord Indemnified Parties in connection with any Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense with counsel approved by Landlord, which approval shall not be unreasonably withheld. Tenant’s indemnity obligation as aforesaid shall not be limited or affected by the provisions of any Worker’s Compensation Acts, disability benefits acts or other employee benefits acts or similar acts or statutes. Tenant’s obligations under this Section 17.1 shall survive the expiration or earlier termination of this Lease.

17.2 Waiver. As a material part of the consideration to Landlord for entering into this Lease, Tenant hereby assumes all risk of and releases, discharges and holds harmless Landlord from and against any and all liability to Tenant for damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by the negligence or willful misconduct of Landlord. In no event shall Landlord be liable to Tenant for any injury to any person in or about the Premises or damage to the Premises or for any loss, damage or injury to any property of Tenant therein or by any malfunction of any utility or other equipment, installation or system, or by the rupture, leakage or overflow of any plumbing or other pipes, including without limitation, water, steam and refrigeration lines, sprinklers, tanks, drains, drinking fountains or similar cause in, about or upon the Premises, the Building or any other portion of the Property unless such loss, damage or injury is caused by the negligence or willful misconduct of Landlord.

18 Definition of Landlord. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under ground leases of the land or master leases of the Building, if any. In the event of any transfer, assignment or other conveyance of any such title, Landlord herein named (and in case of any subsequent transfer or conveyance, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenant or obligation on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any term or condition of this Lease.

19 Subordination.

19.1 Subordination. This Lease is subject and subordinate to the Mortgage. This clause shall be self-operative; however, Tenant shall execute promptly any certificate or document that Landlord may request to effectuate, evidence or confirm such subordination, and failure to do so shall be an Event of Default under this Lease.

19.2 Attornment. Notwithstanding the foregoing, if Landlord’s interest in the Building is sold or conveyed upon the exercise of any remedy provided for in any Mortgage, or otherwise by operation of law: (a) Tenant will attorn to and recognize the new owner as Tenant’s landlord under this Lease, and Tenant will confirm such attornment in writing within 10 days after receipt of a written request to do so; and (b) the new owner shall not be (i) liable for any act or omission of Landlord under this Lease occurring prior to such sale or conveyance; (ii) subject to any offset, abatement or reduction of Rent because of any default of Landlord under this Lease occurring prior to such sale or conveyance; (iii) liable for the return of any security deposit paid by Tenant except to the extent that the security deposit has actually been paid to such person or entity; or (iv) bound by any Rent payment which Tenant might have paid to Landlord more than 30 days in advance.

19.3 Notice from Tenant. Tenant shall give written notice to the holder of any Mortgage whose name and address have been previously furnished to Tenant of any act or omission by Landlord which Tenant asserts as giving Tenant the right to terminate this Lease or to claim a partial or total eviction or reduction in Rent or any other right or remedy under this Lease or provided by law. Tenant further agrees that if Landlord shall have failed to cure any default within the time period provided for in this Lease, then the holder of any Mortgage shall have an additional 30 days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such 30 days such holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

OPTIONAL CLAUSE:

20 Substitution of Premises. Landlord shall have the right, at its option and from time to time, upon not less than 30 days’ prior written notice to Tenant, to relocate Tenant and to substitute for the Premises other space in the Building containing at least as much Rentable Area as the original Premises. The Rent for such substitute Premises shall be no higher than that of the original Premises, and shall be improved by Landlord, at Landlord’s expense, with decorations and improvements at least equal in quality to those in the original Premises. Landlord shall pay the costs of moving and telephone relocation reasonably incurred by Tenant in connection with such substitution of Premises, subject to adequate substantiation of such costs.

21 Surrender of Premises and Removal of Property.

21.1 No Merger. The voluntary or other surrender of this Lease by Tenant, a mutual cancellation or a termination hereof, shall not constitute a merger, and shall, at the option of Landlord, terminate all or any existing subleases or shall operate as an assignment to Landlord of any or all subleases affecting the Premises.

21.2 Surrender of Premises. Upon the expiration of the Term, or upon any earlier termination hereof, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the Premises are now or hereafter may be improved by Landlord or Tenant, reasonable wear and tear, damage by casualty and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises, all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to Landlord, and Tenant shall repair all damage to the Premises and the Property resulting from such removal.

21.3 Disposal of Property. In the event of the expiration of this Lease or other re-entry of the Premises by Landlord as provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease, or within 48 hours after a termination by reason of Tenant’s default, shall be considered abandoned and Landlord may remove any or all of such property and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account of, and at the expense and risk of, Tenant. If Tenant shall fail to pay the costs of storing any such property after it has been stored for a period of 30 days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant. In the event of such sale, Landlord shall apply the proceeds thereof, first, to the cost and expense of sale, including reasonable attorneys’ fees; second, to the repayment of the cost of removal and storage; third, to the repayment of any other sums which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

22 Holding Over. In the event Tenant holds over after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal or an extension for any further term, and such month-to-month tenancy shall be subject to each and every term, covenant and agreement contained herein; provided, however, that Tenant shall pay as monthly net rent during any holding over period, an amount equal to 150% of the monthly net rent payable immediately prior to expiration of the Term. Nothing in this Article shall be construed as a consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and to assert any remedy in law or equity to evict Tenant and/or collect damages in connection with such holding over.

23 Defaults and Remedies.

23.1 Defaults by Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant (each, an “Event of Default”):

(a) If Tenant fails to pay the Rent or make any other payment required to be made by Tenant under this Lease and the Exhibits hereto as and when due and such failure continues for 5 business days after notice thereof by Landlord to Tenant;

(b) If Tenant (1) abandons the Premises or (2) enters into any assignment or sublease transaction in violation of the terms of this Lease;

(c) If Tenant fails to observe or perform the provisions of Articles 3 (“Use of Premises”) and/or 10 (“Alterations”) and such failure continues for 24 hours after notice thereof from Landlord to Tenant;

(d) If Tenant fails to provide estoppel certificates, or other certificates as herein provided, and such failure continues for 3 business days after notice to Tenant following expiration of the 10-day period provided herein for the delivery of such certificates;

(e) If Tenant fails to observe or perform any other provision of this Lease including the Exhibits hereto, to be observed or performed by Tenant, and such failure continues for 30 days after notice thereof by Landlord to Tenant; provided, however, that if the nature of such failure is such that it cannot reasonably be cured within such 30-day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion;

(f) If any action is taken by or against Tenant pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Tenant (unless, in the case of a petition filed against Tenant, the same is dismissed within 90 days); if Tenant makes any general assignment for the benefit of creditors; if a trustee or receiver is appointed to take possession of all or any portion of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within 30 days; or if all or any portion of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is attached, executed upon, or otherwise judicially seized and such seizure is not discharged within 30 days;

(g) If Tenant fails to vacate and surrender the Premises as required by this Lease upon the expiration of the Term or sooner termination of this Lease;

(h) If Tenant submits to Landlord any materially false information on any document required to be given by Tenant to Landlord; and/or

(i) If any surety or guarantor of this Lease fails to comply with all the provisions of the suretyship or guaranty agreement.

23.2 Landlord’s Remedies. If there shall occur an Event of Default, Landlord shall have and may exercise all remedies available to Landlord at law or in equity or under any statute or ordinance. Without limitation of the foregoing, Landlord may at its option:

(a) Acceleration of Rent: declare due and payable and sue for and recover, all unpaid Rent for the unexpired period of the Term as if by the terms of this Lease the same were payable in advance, or sue for Rent monthly as it accrues; and/or

(b) Termination: terminate this Lease by giving written notice thereof and, upon the giving of such notice, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as though the date of such notice were the date fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided; and/or

(c) Recovery of possession; reletting: whether or not this Lease has been terminated as herein provided, re-enter and repossess the Premises or any part thereof by summary proceedings, ejectment or otherwise, and Landlord shall have the right to remove all persons and property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal; and no such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease or to accept a surrender thereof unless a written notice of such intention be given to Tenant or unless the termination of this Lease be decreed by a court of competent jurisdiction. Notwithstanding any law or custom to the contrary, Landlord shall have no legal obligation to mitigate its damages; however, at any time or from time to time after the repossession of the Premises or any part thereof whether or not the Term shall have been terminated, Landlord may at its option relet all or any part of the Premises for the account of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free Rent) and for such uses as Landlord, in its sole discretion, may determine, and Landlord may collect and receive any Rents payable by reason of such reletting; and apply the same on account of Rent due and to become due hereunder. Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting, or do any act or exercise any care or diligence with respect to such reletting. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises or any part thereof to the extent deemed by Landlord desirable or convenient, and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord. Landlord reserves the right to terminate this Lease at any time after taking possession of the Premises as aforesaid. Neither termination nor repossession and reletting shall relieve Tenant of its obligations hereunder, all of which shall survive such termination, repossession or reletting. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Article from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord; and/or

(d) Liquidated damages: terminate this Lease and recover from Tenant upon demand therefor, unless Tenant has paid the whole of accelerated Rent pursuant to subparagraph (a) above, as liquidated and agreed upon final damages for Tenant’s default, an amount equal to the difference, if any, between (a) Rent and other sums which would be payable under this Lease for the remainder of the Term, discounted to present worth at the rate of (5%] per annum, and (b) the then fair market rental value of the Premises as reasonably determined by Landlord for the same period, discounted to present worth at a like rate.

(e) Calculation of Rent: In calculating future Rent for purposes of subparagraphs (a), (c) and (d) above, Landlord’s reasonable and good faith estimate of future Property Expenses shall be conclusive and binding on the parties. In addition, Landlord may include as an item of Rent its reasonable attorney’s fees and costs in enforcing its rights hereunder.

23.3 Waivers by Tenant. In the event of a termination of this Lease as a result of an Event of Default, Tenant hereby waives all right to recover or regain possession of the Premises, to save forfeiture by payment of Rent due or by other performance of the conditions, terms or provisions hereof, and without limitation of or by the foregoing, Tenant waives all right to reinstate or redeem this Lease notwithstanding any provisions of any statute, law or decision now or hereafter in force or effect, and Tenant waives all right to any second or further trial in summary proceedings, ejectment or in any other action provided by any statute or decision now or hereafter in force or effect. Tenant hereby waives all notices required by the Landlord and Tenant Act of 1951, as amended, and as the same may hereafter be amended, and/or any other provision of Pennsylvania law.

23.4 Right of Landlord to Injunction; Remedies Cumulative. Upon any actual or threatened Event of Default, Landlord shall have the right of injunction to restrain the same. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

23.5 Right of Distress and Lien. If an Event of Default shall occur, Landlord shall, to the extent permitted by law, have a right of distress for Rent and a lien on all of Tenant’s inventory, trade fixtures, machinery, equipment and personal property of whatsoever kind or nature in the Premises as security for Rent and all other charges payable hereunder, and also the right to proceed, without judicial decree, writ of execution or assistance of sheriffs, to conduct a private sale, by auction or sealed bid, of such personal property, at which sale Landlord may bid without restriction. Tenant hereby waives the benefit of all laws, whether now in force or hereafter enacted, exempting any personal property on the Premises from sale or levy, whether execution thereon is had by order of any court, assistance of sheriffs or through private sale as herein authorized. Tenant further waives the right to issue a Writ of Replevin under the laws of Pennsylvania Rules of Civil Procedure or under any other law of the Commonwealth of Pennsylvania pertaining to the recovery of any articles of any nature whatsoever seized under a distress for Rent, or levy upon an execution for Rent, liquidated damages or otherwise.

23.6 Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim of injury or damage, or for the enforcement of any remedy under any statute, ordinance or otherwise.

23.7 Definition of Tenant. The term “Tenant” shall be deemed to include all persons or entities named as Tenant under this Lease, or each and every one of them. If any of the obligations of Tenant hereunder is guaranteed by another person or entity, the term “Tenant” shall be deemed to include all of such guarantors and any one or more of such guarantors. If this Lease has been assigned, the term “Tenant” shall be deemed to include both the assignee and the assignor.

24 Covenant Against Liens. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Property or the Premises, or on Tenant’s leasehold hereunder. Tenant further agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Property, the Building or the Premises, or any portion thereof, with respect to work or services performed for or materials furnished to Tenant or the Premises (including, without limitation, in connection with the Tenant Improvements and any Alterations). Tenant agrees to cause any such lien to be immediately released and removed of record, at Tenant’s expense. Tenant affirms that the Tenant Improvements are solely for the use and benefit of Tenant, and not in any way for the immediate benefit of Landlord.

25 Interest on Tenant’s Obligations; Late Charges.

25.1 Interest. Any amount due from Tenant to Landlord which is not paid when due shall bear interest at 10% per annum, from the date such payment is due until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

25.2 Late Charge. In the event Tenant is more than 5 days late in paying any amount of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to 3% of each delinquent amount of Rent and any subsequent delinquent amount of Rent. OPTIONAL CLAUSE: [Landlord agrees not to assess such late charge until 5 days have elapsed after Landlord has given Tenant notice of such delinquency; provided, however, that Landlord shall have the right to assess such late charge without notice to Tenant in the event Landlord has given Tenant notice of past delinquencies at least twice during the prior 12 months.] The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of Rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment, but the payment of such late charge shall not excuse or cure any default by Tenant under this Lease. The parties further agree that the payment of late charges and the payment of interest provided for in the preceding paragraph are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of a late charge is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments, but excluding attorneys’ fees and costs incurred with respect to such delinquent payments.

26 Quiet Enjoyment. Tenant, upon the paying of all Rent hereunder and performing each of the covenants, agreements and conditions of this Lease required to be performed by Tenant, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the terms and conditions of this Lease. This covenant of quiet enjoyment is in lieu of any implied covenant of quiet enjoyment under Pennsylvania law.

OPTIONAL CLAUSE NO. 1:

27 Parking Facilities. Landlord shall provide (and Tenant shall lease for the entire Term)              unreserved parking spaces in the Garage, at such monthly rates as Landlord or its Garage operator may establish from time to time. Such parking spaces will be used solely by Tenant’s own personnel and the right to use such spaces may not be transferred except pursuant to an assignment of this Lease or a subletting of all or any portion of the Premises as the same may be permitted by the terms of this Lease. Such parking shall be subject to such reasonable rules and regulations as the operator of the Garage may establish from time to time.

OPTIONAL CLAUSE NO. 2:

27 Parking Facilities. Landlord shall provide up to              unreserved parking spaces in the Garage, at such monthly rates as Landlord or its Garage operator may establish from time to time; provided, however, that Tenant shall have no obligation to take all or any of such spaces and Tenant may at any time, surrender all or some of such spaces, and thereafter, neither Landlord nor Tenant shall have any obligations with respect to the surrendered spaces under this Article. However, if Tenant thereafter requests to once again take such spaces and at the time of such request such spaces are available, Landlord shall provide such spaces to Tenant on the aforesaid terms. Such parking spaces will be used solely by Tenant’s own personnel and the right to use such spaces may not be transferred except pursuant to an assignment of this Lease or a subletting of all or any portion of the Premises as the same may be permitted by the terms of this Lease. Such parking shall be subject to such reasonable rules and regulations as the operator of the Garage may establish from time to time.

28 Brokers. Landlord and Tenant each warrant to the other that it has not had any contact or dealings with any real estate broker or other intermediary other than                      (collectively, “Broker”) which would give rise to the payment of any fee or brokerage commission in connection with this Lease. Landlord and Tenant shall each indemnify the other from and against any loss, liability or damage (including reasonable counsel fees and costs) with respect to any fee or brokerage commission (except to Broker) arising out of any act or omission of the indemnifying party. Landlord agrees to pay brokerage commissions due in connection with this Lease to Broker in accordance with a separate commission agreement executed by Landlord and Broker.

29 Rules and Regulations. The “Rules and Regulations” attached hereto as Exhibit E are hereby incorporated herein and made a part of this Lease. Tenant agrees to abide by and comply with each and every one of said Rules and Regulations and any amendments, modifications and/or additions thereto as may hereafter be adopted by Landlord for the safety, care, security, good order and cleanliness of the Premises, the Building, the Garage or any other portion of the Property. Provided Tenant’s rights under this Lease are not materially and adversely affected, Landlord shall have the right to amend, modify or add to the Rules and Regulations in its sole discretion. Landlord agrees that the Rules and Regulations shall not be enforced so as to discriminate against Tenant or unreasonably interfere with Tenant’s use of the Premises and that the Rules and Regulations shall be enforced uniformly against all tenants in the Building; provided, however, that Landlord shall not be liable to Tenant for Landlord’s failure to enforce the Rules and Regulations against any other tenants. Tenant shall not be obligated to comply with any future Rules and Regulations or amendments thereto until Tenant has received a written copy of such Rules and Regulations.

30 Directory Board and Signage.

30.1 Directory Board. During the Term, Tenant shall have the right to designate one (1) name (a department or individual) per thousand square feet of Rentable Area in the Premises occupied by Tenant for placement on the directory board in the lobby of the Building. Landlord shall have the option to maintain, in place of the directory board in the lobby of the Building, a computerized directory with display screen which has the capacity to accommodate Tenant’s designation of names as set forth above.

30.2 Signs. Tenant shall be permitted to install, at its own expense, appropriate signs containing Tenant’s name at the entrance to the Premises, and, if and so long as Tenant leases all of the Rentable Area on individual floors of the Premises, on the walls of the elevator lobbies on each floor of the Premises leased solely by Tenant. Any such signs will be designed and constructed in a manner compatible with Building standard signs and graphics criteria and shall be subject to Landlord’s prior written approval which approval shall not be unreasonably withheld or delayed. Upon expiration of the Term, Tenant shall promptly remove all its signs and repair and restore the surfaces on which such signs were attached to their prior condition, at Tenant’s expense.

OPTIONAL CLAUSE:

31 Termination Option. Notwithstanding anything else herein contained, Tenant shall have the right to terminate this Lease effective as of                      (the “Early Termination Date”), subject to the following terms and conditions:

(a) Tenant shall give Landlord written notice of its election to terminate the Lease not less than 12 months prior to the Early Termination Date;

(b) Tenant shall pay Landlord, in consideration for such early termination, a fee equal to the sum of the following: (i) monthly Rent paid by Tenant pursuant to Articles 5(a) and 5(b) for the preceding              months, plus (ii) the unamortized balance of (x) the funds actually disbursed by Landlord pursuant to [Tenant Improvement/Moving Allowance] and (y) brokerage commissions paid by Landlord to                      (which, for these purposes, shall be amortizable over the original Term). Payment of 50% of the termination fee shall accompany the notice of early termination, and the remaining 50% shall be paid at least 30 days prior to the Early Termination Date.

(c) No Event of Default shall have occurred and be in existence on the date of Tenant’s notice of its election to exercise this early termination option or during the period from and including the date of such notice through and including the Early Termination Date.

(d) Tenant’s notice of early termination shall automatically nullify Landlord’s obligation to make funds available for painting and other renovations at the end of the              month of the Term pursuant to Article             , and all other options (if any) Tenant may have to renew, extend, or otherwise modify this Lease.

OPTIONAL CLAUSE:

32 Expansion Options.

32.1 First Expansion Option. Tenant shall have the option to lease approximately              contiguous square feet of Rentable Area on the              floor of the Building as shown on the plan attached hereto as Exhibit A (the “First Expansion Space”), by notice given on or before                     , subject to the following terms and conditions:

(a) Promptly after receipt of Tenant’s notice, Landlord shall notify Tenant of the date (which shall be between                      and                     ) on which it will deliver the First Expansion Space to Tenant.

(b) The First Expansion Space shall become part of the Premises on the aforesaid delivery date and Tenant agrees to commence paying Rent for the First Expansion Space          days after such delivery date. The annual Rent for the First Expansion Space shall be calculated by multiplying the Rent per square foot of Rentable Area in effect for the original Premises on the delivery date by the Rentable Area of the First Expansion Space.

(c) Except as otherwise specifically provided in this Article, all of the terms and conditions of this Lease shall apply to the First Expansion Space from and after the aforesaid delivery date;

(d) The First Expansion Space shall be leased to Tenant in its then existing condition and state of improvement and Landlord shall have no obligation to make any improvements, repairs or alterations thereto. However, Landlord shall provide Tenant with a tenant improvement allowance for the First Expansion Space equal to $             per square foot of Rentable Area in the First Expansion Space. Such tenant improvement allowance and the tenant improvements to be performed in the First Expansion Space shall be subject to all of the terms and conditions set forth in Exhibit D attached hereto regarding the Tenant Improvements and the Tenant Improvement Allowance.

(e) Notwithstanding anything to the contrary contained herein, Tenant shall have the right to lease the First Expansion Space only if no Event of Default has occurred and is continuing on the date of Tenant’s notice of its intention to lease the First Expansion Space or on the date of delivery of the First Expansion Space to Tenant.

(f) Within 10 days after Tenant exercises the First Expansion Option, Landlord and Tenant shall execute an amendment to this Lease documenting the expansion of the Premises pursuant to this Section.

(g) Landlord shall have no liability to Tenant for any damages resulting from any delay in delivering possession of the First Expansion Space to Tenant if said delay is caused by the holding over of a previous tenant of the First Expansion Space; provided, that, Landlord shall take all action reasonably necessary, including required legal proceedings, to secure possession of the First Expansion Space.

OPTIONAL CLAUSE:

32.2 Second Expansion Option. Regardless of whether Tenant leases the First Expansion Space as set forth above, then Tenant shall have the right to lease the remainder of the              of the Building (the “Second Expansion Space”) by notice given on or before                     , subject to the following terms and conditions:

(a) Promptly after receipt of Tenant’s notice, Landlord shall notify Tenant of the date (which shall be between                      and                     ) on which it will deliver the Second Expansion Space to Tenant.

(b) The Second Expansion Space shall become part of the Premises and Tenant agrees to commence paying Rent for the Second Expansion Space          days after the date of delivery thereof to Tenant. The annual Rent for the Second Expansion Space shall be calculated by multiplying the Rent per square foot of Rentable Area in effect for the original Premises on the delivery date by the Rentable Area of the Second Expansion Space.

(c) Except as otherwise specifically provided in this Article, all of the terms and conditions of this Lease shall apply to the Second Expansion Space from and after the aforesaid delivery date;

(d) The Second Expansion Space shall be leased to Tenant in its then existing condition and state of improvement and Landlord shall have no obligation to make any improvements, repairs or alterations thereto. However, Landlord shall provide Tenant with a tenant improvement allowance for the Second Expansion Space equal to $             per square foot of Rentable Area in the Second Expansion Space. Such tenant improvement allowance and the tenant improvements to be performed in the Second Expansion Space shall be subject to all of the terms and conditions set forth in Exhibit D attached hereto regarding the Tenant Improvements and the Tenant Improvement Allowance.

(e) Notwithstanding anything to the contrary contained herein, Tenant shall have the right to lease the Second Expansion Space only if no Event of Default has occurred and is continuing on the date of Tenant’s notice of its intention to lease the Second Expansion Space or on the date of delivery of the Second Expansion Space to Tenant.

(f) Within 10 days after Tenant exercises the Second Expansion Option, Landlord and Tenant shall execute an amendment to this Lease documenting the expansion of the Premises pursuant to this Section.

(g) Landlord shall have no liability to Tenant for any damages resulting from any delay in delivering possession of the Second Expansion Space to Tenant if said delay is caused by the holding over of a previous tenant of the Second Expansion Space; provided, that, Landlord shall take all action reasonably necessary, including required legal proceedings, to secure possession of the Second Expansion Space.

(h) Notwithstanding anything else herein contained, including Exhibit A, if, and only if, Tenant exercises its Second Expansion Option without having executed its First Expansion Option, then Landlord may deliver, as the Second Expansion Space, either the area designated on Exhibit A as the First Expansion Space (i.e., the southerly side of the          floor) or the Second Expansion Space (i.e., the northerly side of the          floor) and Tenant will accept whichever space Landlord elects to deliver as the Second Expansion Space.

32.3 Personal Option. The options to expand set forth in this Article are personal to Tenant and may not be assigned, transferred or conveyed to any party, except to a sublessee of the entire Premises or an assignee of Tenant’s entire interest under this Lease (which does not under any circumstances include a party who has become an assignee as the result of Tenant’s bankruptcy). Such options shall not survive any termination of this Lease.

OPTIONAL CLAUSE:

33 Rights of First Offer.

33.1 First Offer Space. Subject to the currently existing rights of “first offer” or “first refusal” of other tenants in the Building, Landlord agrees that if any part of the [        ] floor becomes available during the Term (the “First Offer Space”), the following will apply:

(a) Prior to entering into a lease with any third party for all or any portion of the First Offer Space, Landlord shall give Tenant notice (the “Notice”) of its interest in commencing negotiations to lease such First Offer Space to a prospective tenant. The Notice shall designate the First Offer Space; the Rent Landlord proposes to charge therefor (which Rent shall be at fair market value, as determined by Landlord based on its then offered Rent for a lease for comparable space, terms and concessions); and any other material business terms, including, without limitation, any proposed tenant improvement allowance. Tenant shall have 10 business days after receipt of the Notice to lease such First Offer Space on the terms and conditions and at the Rent set forth in the Notice; otherwise, Tenant’s rights with respect to such First Offer Space shall terminate. Tenant’s right of First Offer shall be restored in the event Landlord does not consummate a lease transaction with a third party or, if Landlord does enter into such a lease transaction, the space subsequently becomes available during the term of this Lease.

(b) If Tenant leases the First Offer Space, the First Offer Space shall become part of the Premises and Tenant agrees to commence paying Rent for such First Offer Space at the rate set forth in the Notice on the date of delivery thereof to Tenant and such First Offer Space shall be leased to Tenant for the remaining unexpired term of this Lease upon the same terms and conditions as provided herein (with the exception of the Rent therefor, which will be as set forth in the Notice).

(c) Notwithstanding anything to the contrary contained herein, Tenant shall only have the right of first offer with respect to the First Offer Space if no Event of Default has occurred and is continuing on the date of Tenant’s notice of its intention to lease the First Offer Space or on the date of delivery of the First Offer Space to Tenant.

(d) Prior to Landlord’s delivery of the First Offer Space to Tenant, Landlord and Tenant shall execute an amendment to this Lease documenting the expansion of the Premises pursuant to this Article.

(e) Landlord shall have no liability to Tenant for any damages resulting from any delay in delivering possession of the First Offer Space to Tenant if said delay is caused by the holding over of a previous tenant of the First Offer Space; provided, that Landlord shall take all action reasonably necessary, including required legal proceedings, to secure possession of the First Offer Space.

As used herein, the term “High Rise Group” shall mean the 28th through 41st floors of the Building.

33.2 Personal Option. The rights of first offer set forth above are personal to Tenant and may not be assigned, transferred or conveyed to any party. Such rights shall not survive any termination of this Lease.

OPTIONAL CLAUSE:

34 Option to Renew. As of the end of the original Term, Tenant shall have the right to renew this Lease for an additional period of              years (the “Renewal Term”), subject to the following terms and conditions:

(a) All terms and conditions of this Lease shall continue in effect during the Renewal Term except that (i) Rent during the Renewal Term shall be the fair market Rent for the Premises (as reasonably determined by Landlord as of the date of receipt of Tenant’s notice based on Landlord’s current (or most recent) bona fide written proposals for leases for comparable space, terms and concessions in the Building); and (ii) Tenant shall have no further option to renew at the end of the Renewal Term;

(b) Tenant shall exercise such right to renew by giving written notice thereof to Landlord not less than 12 months before the end of the original Term;

(c) Within 60 days after receipt of such notice from Tenant, Landlord shall give written notice to Tenant setting forth the Rent Landlord will charge for the Premises during the Renewal Term. Within 30 days after receipt of such notice from Landlord, Tenant shall give written notice to Landlord of whether it will accept such Rent. If Tenant rejects the Rent, this Lease shall expire at the end of the original Term. Failure to respond within the aforesaid 30-day period shall be deemed a rejection of the Rent;

(d) Landlord shall have no obligation to make any improvements or alterations to the Premises or to provide any improvement allowance with respect thereto during the Renewal Term;

(e) Notwithstanding anything to the contrary contained herein, Tenant shall only have the right to renew this Lease if no Event of Default has occurred and is continuing, and/or this Lease has not theretofor been terminated, on the date of Tenant’s notice of its intention to renew or on the date of commencement of the Renewal Term; and

(f) Prior to the commencement of the Renewal Term, Landlord and Tenant shall execute an amendment to this Lease confirming the renewal of this Lease pursuant to this Section; the commencement and expiration of the Renewal Term; and the Rent payable during the Renewal Term.

OPTIONAL CLAUSE:

At the end of the Renewal Term, provided Tenant shall have exercised its right to renew, Tenant shall have the right to renew for a second additional              years (the “Second Renewal Term”), subject to all of the terms and conditions set forth above, except that the Rent for the Second Renewal Term shall be the fair market value determined as of the date Landlord receives Tenant’s notice of its intent to exercise its second renewal.

35 General Provisions.

35.1 No Waiver. The waiver by Landlord of any breach of any provision contained in this Lease, or the failure of Landlord to insist on strict performance by Tenant, shall not be deemed to be a waiver of such provision as to any subsequent breach thereof or of any other provision contained in this Lease. The acceptance of Rents hereunder by Landlord shall not be deemed to be a waiver of any breach or default by Tenant regardless of Landlord’s knowledge of such breach or default at the time of acceptance of Rent.

35.2 Landlord’s Right to Perform. If Tenant shall fail to perform any act required to be performed by Tenant, Landlord may, after giving any notice and allowing any grace period required by Article 23 (“Defaults and Remedies”), without obligation, and without waiving or releasing Tenant from any default or obligations of Tenant, make any such payment or perform any other act which Tenant should have performed. All sums so paid by Landlord and all costs incurred by Landlord in making such payment or performing such other act or obligation and/or in enforcing this Lease, including attorneys’ fees, together with interest thereon at 10% per annum, shall be payable to Landlord on demand and Tenant agrees to pay any such sums, and Landlord shall have (in addition to any other right or remedy hereunder) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

35.3 Terms; Headings. The words “Landlord” and “Tenant” as used herein shall include the plural, as well as the singular. The words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The headings or titles of this Lease shall have no effect upon the construction or interpretation of any part hereof.

35.4 Entire Agreement. This instrument along with any exhibits and attachments or other documents attached hereto constitutes the entire and exclusive agreement between Landlord and Tenant with respect to the Premises. This instrument and said exhibits and attachments and other documents may be altered, amended, modified or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral and written understandings, agreements or negotiations relative to the leasing of the Premises are merged into and superseded by this instrument.

35.5 Successors and Assigns. Subject to the provisions of Article 15 relating to Assignment and Sublease, this Lease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

35.6 Notices. All notices, consents, approvals, requests, demands and other communications (collectively “notices”) which Landlord or Tenant are required or desire to serve upon, or deliver to, the other shall be in writing and shall be sent by certified or registered U.S. mail, return receipt requested, or by personal delivery, or by a reputable commercial overnight courier service (such as, but not limited to, Federal Express), to the appropriate address indicated below, or at such other place or places as either Landlord or Tenant may, from time to time, designate in a written notice given to the other. If the term “Tenant” in this Lease refers to more than one person or entity, Landlord shall be required to make service or delivery, as aforesaid, to any one of said persons or entities only. Notices shall be deemed sufficiently served or given at the time of receipt. Any notice, request, communication or demand by Tenant to Landlord shall be addressed to the Landlord at the management office in the Building, Attention: Vice President-Property Management with a copy to David A. Ebby, Esquire, Hangley Aronchick Segal & Pudlin, One Logan Square, 27th Floor, Philadelphia, Pennsylvania 19103-6933, and if requested in writing by the Landlord, given or served simultaneously to the Landlord’s mortgagee at the address specified in such request. Any notice from Landlord to Tenant shall be addressed as follows:

Rejection or other refusal to accept a notice or the inability to deliver the same because of a changed address of which no notice was given, shall be deemed to be receipt of the notice on the date delivery was first attempted.

35.7 Severability. If any provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining provisions of this Lease shall not be affected thereby and each of said provisions shall be valid and enforceable to the fullest extent permitted by law.

35.8 Time of Essence. Time is of the essence of this Lease and each provision hereof in which time of performance is established.

35.9 Governing Law. This Lease shall be governed by, interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts executed and performed entirely within the Commonwealth of Pennsylvania.

35.10 Attorneys’ Fees. In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys’ fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable law.

35.11 Light and Air. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building or any other portion of the Property shall in no manner affect this Lease or impose any liability whatsoever on Landlord.

35.12 Bankruptcy Prior to Commencement. If, at any time prior to the Commencement Date, any action is taken by or against Tenant in any court pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Tenant, Tenant makes any general assignment for the benefit of creditors, a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, or there is an attachment, execution or other judicial seizure of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, then this Lease shall ipso facto be canceled and terminated and of no further force or effect. In such event, neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Premises or any interest in this Lease and Landlord shall, in addition to any other rights and remedies under this Lease, be entitled to retain any Rent, security deposit or other monies received by Landlord from Tenant as liquidated damages.

35.13 Force Majeure. Neither party shall be liable for any failure to comply or delay in complying with its obligations hereunder (other than the obligation to pay sums of money) if such failure or delay is due to force majeure events. Landlord shall not be obliged to settle any strike to avoid a force majeure event from continuing.

35.14 Applicable Laws. At its sole cost and expense, Tenant shall promptly comply with all requirements of Applicable Laws, other than making structural changes, relating to or arising out of the use, occupancy, repair or alteration of the Premises.

35.15 Estoppel Certificates. Either party shall, without charge, at any time and from time to time hereafter, within [10] days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request: (a) as to whether this Lease has been supplemented or amended, and, if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease, in accordance with its tenor as then constituted; (c) as to the existence of any default thereunder; (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party; (e) as to the commencement and expiration dates of the term of this Lease and the date to which Rent has been paid; and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered and the contents of such certificate shall be binding on the party executing same. OPTIONAL CLAUSE: [If any such estoppel is not executed within such 10-day period, then, in addition to any other right or remedy which Landlord may have, at Landlord’s option, Landlord may execute any such estoppel on behalf of Tenant as Tenant’s attorney-in-fact, and Tenant hereby appoints Landlord its attorney-in-fact for such purpose. Such appointment and agency are coupled with an interest and are irrevocable.]

35.16 Examination of Lease. The submission of this instrument for examination or signature by Tenant, Tenant’s agents or attorneys, does not constitute a reservation of, or an option to lease, and this instrument shall not be effective or binding as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

35.17 Landlord Liability. Notwithstanding anything in this Lease or any law to the contrary, the liability of Landlord hereunder (including any successor landlord hereunder) and any recourse by Tenant against Landlord shall be limited solely to the interest of Landlord in the Property, and neither Landlord, nor any of its constituent members, nor any of their respective affiliates, partners, directors, officers, employees, agents or shareholders shall have any personal liability therefor, and Tenant, for itself and all persons claiming by, through or under Tenant, expressly waives and releases Landlord and such related persons and entities from any and all personal liability.

35.18 Execution by Tenant. The persons executing this Lease on behalf of Tenant represent and warrant to Landlord that they are duly authorized to execute and deliver this Lease on Tenant’s behalf, and that this Lease is binding upon Tenant in accordance with its terms.

OPTIONAL CLAUSE:

35.19 Landlord’s Waiver. Landlord agrees to execute waivers of Landlord’s inchoate lien for Rent in conjunction with the financing of Tenant’s fixtures, machinery, inventory and/or equipment in form reasonably satisfactory to Tenant and Tenant’s lender(s), provided no Event of Default has occurred and remains uncured at the time a waiver is requested.

OPTIONAL CLAUSE:

36 CONFESSION OF JUDGMENT.

36.1 CONFESSION OF JUDGMENT FOR RENT. TENANT HEREBY EMPOWERS ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT AFTER AN EVENT OF DEFAULT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR RENT AND/OR THE CHARGES, PAYMENTS, COSTS AND EXPENSES HEREIN RESERVED AS RENT, OR HEREIN AGREED TO BE PAID BY TENANT AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR RECOVERY OF SUCH RENT OR OTHER CHARGES OR EXPENSES,

AND IN SAID SUITS OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE THEN DUE AND UNPAID, AND OTHER CHARGES, PAYMENTS, COSTS AND EXPENSES RESERVED AS RENT, TOGETHER WITH AN ATTORNEY’S COMMISSION OF FIVE PERCENT OF THE AMOUNT DUE (BUT NOT LESS THAN $15,000). SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AFTER SUBSEQUENT EVENTS OF DEFAULT.

36.2 CONFESSION OF JUDGMENT FOR POSSESSION. UPON AN EVENT OF DEFAULT OR THE EXPIRATION OF THE TERM, IT SHALL BE LAWFUL FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR AS ATTORNEY FOR TENANT AS WELL AS FOR ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT AND TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT AND THEREIN CONFESS JUDGMENT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE ITS SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF POSSESSION OR OTHER APPROPRIATE WRIT UNDER THE PENNSYLVANIA RULES OF CIVIL PROCEDURE THEN IN EFFECT MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS; PROVIDED, HOWEVER, IF THIS LEASE IS TERMINATED AND POSSESSION OF THE PREMISES REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT AND UPON ANY SUBSEQUENT EVENT OF DEFAULT OR EVENTS OF DEFAULT, TO BRING ONE OR MORE FURTHER ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE PREMISES AS HEREIN ABOVE PROVIDED.

36.3 PROCEEDINGS. IN ANY ACTION OF EJECTMENT, LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT, SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, AND, IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN SAID PROCEEDINGS AND ALL LIABILITY THEREOF. IF PROCEEDINGS SHALL BE COMMENCED BY LANDLORD TO RECOVER POSSESSION UNDER THE PENNSYLVANIA ACTS OF ASSEMBLY AND RULES OF CIVIL PROCEDURE UPON AN EVENT OF DEFAULT, TENANT SPECIFICALLY WAIVES THE RIGHT TO THE THREE MONTHS’ NOTICE AND TO THE 15 OR 30 DAYS NOTICE REQUIRED BY THE PENNSYLVANIA LANDLORD AND TENANT ACT OF 1951, AND AGREES THAT FIVE DAYS NOTICE SHALL BE SUFFICIENT IN EITHER OR ANY SUCH CASE.

36.4 ACKNOWLEDGMENT OF CONFESSION OF JUDGMENT. TENANT CONFIRMS TO LANDLORD THAT (I) THIS LEASE AND THE FOREGOING WARRANT OF ATTORNEY HAVE BEEN NEGOTIATED AND AGREED UPON IN A COMMERCIAL CONTEXT; (II) TENANT IS A BUSINESS ENTITY AND ITS PRINCIPALS ARE KNOWLEDGEABLE IN COMMERCIAL MATTERS; (III) TENANT HAS CONSULTED WITH ITS OWN SEPARATE COUNSEL REGARDING THIS LEASE; (IV) ON THE ADVICE OF ITS OWN SEPARATE COUNSEL, TENANT HAS AGREED TO THE AFORESAID WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT; AND (V) TENANT UNDERSTANDS THAT IT IS WAIVING CERTAIN RIGHTS WHICH IT WOULD OTHERWISE POSSESS.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth in the first paragraph above.

LANDLORD:

PHILADELPHIA PLAZA-PHASE II, LP, a Pennsylvania limited partnership

By:
James A. Thomas, Authorized Signatory

TENANT:

[INSERT TENANT NAME]

By:
Name:
Title:

EXHIBIT A

FLOOR PLAN

A-1

EXHIBIT B

GLOSSARY OF DEFINED TERMS

1 Applicable Laws. All laws, statutes, ordinances and other governmental rules, regulations and requirements, now or hereafter in effect, which apply to the Building and/or the Premises and/or Tenant’s operations within the Premises, including, without limitation, those pertaining to environmental protection.

2 Building. The 41-story office building known as Two Commerce Square, located at 2005 Market Street, Philadelphia, Pennsylvania.

3 Building Systems. The electrical, mechanical, vertical transportation, sprinkler, fire and life safety, structural, security, heating, ventilation and air conditioning systems serving the Building, including pipes, ducts and conduits forming an integral part of such systems.

4 OPTIONAL (See Articles 4 and 8) Commencement Date.                     , or such sooner date as Tenant takes occupancy of the Premises.

5 Force Majeure Events. Acts of God, terrorism, inability to obtain labor, strikes, lockouts, lack of materials, governmental restrictions, enemy actions, civil commotion, riots, insurrection, war, fire, earthquake, unavoidable casualty or other similar causes beyond such party’s reasonable control.

6 Garage. The subterranean parking garage located below the Building.

7 Gross Property Income. All Rent and other income actually collected from operations during each year, except interest income derived from funds on deposit in financial institutions. “Rent” shall mean all amounts collected from tenants in the Property other than (i) security and other tenant deposits (other than as applied to pay Rent) and (ii) Rents paid in advance by tenants, except the portion of any such advance payment applied to the Rent due for the current month. Gross Property Income shall include all income from the Property whether or not characterized as Rent, including parking charges, operating expense reimbursements and fees, amounts paid for after-hours or excess utilities, air conditioning service or other services, amounts paid for special services rendered to tenants of the Building, and vending machine rental charges, but Gross Property Income shall not include any amounts received in settlement of insurance claims by Landlord, as awards in litigation or other proceedings (other than such amounts which compensate Landlord for income which Landlord otherwise would have received from the Property), as costs and fees recovered in litigation, or from refund or return of taxes paid or amounts paid under construction or service contracts.

8 Lease Year. A period of 12 calendar months commencing on the Commencement Date or on any anniversary thereof; provided, however, that if the Commencement Date is not the first day of a calendar month, “Lease Year” shall mean a period of 12 calendar months commencing on the first day of the first calendar month after the Commencement Date or any anniversary thereof and in such case, the first Lease Year shall also include the period from the Commencement Date through the last day of the calendar month in which the Commencement Date occurs.

9 Mortgage. All existing and future mortgages, ground leases, and/or other similar security instruments which may now or hereafter encumber the Property and/or the Building, and all renewals, modifications, consolidations, replacements and extensions thereof.

10 Manager. Thomas Development Partners LP, or any successor manager of the Building.

11 Normal Working Hours. The periods from 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. to 2:00 p.m. Saturday, except New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day (on the days such holidays are generally observed) and such other holidays as are generally recognized in Philadelphia, Pennsylvania.

12 Operating Expenses. The total of all actual costs incurred by Landlord, calculated in accordance with generally accepted accounting principles, in connection with the management, operation, maintenance, cleaning, protecting, servicing and repair of the Property. Operating Expenses shall include, without limitation, (i) the cost of providing, managing, operating, maintaining and repairing air conditioning, sprinkler, fire and life safety, electricity, steam, heating, mechanical, ventilation, common area lighting, escalator and elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of repairs, general maintenance and cleaning, trash removal, telephone service, janitorial service, and supplies, security and parking shuttle and other Property services, if any; (iii) the cost of fire, extended coverage, boiler, sprinkler, apparatus, commercial general liability, property damage, Rent, earthquake and other insurance; (iv) wages, salaries and other labor costs including taxes, insurance, retirement, medical and other employee benefits, including, without limitation, such costs for a transportation system manager and/or rideshare coordinator for the Building; (v) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs management services in connection with the Property, provided that at no time shall the management fee charged by Landlord or any independent management company retained by Landlord to manage the Property exceed 3% of Gross Property Income; (vi) the fair market rental value of the Property manager’s offices and storage areas in the Building, provided said offices and storage areas are devoted solely to the management, operation, maintenance or repair of the Property; (vii) the cost of business taxes and licenses; (viii) fees imposed by any federal, state or local government for fire and police protection, trash removal or other similar services which do not constitute Real Property Taxes as defined below; (ix) any charges which are payable by Landlord pursuant to a service agreement with the City of Philadelphia, under a special assessment district or pursuant to any other lawful means; (x) the costs of contesting the validity or applicability of any governmental enactment which would increase Operating Expenses; (xi) capital costs incurred in connection with any equipment, device or other improvement reasonably anticipated to achieve economies in the operation, maintenance or repair of the Property or portion thereof, or to comply with Applicable Laws not effective with respect to the Property as of the Commencement Date; provided, however, the same shall be amortized (including interest on the unamortized cost) over the cost recovery period (i.e., the anticipated period to recover the full cost of such capital item from cost savings achieved by such capital item), of the relevant capital item as reasonably determined by Landlord; and (xii) depreciation of the cost of acquiring, or the rental expense of, personal property used in the maintenance, operation and repair of the Building or Property.

Operating Expenses attributable to the items set forth in (iv), (v) and (vi) above in any calendar year shall not increase more than five percent from the immediately prior calendar year.

Operating Expenses shall be adjusted to reflect 100% occupancy of the Building for any period in which the Building is not 100% occupied. Landlord shall have the right, from time to time, to allocate some or all of the Operating Expenses for the Property among different portions, such as office, retail or other appropriate portions, of the Property (“Cost Pools”). The Operating Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool as an amount per square foot of Rentable Area, based on the total Rentable Area within such Cost Pool.

Operating Expenses shall not include the following:

(a) The cost of repair to the Building including the Premises, to the extent the cost of the repairs is reimbursed by insurance or condemnation proceeds;

(b) Leasing commissions paid to agents of Landlord, other brokers or any other persons in connection with the leasing of space in the Building or any other portion of the Property;

(c) The cost of improving or renovating space for tenants (including Tenant) or space vacated by any tenant (including Tenant);

(d) The cost of utilities charged to individual tenants (including Tenant) and payroll, material and contract costs of other services charged to tenants (including Tenant);

(e) The cost of painting and decorating the Premises or premises of other tenants;

(f) Depreciation of the Building and other real property structures in the Property;

(g) Interest, points, and fees on debt or amortization payments on any mortgages on the Property or any part thereof;

(h) Legal and other related expenses associated with the negotiation or enforcement of leases or the defense of (i) Landlord’s title to the Land, the Building or other portions of the Property; or (ii) any action based solely on an alleged breach by Landlord of a lease pertaining to space within the Building;

(i) Advertising costs incurred directly for leasing individual space in the Building or other portions of the Property;

(j) Landlord’s general corporate overhead, including salaries of officers or other employees of Landlord, and Landlord’s general administrative expenses not directly related to the operation of the Property;

(k) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(1) All items and services for which Tenant or any other tenant in the Building reimburses Landlord, provided that, any item or service supplied selectively to Tenant shall be paid for by Tenant;

(m) To the extent reimbursed by parking fees, the cost of payroll for clerks, attendants and other persons, bookkeeping, garage keepers liability insurance, parking management fees, tickets and uniforms directly incurred in operating the Garage;

(n) Costs of capital improvements to the Building and other portions of the Property, except to the extent included in Operating Expenses pursuant to (xi) above;

(o) Amounts paid to any party, including a division or affiliate of Landlord, providing materials, services (except Building management), labor, or equipment to the extent that such amounts exceed the competitive costs of such materials, services (except Building management), labor or equipment when provided by an independent party in an arm’s-length transaction;

(p) Any costs, fines or penalties imposed due to Landlord’s deliberate or negligent actions or omissions with respect to any governmental rule or authority;

OPTIONAL CLAUSE:

(q) Costs of installing any specialty service, such as a conference center or other facility which is made available to tenants on a non-fee (or nominal fee) basis; however, if any such service or facility, such as an athletic club, is made available on the basis of material payment for use or membership, then the costs of maintenance and operation, as well as the cost of installation, of such service or facility, will be excluded from Operating Expenses; and

OPTIONAL CLAUSE:

(r) The cost of any environmental clean-up of the Property ordered by any applicable environmental authority or agency having jurisdiction over the Property.

13 Property. The Building, the Garage, and the land on which they are constructed, which land consists of approximately 64,608 square feet located at the northwest corner of 20th and Market Streets, Philadelphia, Pennsylvania.

14 Pro Rata Share. A percentage calculated by dividing the Rentable Square Feet in the Premises by the total Rentable Square Feet in the Building. For purposes of this Lease, Landlord and Tenant agree that at the inception of this Lease, Tenant’s Pro Rata Share will be     %.

15 Real Property Taxes. All taxes, assessments (special or otherwise) and charges levied upon or with respect to the Property and any ad valorem taxes on personal property used in connection therewith. Real Property Taxes shall include, without limitation, any tax, fee or excise on the act of entering into this Lease, on the occupancy of Tenant, the Rent hereunder or in connection with the business of owning and/or renting space in the Property which are now or hereafter levied or assessed against Landlord by the United States of America, the Commonwealth of Pennsylvania, the City of Philadelphia or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, assessment, fee or excise, however described (whether general or special, ordinary or extraordinary, foreseen or unforeseen), which may be levied or assessed in lieu of, or as a substitute for, any Real Property Taxes. Landlord may pay any such special assessments in installments when allowed by law, in which case Real Property Taxes shall include any interest charged thereon. Real Property Taxes shall also include any private assessments or the Building’s contribution towards a private or quasi-public cost-sharing agreement for the purpose of augmenting or improving the quality of service and amenities normally provided by governmental agencies. Real Property Taxes shall also include legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes. Real Property Taxes shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes are levied or assessed against Landlord, in whole or in part, in lieu of, as a substitute for, any other tax which would otherwise constitute a Real Property Tax. In the event that at any time during the term of this Lease the assessment for the Property is reduced on appeal with a result that Landlord receives a refund of any real estate taxes, Landlord shall pay to Tenant its Pro Rata Share of any such refund (net of Landlord’s out-of-pocket expenditures in connection with such appeal).

16 Rentable Area or Rentable Square Feet. The actual, measurable area (square footage) within the Premises adjusted upward so as to allocate to the Premises a portion of the common areas and non-usable areas of the Building. The parties agree that at the inception of the Lease the Premises contain              Rentable Square Feet and that the Building contains 953,276 Rentable Square Feet (including the Premises).

17 Service Facilities. The janitorial, security and building maintenance services used in the Building.

18 *[Tenant Improvements. Physical improvements to the Premises, including, without limitation, partitions, wiring, floor coverings, wall coverings, kitchens, HVAC, lighting, ceilings, outlets and millwork), all as specifically shown or described in Tenant’s Final Plans (defined in Exhibit D).]*

EXHIBIT C

MEMORANDUM OF LEASE COMMENCEMENT

THIS MEMORANDUM is made and entered into as of             , 200    , by and between PHILADELPHIA PLAZA-PHASE II, LP, a Pennsylvania limited partnership, (“Landlord”), and                              (“Tenant”) with respect to that certain Office Lease between Landlord and Tenant dated as of             , 200    , (the “Lease”).

The term of the Lease commenced on             , 200    , defined in the Lease as the Commencement Date. The term of the Lease shall expire on                      unless sooner terminated or extended pursuant to the terms of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date set forth in the first paragraph above.

LANDLORD:

PHILADELPHIA PLAZA-PHASE II, LP, a Pennsylvania limited partnership

By:
James A. Thomas, authorized signatory

TENANT:

[INSERT TENANT NAME]

By:
Name:
Title:

C-1

EXHIBIT D

[ALLOWANCE/TENANT IMPROVEMENT BY TENANT]

TENANT IMPROVEMENT LETTER

This Tenant Improvement Letter supplements the Office Lease (the “Lease”) dated             , 200    , executed concurrently herewith, by and between PHILADELPHIA PLAZA-PHASE II, LP as Landlord, and                             , as Tenant, covering certain premises described in the Lease. Terms capitalized, but not otherwise defined herein, shall have the meanings ascribed to them in the Lease.

The parties hereby agree as follows:

1. Construction of the Building.

1.1 Base Building Definition. Landlord has constructed the Building consisting of the following: (a) the Building shell and exterior, (b) the core area, including necessary mechanical, electrical, sprinkler, plumbing, life safety, heating, air conditioning, ventilation and structural systems within the Building core, stubbed out to the face of the core wall at locations determined by Landlord, (c) finished core area toilet rooms including necessary plumbing fixtures, ceramic tile floors, accessories, ceilings and lighting, (d) unpainted exterior dry wall or lath and plaster covering the exposed side of all exposed core walls, core and perimeter columns and the interior exposed side of all exterior building wall areas except at and under windows, (e) public stairways, (f) passenger and freight elevators, (g) parking facilities, (h) ground floor lobby, (i) unfinished elevator lobbies (except for dry-wall, taped walls, and prime painted elevator doors), (j) exterior plazas and landscaping, (k) loading dock, (1) sprinkler main loop from core into the Premises, (m) Building standard window coverings and (n) drinking fountains as required by code (collectively referred to as the “Base Building Improvements”). To the extent that the Base Building Improvements must be changed or added to in order to accommodate the special needs of Tenant in the Premises, such changes or additions shall be considered Tenant Improvements. Any items provided by Landlord in the Premises in addition to the Base Building Improvements shall be paid for by Tenant, subject to Section 3 below.

1.2 Exclusions From Base Building Improvements. Base Building Improvements shall include all of the items described in Section 1.1 and shall not include any Tenant Improvements; without limiting the generality of the foregoing, Base Building Improvements shall exclude the following:

(a) Tenant ceilings and lighting;

(b) Floor finish in the Premises;

(c) Interior finishes of any kind within the Premises (including elevator lobbies);

(d) Interior partitions, doors, and hardware within the Premises;

D-1

(e) Terminal boxes and reheat coils or other HVAC or air distribution devices, including distribution duct work and controls, beyond the core of the Building;

(f) Tenant’s furniture, fixtures and equipment, including telephones, computers and cabling therefor;

(g) Distribution of electrical services, plumbing services and sprinklers from the core, and domestic hot water heater and associated hot water piping;

(h) Any and all signs for Tenant and the power therefor; and

(i) Security, fire and life-safety systems throughout the Premises, including exit signs, intercoms and extinguishers.

2 Tenant’s Plans and Specifications.

2.1 Submission of Plans and Specifications.

(a) Tenant and Landlord, and their engineers and architects, shall coordinate with each other in the design of Tenant’s Plans (defined below) prior to the initial submission of Tenant’s Plans to Landlord.

(b) Tenant shall submit to Landlord for Landlord’s approval, fully completed and engineered working drawings and specifications suitable for review and permitting by local agencies having jurisdiction (if applicable), for the layout, improvement and finish of the entire Premises consistent with the design and construction of the Base Building Improvements, including electrical and mechanical drawings, capacity reports, dimensioned partition plans, floor and wall finish plans, reflected ceiling plans, power, telephone communications and data plans, life safety devices, construction detail sheets including millwork detail plans, showing the location of partitions, light fixtures, electrical outlets, telephone outlets, sprinklers, doors, equipment specifications (including weight specifications and cooling requirements) and power requirements (including voltage, amps, phase, and special plugs and connections), wall finishes, floor coverings, millwork and other Tenant Improvements required by Tenant (collectively, “Tenant’s Plans”). The Tenant Improvements shall include, and Tenant’s Plans shall provide for, electricity and BTU meters for measuring electricity and HVAC use within the Premises.

(c) For any necessary engineering of Tenant’s Plans, Tenant shall directly employ only mechanical, electrical and structural engineers approved by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord shall have no responsibility for any of such engineering of Tenant’s Plans, which shall be at Tenant’s expense, subject to Section 3 below. Tenant’s Plans shall be prepared by a licensed architect, shall be sufficient for Tenant to secure the approval of governmental authorities with jurisdiction over the approval thereof (if applicable) and shall be in a form meeting Landlord’s reasonable requirements. Tenant’s architect and engineers shall coordinate with Landlord’s architect, engineers and tenant improvement manager to make all of Tenant’s Plans consistent with the plans and specifications for construction of the Building and the Premises. Landlord and Landlord’s engineers shall have the right to review each phase of Tenant’s design development and Tenant’s Plans to assure their compatibility and coordination with Building Systems. Tenant shall be solely responsible for the design and function of Tenant’s Plans, including their integration with Building Systems, notwithstanding Landlord’s review and approval thereof.

D-2

2.2 Approval by Landlord. Tenant’s Plans shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed. Landlord agrees to approve or disapprove Tenant’s plans within 15 business days after receipt thereof.

(a) Tenant’s Substitutions Before Plans Approved. After Landlord’s initial review of Tenant’s Plans, Landlord shall give Tenant notice of all specified materials and methods of construction required in connection with Tenant Improvements the procurement or construction or the use of which, in Landlord’s opinion, would violate any applicable codes, rules, laws or regulations. However, notwithstanding the other provisions of this Section 2.2, Landlord shall not be obligated to ascertain the existence of, or notify Tenant of any such violations of applicable codes, rules, laws or regulations and the parties agree that it is the responsibility of Tenant’s architect and engineers to assure the compliance by Tenant with such codes, rules, laws and regulations. Tenant shall make reasonable substitutions of such materials or methods of construction, which such substitutions will not themselves cause such violation of applicable codes, rules, laws and regulations, subject to Landlord’s approval, which shall not be unreasonably withheld or delayed (provided that Landlord’s disapproval based on the fact that the use of such materials or methods of construction would violate such applicable codes, rules, laws or regulations shall be deemed reasonable).

(b) Substitutions After Plans Approved. If during the course of construction and after the approval of the Final Plans (as defined below) Landlord reasonably determines that the procurement of particular materials or construction of portions of the Tenant Improvements specified in the Final Plans will violate any applicable codes, rules, laws or regulations, then Landlord shall give notice thereof to Tenant and Tenant shall make reasonable substitutions of such materials and construction, which such substitutions will not themselves cause such violation of applicable codes, rules, laws and regulations, subject to Landlord’s approval.

(c) Landlord Disapproval; Tenant Revisions. If Landlord disapproves Tenant’s Plans, or any portion thereof, Landlord shall promptly notify Tenant thereof and of the revisions which Landlord reasonably requires in order to obtain Landlord’s approval. As promptly as reasonably possible thereafter, Tenant shall submit to Landlord plans and specifications incorporating the revisions required by Landlord. Said revisions shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed. If Landlord disapproves revised Tenant’s Plans, Landlord shall so notify Tenant thereof and of the further revisions Landlord reasonably requires in order to grant approval. The foregoing process shall be repeated until Landlord finally approves all of Tenant’s Plans required for the Tenant Improvements in all of the Premises, so that Landlord and Tenant have an agreed upon set of final plans and specifications. The final plans and specifications approved by Landlord shall be referred to as the “Final Plans.” Approval by Landlord shall not be deemed to be a representation by Landlord as to the adequacy or correctness of the design of the Tenant Improvements.

D-3

(d) Construction of Tenant Improvements. The Tenant Improvements shall be constructed by contractors approved in advance by Landlord, which approval shall not be unreasonably withheld or delayed. In addition to any amounts for which Tenant may be responsible for under Article 8 of the Lease, Tenant shall be solely responsible for (a) any delay or increased cost in completing the Tenant Improvements; (b) the design, function and maintenance of all Tenant Improvements; (c) all costs and expenses necessary to increase permitted structural floor loading in order to accommodate Tenant’s libraries, file rooms, unusual live loads and other such uses; and (d) incidental costs of construction such as hoisting and utility consumption. No construction shall be commenced until Tenant has delivered to Landlord (i) a certificate evidencing the liability insurance coverages for Tenant’s general contractor consistent with Article 12 of the Lease, in form and content satisfactory to Landlord and its mortgagee, and (ii) a time-stamped copy of a waiver of liens signed by Tenant’s general contractor and filed with the Prothonotary of Philadelphia, along with a copy of the Prothonotary’s receipt for the filing fee.

2.3 Space Planning. Any space planner utilized by Tenant shall have experience in space planning in high-rise office buildings in the Philadelphia central business district and shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed. All design and programming, space planning and interior decorating services such as selection of wall paint colors and/or wall coverings, furniture, fixtures, carpeting and any or all other decorator selection efforts required by Tenant shall be provided by Tenant at Tenant’s expense, subject to Landlord’s obligations under Section 3 hereof.

2.4 Permits. Tenant, or Tenant’s representative, shall secure the approval of governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Tenant Improvements, with Landlord’s cooperation to the extent practicable. Tenant shall commence construction of the Tenant Improvements as soon as practicable after issuance of all such necessary permits.

2.5 Construction Management. If Tenant so requests, Landlord agrees to cause Manager to supervise the construction of the Tenant Improvements in consideration of Tenant’s payment to Manager of a construction supervision fee equal to five percent of the total cost of the Tenant Improvements. Such fee shall be paid to Manager periodically and pro rata with the disbursement of the Tenant Improvement Allowance pursuant to Section 3.1 hereof.

2.6 Conformed Plans. Within 60 days after substantial completion of the Tenant Improvements and receipt from the general contractor of all field changes, if any, Tenant shall submit to Landlord a set of conformed plans (“as-builts”) on mylar incorporating all field changes made and all changes and/or revisions that have been made subsequent to the submission of the Final Plans specified in Section 2.2.

3 Periodic Payments.

3.1 Tenant Improvement Allowance.

(a) Landlord will make available the sum of $         minus amounts disbursed for relocation and moving expenses pursuant to Article          of the Lease (the “Tenant Improvement Allowance”) to defray the cost of the Tenant Improvements and certain related expenses, as more fully set forth in Articles          and          of the Lease.

D-4

(b) Beginning not sooner than 30 days after Tenant is provided access to the Premises and continuing not more often than once every 30 days thereafter, Tenant shall prepare and submit to Landlord a statement showing in reasonable detail amounts expended or incurred by Tenant pursuant to Articles              and              of the Lease which have not previously been paid for by Landlord. Each such statement shall be accompanied by canceled checks or receipted invoices and partial lien releases from any person or entity that has provided supplies or services to the Premises. In addition, each such statement shall include a certification from Tenant that all sales taxes applicable to the Tenant Improvements have been paid, and that all labor and material for which payment is sought have been furnished and are satisfactory to Tenant.

(c) Within 30 days after submission by Tenant of each such statement, Landlord shall reimburse Tenant for the expenses covered by Tenant’s statement, up to the amount of the Tenant Improvement Allowance. If Landlord fails to make such payment, Tenant shall give Landlord notice of such failure and if such failures continues for 10 days after receipt of such notice, Tenant’s sole and exclusive remedy shall be to apply the amount of the defaulted payment (or payments, as the case may be) in reduction of Rent next due under the Lease.

(d) Notwithstanding the foregoing, Landlord will, as an accommodation to Tenant, pay directly to                              Construction Company (“the GC”), or any other vendor, amounts due for labor and/or materials furnished in connection with the Tenant Improvements. In such event, Tenant shall submit invoices in lieu of canceled checks or paid bills as required by paragraph (b) above, accompanied by Tenant’s request for payment. Each such request shall include Tenant’s statement that it has approved the work for which payment is requested. Any such payments shall be for the account of Tenant and shall not create any contractual relationship between Landlord and the GC, or any other vendor, or in any way obligate Landlord to the GC or any other vendor or any subcontractor or supplier.

4 Changes, Additions or Alterations. If Tenant shall request any change, addition, deletion or alteration in the Final Plans (“Change Order”), Tenant shall prepare and submit to Landlord plans, specifications and permits with respect to such Change Order for Landlord’s approval.

5 Default. Any default by Tenant under the terms of this Improvement Letter shall constitute an Event of Default under the Lease to which this Improvement Letter is attached, and shall entitle Landlord to exercise all remedies set forth in the Lease.

6 Reasonable Diligence. Both Landlord and Tenant agree to use reasonable diligence in performing all of their respective obligations and duties under this Improvement Letter and in proceeding with the construction and completion of the Tenant Improvements in the Premises.

7 Limited Liability. The provisions of Section 35.17 of the Lease (“Landlord Liability”) are incorporated herein as if set forth in their entirety.

D-5

[ALTERNATE: TURNKEY/LANDLORD RESPONSIBLE FOR T.I.]

EXHIBIT D

TENANT IMPROVEMENT LETTER

This Improvement Letter supplements the Office Lease (the “Lease”) dated             , 200    , executed concurrently herewith, by and between PHILADELPHIA PLAZA-PHASE II, LP as Landlord, and                                  as Tenant, covering certain premises described in the Lease. Terms capitalized, but not otherwise defined herein, shall have the meanings ascribed to them in the Lease.

The parties hereby agree as follows:

1 Construction of the Building.

1.1 Base Building Definition. Landlord has constructed the Building consisting of the following: (a) the Building shell and exterior, (b) the core area, including necessary mechanical, electrical, sprinkler, plumbing, life safety, heating, air conditioning, ventilation and structural systems within the Building core, stubbed out to the face of the core wall at locations determined by Landlord, (c) finished core area toilet rooms including necessary plumbing fixtures, ceramic tile floors, accessories, ceilings and lighting, (d) unpainted exterior dry wall or lath and plaster covering the exposed side of all exposed core walls, core and perimeter columns and the interior exposed side of all exterior building wall areas except at and under windows, (e) public stairways, (f) passenger and freight elevators, (g) parking facilities, (h) ground floor lobby, (i) unfinished elevator lobbies (except for dry-wall, taped walls, and prime painted elevator doors), (j) exterior plazas and landscaping, (k) loading dock, (1) sprinkler main loop from core into the Premises, (m) Building standard window coverings and (n) drinking fountains as required by code (collectively referred to as the “Base Building Improvements”). To the extent that the Base Building Improvements must be changed or added to in order to accommodate the special needs of Tenant in the Premises, such changes or additions shall be considered Tenant Improvements. Any items provided by Landlord in the Premises in addition to the Base Building Improvements shall be paid for by Tenant, subject to Section 3 below.

1.2 Exclusions From Base Building Improvements. Base Building Improvements shall include all of the items described in Section 1.1 and shall not include any Tenant Improvements; without limiting the generality of the foregoing, base Building Improvements shall exclude the following:

(a) Tenant ceilings and lighting;

(b) Floor finish in the Premises;

(c) Interior finishes of any kind within the Premises (including elevator lobbies);

(d) Interior partitions, doors, and hardware within the Premises;

(e) Terminal boxes and reheat coils or other HVAC or air distribution devices, including distribution duct work and controls, beyond the core of the Building;

(f) Tenant’s furniture, fixtures and equipment, including telephones, computers and cabling therefor;

(g) Distribution of electrical services, plumbing services and sprinklers from the core, and domestic hot water heater and associated hot water piping;

(h) Any and all signs for Tenant and the power therefor; and

(i) Security, fire and life-safety systems throughout the Premises, including exit signs, intercoms and extinguishers.

2 Tenant’s Plans and Specifications.

2.1 Submission of Plans and Specifications.

(a) Tenant and Landlord, Landlord’s and Tenant’s engineers and architects shall coordinate with each other in the design of Tenant’s Plans prior to the initial submission of Tenant’s Plans to Landlord.

(b) Promptly after execution of this Lease, Tenant shall submit to Landlord for Landlord’s approval, fully completed and engineered working drawings and specifications suitable for review and permitting by local agencies having jurisdiction (if applicable), for the layout, improvement and finish of the entire Premises consistent with the design and construction of the Base Building Improvements, including electrical and mechanical drawings, capacity reports, dimensioned partition plans, floor and wall finish plans, reflected ceiling plans, power, telephone communications and data plans, life safety devices, construction detail sheets including millwork detail plans, showing the location of partitions, light fixtures, electrical outlets, telephone outlets, sprinklers, doors, equipment specifications (including weight specifications and cooling requirements) and power requirements (including voltage, amps, phase, and special plugs and connections), wall finishes, floor coverings, millwork and other Tenant Improvements required by Tenant (collectively, “Tenant’s Plans”). The Tenant Improvements shall include, and Tenant’s Plans shall provide for electricity and BTU meters for measuring electricity and HVAC use within the Premises.

(c) For any necessary engineering of Tenant’s Plans, Tenant shall directly employ only mechanical, electrical and structural engineers approved by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord shall have no responsibility for any of such engineering of Tenant’s Plans, which shall be at Tenant’s expense, subject to Section 3 below. Tenant’s Plans shall be prepared by a licensed architect, shall be sufficient for Tenant to secure the approval of governmental authorities with jurisdiction over the approval thereof (if applicable) and shall be in a form meeting Landlord’s reasonable requirements. Tenant’s architect and engineers shall coordinate with Landlord’s architect, engineers and tenant improvement manager to make all of Tenant’s Plans consistent with the plans and specifications for construction of the Building and the Premises. Landlord and Landlord’s engineers shall have the right to review each phase of Tenant’s design development and Tenant’s Plans to assure their compatibility and coordination with Building Systems. Tenant shall be solely responsible for the design and function of Tenant’s Plans, including their integration with Building Systems, notwithstanding Landlord’s review and approval thereof.

2.2 Approval by Landlord. Tenant’s Plans shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed.

(a) Tenant’s Substitutions Before Plans Approved. After Landlord’s initial review of Tenant’s Plans, Landlord shall give Tenant notice of all specified materials and methods of construction required in connection with Tenant Improvements the procurement or construction or the use of which would violate any applicable codes, rules, laws or regulations. Notwithstanding the other provisions of this Section 2.2, Landlord shall not be obligated to ascertain the existence of, or notify Tenant of any such violations of applicable codes, rules, laws or regulations and the parties agree that it is the responsibility of Tenant’s architect and engineers to assure the compliance by Tenant with such codes, rules, laws and regulations. Tenant shall make reasonable substitutions of such materials or methods of construction, which such substitutions will not themselves cause such violation of applicable codes, rules, laws and regulations, subject to Landlord’s approval, which shall not be unreasonably withheld or delayed (provided that Landlord’s disapproval based on the fact that the use of such materials or methods of construction would violate such applicable codes, rules, laws or regulations shall be deemed reasonable). If Tenant fails to promptly make a reasonable substitution, Tenant shall be responsible for any increases in the costs of the materials or construction of the Tenant Improvements incurred by Landlord as a result of such failure.

(b) Substitutions After Plans Approved. If during the course of construction and after the approval of the Final Plans (as defined below) Landlord reasonably determines that the procurement of particular materials or construction of portions of the Tenant Improvements specified in the Final Plans will exceed the Tenant Improvement Allowance or violate any applicable codes, rules, laws or regulations, then Landlord shall give notice thereof to Tenant and Tenant shall (i) in the case of materials or construction which will cause the Tenant Improvement Allowance to be exceeded, either pay such excess or make a reasonable substitution of such materials and construction, and (ii) in all other cases, make reasonable substitutions of such materials and construction, which such substitutions will not themselves cause such violation of applicable codes, rules, laws and regulations, subject to Landlord’s approval. If Tenant fails to promptly make a reasonable substitution, Tenant shall be responsible for any increases in the costs of the materials or construction of the Tenant Improvements incurred by Landlord as a result of such failure.

(c) Landlord Disapproval; Tenant Revisions. If Landlord disapproves Tenant’s Plans, or any portion thereof, Landlord shall promptly notify Tenant thereof and of the revisions which Landlord reasonably requires in order to obtain Landlord’s approval. As promptly as reasonably possible thereafter, Tenant shall submit to Landlord plans and specifications incorporating the revisions required by Landlord. Said revisions shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed. If Landlord disapproves revised Tenant’s Plans, Landlord shall so notify Tenant thereof and of the further revisions Landlord reasonably requires in order to grant approval. The foregoing process shall be repeated until Landlord finally approves all of Tenant’s Plans required for the Tenant Improvements in all of the Premises, so that Landlord and Tenant have an agreed upon set of final plans and specifications. The final plans and specifications approved by Landlord shall be referred to as the “Final Plans.” Approval by Landlord shall not be deemed to be a representation by Landlord as to the adequacy or correctness of the design of the Tenant Improvements.

2.3 Construction of and Payment for Tenant Improvements. The Tenant Improvements shall be constructed by Landlord’s contractors. In addition to any amounts for which Tenant may be responsible under Article 7 of the Lease, Tenant shall be solely responsible for (a) the design, function and maintenance of all Tenant Improvements; (b) all costs and expenses necessary to increase permitted structural floor loading in order to accommodate Tenant’s libraries, file rooms, unusual live loads and other such uses; and (c) incidental costs of construction such as hoisting and utility consumption. In addition to the foregoing, Tenant shall be solely responsible for any delay or increased cost in completing the Tenant Improvements if and to the extent caused by Tenant’s failure to comply with its obligations under this Exhibit D.

2.4 Space Planning. Any space planner utilized by Tenant shall have experience in space planning in high-rise office buildings in downtown Philadelphia and shall be subject to Landlord’s approval, which shall not be unreasonably withheld or delayed. All design and programming, space planning and interior decorating services such as selection of wall paint colors and/or wall coverings, furniture, fixtures, carpeting and any or all other decorator selection efforts required by Tenant shall be provided by Tenant at Tenant’s expense, subject to Landlord’s obligations under Section 3 hereof.

2.5 Permits. Landlord shall secure the approval of governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Tenant Improvements. Landlord’s contractors shall commence construction of the Tenant Improvements as soon as practicable after issuance of all such necessary permits.

2.6 Conformed Plans. Within 60 days after substantial completion of the Tenant Improvements and receipt from the general contractor of all field changes, if any, Landlord shall submit to Tenant a set of conformed plans (“as-builts”) on mylar incorporating all field changes made and all changes and/or revisions that have been made subsequent to the submission of the Final Plans specified in Section 2.2.

3 Tenant Improvement Allowance.

3.1 Tenant Improvement Allowance. Tenant shall be credited with an allowance (the “Tenant Improvement Allowance”) of $         against the cost of the Tenant Improvements. Subject to Section 3.5 hereof, the Tenant Improvement Allowance shall be used solely for the design, including engineering plans and specifications, purchase, installation and construction of the Tenant Improvements which constitute permanent improvements to the Premises (including, without limitation, carpeting), and shall not be used for furniture, furnishings or equipment or other personal property. Tenant may not use more than [$1.00] per square foot of Rentable Area in the Premises of the Tenant Improvement Allowance for payment of space planning, architectural and engineering expenses pursuant to Sections 2.1 and 2.4 above.

3.2 Tenant Obligation. Tenant, at its sole expense, shall pay for the cost of all Tenant Improvements to the extent such cost exceeds the Tenant Improvement Allowance.

3.3 Tenant Improvements General Contractors. Landlord shall enter into contracts (the “Construction Contracts”) for the Tenant Improvements with general contractors selected from Landlord’s list of approved contractors.

3.4 Total Cost. Prior to commencement of construction of the Tenant Improvements, Landlord shall submit to Tenant a written estimate (the “Estimate”) of the Total Cost. The Estimate shall include “allowance(s)”, defined as an estimate of cost for an item of work not sufficiently defined in the documents to allow a fixed price to be obtained by the general contractor for which the Total Cost is to be increased or decreased, respectively, by the precise amount that the actual cost of the allowance item is, either in excess of or less than the amount of the allowance for that item. Tenant shall approve the Estimate within five days of Tenant’s receipt thereof. If Tenant does not approve or disapprove the Estimate within such period, Tenant shall be deemed to have approved the Estimate. Landlord shall be under no obligation to construct any of the Tenant Improvements until Tenant has expressly approved the Estimate. The “Total Cost” is defined as the sum of (a) the amounts payable under the Construction Contracts, including the general contracts, subcontracts, purchase orders and labor and materials cost of the Tenant Improvements, contractors’ fees, overhead and general conditions charges, plus (b) the cost of Change Orders (as defined in Article 4), if any, plus (c) design costs, including space planning, architectural and engineering expenses pursuant to Sections 2.1 and 2.4 above, plus (d) an amount equal to five percent of the sum of items (a) through (c) above for Landlord’s construction management fee (“Landlord’s Construction Fee”) as compensation for Landlord’s direction, coordination and supervision of the Tenant Improvements.

3.5 Payment. If based on the Estimate, the Total Cost will exceed the Tenant Improvement Allowance, then prior to commencement of construction of the Tenant Improvements, Tenant shall pay to Landlord a down payment of 25% of such projected excess amount. Landlord shall keep Tenant fully informed with respect to construction progress of the Tenant Improvements, the occupancy of the Premises by Tenant and costs thereof. Landlord shall submit to Tenant monthly progress statements illustrating the cost to date of the improvements. Within 10 days after submission by Landlord of the foregoing statement, Tenant shall pay Landlord the amount, pro rata, as set forth in such notice, by which the total cost exceeds the Tenant Improvement Allowance. Landlord shall disburse the Tenant Improvement Allowance directly to the general contractor and to suppliers and subcontractors as Landlord deems appropriate. As soon as practicable upon completion of the Tenant Improvements, Landlord shall prepare and submit to Tenant a statement showing, in reasonable detail an accounting for the Total Cost and the total amount payable hereunder by Landlord to Tenant or Tenant to Landlord. Within 10 days after submission by Landlord of the foregoing statement, Tenant shall pay Landlord the amount, as set forth in such notice, by which the Total Cost exceeded the Tenant Improvement Allowance or, if the Total Cost is less than the Tenant Improvement Allowance, up to $         of the sum of such unused balance and any unused balance of the Moving Allowance may be used to offset minimum Rent; otherwise, Tenant shall not be entitled to any payment, Rent reduction or offset for any part of the Tenant Improvement Allowance not used by Tenant.

3.6 Punchlist. Prior to the Commencement Date, Landlord shall cause the general contractor to inspect the Premises with a representative of Tenant and complete a written punchlist of unfinished items of Tenant Improvements prior to Tenant’s moving into the Premises. Tenant’s representative shall execute said punchlist to indicate approval thereof, and if Tenant does not disapprove the punchlist within five days after receipt thereof, Tenant shall be deemed to have approved the same. Landlord shall complete such punchlist within a reasonable period of time.

3.7 Changes, Additions or Alterations. If Tenant shall request any change, addition, deletion or alteration in the Final Plans (“Change Order”), any such Change Order shall be subject to the provisions of Sections 2.2 and shall be authorized only in writing by Tenant. To the extent the cost of such Change Order, when added to the Estimate referred to in Section 3.4 will cause the Total Cost (based on such Estimate) to exceed the Tenant Improvement Allowance, Tenant shall promptly pay Landlord the additional cost, if any, of the Tenant Improvements attributable to such Change Order. Landlord shall not be obligated to proceed with such Change Order until Landlord receives said payment.

4 Default. Any default by Tenant under the terms of this Improvement Letter shall constitute an Event of Default under the Lease to which this Improvement Letter is attached, and shall entitle Landlord to exercise all remedies set forth in the Lease.

5 Reasonable Diligence. Both Landlord and Tenant agree to use reasonable diligence in performing all of their respective obligations and duties under this Improvement Letter and in proceeding with the construction and completion of the Tenant Improvements in the Premises.

6 Limited Liability. The provisions of Section 35.17 of the Lease are incorporated herein as if set forth in their entirety.

EXHIBIT E

RULES AND REGULATIONS

1. Except as otherwise provided in the Lease or any exhibits thereto, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice, unless Landlord has given written consent, without notice to and at the expense of Tenant. Landlord shall not be liable in damages for such removal unless the written consent of Landlord had been obtained. All approved signs or lettering on doors and walls to the Premises shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person approved by Landlord in a manner and style acceptable to Landlord. Tenant shall not use any blinds, shades, awnings, or screens in connection with any window or door of the Premises unless approved in writing by Landlord. Tenant shall use the Building standard window covering specified by Landlord and Landlord reserves the right to disapprove interior improvements visible from the ground level outside the Building on wholly esthetic grounds. Such improvements must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s expense.

2. Except as otherwise provided in the Lease or any exhibits thereto, Tenant shall not obtain for use upon the Premises, food, milk, soft drinks, bottled water, plant maintenance or any other services, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

3. The bulletin board or directory of the Building shall be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

4. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any tenants nor used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

5. Tenant, upon the termination of its tenancy, shall deliver to Landlord the parking and security access cards issued to Tenant and all keys of offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have made, and in the event of loss of any access cards or keys so furnished, shall pay Landlord therefor. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the written consent of Landlord.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall not use the Premises in any manner which exceeds the floor load capacity of the floor on which the Premises are located or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

8. No furniture, packages, supplies, merchandise, freight or equipment which cannot be hand carried shall be brought into the Building without the consent of Landlord. All moving of the same into or out of the Building shall be via the Building’s freight handling facilities, unless otherwise directed by Landlord, at such time and in such manner as Landlord shall prescribe. No hand trucks or vehicles (other than a wheelchair for an individual) shall be used in passenger elevators. Any hand trucks permitted in the Building must be equipped with soft rubber tires and side guards.

9. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. Tenant’s business machines and mechanical equipment shall be installed, maintained and used so as to minimize vibration and noise that may be transmitted to the Building structure or beyond the Premises.

10. Tenant shall not use the Premises in any manner which would injure or annoy, or obstruct or interfere with the rights of other tenants or occupants of the Building.

11. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or other person. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include shampooing of carpets or rugs or moving of furniture or other special services. Janitor service will not be furnished on nights when rooms are occupied after 6:00 p.m. Window cleaning shall be done only by Landlord.

12. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals (other than as required for handicapped persons) or birds be brought in or kept in or about the Premises or the Building.

13. Other than heating and reheating in areas designed for such use, no cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the manufacture or storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purpose.

14. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

15. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

16. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expenses of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

17. Landlord reserves the right to close and keep locked all entrance and exit doors and otherwise regulate access of all persons to the halls, corridors, elevators and stairways in the Building on Saturdays, Sundays and legal holidays and on other days between the hours of 7:00 p.m. and 7:00 a.m., and at such other times as Landlord may deem advisable for the adequate protection and safety of the Building, its tenants and property in the Building. Access to the Premises may be refused unless the person seeking access is known to the employee of the Building in charge, and has a pass or is otherwise properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission or exclusion from the Building of any person.

18. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage.

19. Tenant shall not use the Premises in any manner which would increase the amount of water typically furnished for office use, nor connect any appliance directly to the water pipes.

20. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of any tenant.

21. The requirements of Tenant shall be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from the Landlord.

22. No person shall be allowed to transport or carry (except for individual, personal consumption) beverages, food, food containers, smoking objects, etc., on any passenger elevators. The transportation of such items shall be via the service elevators in such manner as prescribed by Landlord.

23. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing the window coverings when the sun’s rays fall directly on windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, ventilating and air-conditioning system and shall not place bottles, machines, parcels or other articles on the induction unit enclosure, intake or other vents so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

24. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a location for offices, and upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.

25. Canvassing, soliciting and peddling within the entire Property is prohibited unless specifically approved by Landlord and each tenant shall cooperate to prevent such activity.

26. All parking ramps and areas plus other public areas forming a part of the Property shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the reasonable rules and regulations that may be established by Landlord for these areas from time to time.

27. The Premises shall not be used for manufacturing or the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No tenant shall occupy nor permit any portion of its premises to be occupied for the manufacture or sale of narcotics, liquor, or tobacco in any form, or as a barber or manicure shop. No tenant shall engage or pay any employees on its premises except those actually working for such tenant on the premises nor advertise for laborers giving an address at the Premises or Property. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

28. Tenant shall not conduct any auction, fire, bankruptcy, going out of business, liquidation or similar sales at the Property.

29. Tenant shall not place any radio or television antennae on the roof of the Property or on any exterior part of the Premises or the Property.

30. Tenant understands that smoking is prohibited anywhere within the Building. Landlord will designate certain areas outside the Building where smoking will be permitted and Tenant will require its employees to smoke only in such designated areas.

EXHIBIT F

HVAC SPECIFICATIONS

Landlord shall provide a high-quality air conditioning system on a year-round basis throughout the Premises and the Building. The system shall operate with thermostatically controlled zones. The system shall maintain an average inside temperature of 75 degrees +/-2 degrees during summer outdoor temperatures of 90 degrees F.D.B., and 74 degrees F.W.B. and 70 degrees F.D.B. at winter outside temperatures of 14 degrees F.D.B., and in accordance with an occupancy of one person per 150 square feet (average per floor) and an electrical load of 5 watts per square foot (lighting and power). These temperatures are subject to the conditions and requirements of State and Federal energy regulating bodies for non-residential buildings (collectively “regulatory requirements”).

All conditions are ASHRAE Standard 90 A-1980 for energy conservation and building design.

F-1

EXHIBIT G

JANITORIAL SPECIFICATIONS

OFFICE AREAS:

Daily:

Five (5) days each week, including Monday through Friday, and excluding the holidays set forth in Exhibit B (“Normal Working Hours”) of the Lease:

1.	Empty and clean all waste receptacles; remove waste materials from the Premises.

2.	Dry-mop all uncarpeted areas.

3.	Vacuum all rugs and carpet areas in offices, lobbies and corridors.

4.	Hand-dust all office furniture, fixtures and all other horizontal surfaces (but only to the extent surfaces are cleared of all materials such as papers, documents and files).

5.	Sweep all private stairways, vacuum if carpeted.

6.	Police all stairwells throughout the entire Building and keep in clean condition.

7.	Spot-clean spill marks on resilient floor tile.

8.	Spot-clean all water coolers and fountains.

9.	It is understood that Landlord shall have no obligations to (a) wash or otherwise clean dishes, glasses and other utensils used for preparing food or beverages, or (b) to remove or store such dishes, glasses and other utensils in order to clean any area, fixture or surface of the Premises.

Weekly:

1.	Hand-dust all door louvers.

2.	Dust and/or wash directory boards and display glass.

3.	Wipe clean and polish all metal and bright work.

4.	Damp-mop and polish all resilient flooring in the Premises, public corridors and elevator lobbies.

5.	Wash, clean and polish all water coolers and fountains.

6.	Dust in place all picture frames, charts, graphs and similar wall hangings.

7.	Clean glass around tenant entrances, including conference rooms and other interior rooms.

Monthly:

1.	Dust all paneled walls, doors and other similar surfaces not reached in nightly or weekly cleaning.

2.	Vacuum high moldings and other areas not reached in nightly or weekly cleaning.

3.	Remove all finger marks and smudges from doors, door frames, around light switches, private entrance glass and partitions.

Quarterly:

1.	Vacuum all ventilating and air conditioning louvers.

2.	Dust exterior of lighting fixtures.

LAVATORIES:

Daily:

Five (5) days each week, including Monday through Friday, and excluding the holidays set forth in Exhibit B (“Normal Working Hours”) of the Lease:

1.	Clean and damp-mop floors.

2.	Wash and polish all mirrors, bright work and enameled surfaces.

3.	Wash and sanitize all basins, bowls and urinals.

4.	Wash and sanitize toilet seats.

5.	Dust, clean and wash, where necessary, all partitions, tile walls, dispensers and receptacles.

6.	Empty and sanitize all receptacles and sanitary disposals.

7.	Provide materials and fill towel, sanitary napkin and soap dispensers.

Monthly:

1.	Machine-scrub lavatory floors, apply floor finishing where applicable.

2.	Wash and polish all partitions, tile walls and enamel surfaces.

Quarterly:

1.	Dust light fixtures.

2.	Vacuum all louvers and ventilating grills.

MISCELLANEOUS SERVICES:

1.	Maintain building lobby, corridors and other public areas in a clean and orderly condition.

2.	Damp-mop spillage in office and public areas as required.

3.	Interior curtain-wall window washing two times per year.

These janitorial specifications may be changed or altered from time to time to facilitate the inclusion of the latest methods of maintenance and cleaning technology generally recognized as acceptable for a first-class office building.

Morgan Stanley Mortgage Capital Inc.

(Lender)

- and -

(Tenant)

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Dated:

Location:

Section:

Block:

Lot:

County:

PREPARED BY AND UPON

RECORDATION RETURN TO:

Messrs. Cadwalader, Wickersham & Taft

100 Maiden Lane

New York, New York 10038

Attention:         Annie George

File No.:

Title No.:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the      day of         , 2003 by and between MORGAN STANLEY MORTGAGE CAPITAL INC., having an address at 1221 Avenue of the Americas, 27th Floor, New York, NY 10020 (“Lender”) and                              having an address at                                          (“Tenant”).

RECITALS:

A. Lender has made a loan in the approximate amount of $132,000,000.00 to Landlord (defined below), which Loan is given pursuant to the terms and conditions of that certain Loan Agreement dated as of July     , 2003, between Lender and Landlord (the “Loan Agreement”). The Loan is evidenced by those certain four Promissory Notes, each dated July     , 20    , given by Landlord to Lender (the “Note”) and secured by a certain Mortgage and Security Agreement dated as of July , 2003, given by Landlord to Lender (the “Mortgage”), which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”);

B. Tenant occupies a portion of the Property under and pursuant to the provisions of a certain lease dated                             ,              between PHILADELPHIA PLAZA-PHASE II, a Pennsylvania limited partnership, as landlord (“Landlord”) and Tenant, as tenant (the “Lease”); and

C. Tenant has agreed to subordinate the Lease to the Mortgage and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1. Subordination. Tenant agrees that the Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage and to the lien thereof and all terms, covenants and conditions set forth in the Mortgage and the Loan Agreement including without limitation all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby with the same force and effect as if the Mortgage and Loan Agreement had been executed, delivered and (in the case of the Mortgage) recorded prior to the execution and delivery of the Lease.

2. Non-Disturbance. Lender agrees that if any action or proceeding is commenced by Lender for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding shall be made subject to all rights of Tenant under the Lease except as set forth in Section 3 below, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) the Lease shall be in full force and effect and (c) Tenant shall not be in default under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed beyond the expiration of any applicable notice or grace periods (a, b and c, the “Conditions”).

3. Attornment. Lender and Tenant agree that upon the conveyance of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall not be terminated or affected thereby (at the option of the transferee of the Property (the “Transferee”) if the Conditions set forth in Section 2 above have not been met at the time of such transfer) but shall continue in full force and effect as a direct lease between the Transferee and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to the Transferee and the Transferee shall accept such attornment, and the Transferee shall not be (a) obligated to complete any construction work required to be done by Landlord pursuant to the provisions of the Lease or to reimburse Tenant for any construction work done by Tenant, (b) liable (i) for Landlord’s failure to perform any of its obligations under the Lease which have accrued prior to the date on which the Transferee shall become the owner of the Property, or (ii) for any act or omission of. Landlord, whether prior to or after such foreclosure or sale, (c) required to make any repairs to the Property or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation unless the Transferee shall be obligated under the Lease to make such repairs and shall have received sufficient casualty insurance proceeds or condemnation awards to finance the completion of such repairs, (d) required to make any capital improvements to the Property or to the premises demised under the Lease which Landlord may have agreed to make, but had not completed, or to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the Lease, (e) subject to any offsets, defenses, abatements or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which the Transferee shall become the owner of the Property, (f) liable for the return of rental security deposits, if any, paid by Tenant to Landlord in accordance with the Lease unless such sums are actually received by the Transferee, (g) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any prior Landlord unless (i) such sums are actually received by the Transferee or (ii) such prepayment shall have been expressly approved of by the Transferee, (h) bound to make any payment to Tenant which was required under the Lease, or otherwise, to be made prior to the time the Transferee succeeded to Landlord’s interest, (i) bound by any agreement amending, modifying or terminating the Lease made without the Transferee’s prior written consent prior to the time the Transferee succeeded to Landlord’s interest or (j) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time the Transferee succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease.

4. Notice to Tenant. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Mortgage and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments made in accordance with Lender’s instructions.

5. Lender’s Consent. Tenant shall not, without obtaining the prior written consent of Lender, (a) enter into any agreement amending, modifying or terminating the Lease, (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof, or (d) assign the Lease or sublet the premises demised under the Lease or any part thereof other than pursuant to the provisions of the Lease; and any such amendment, modification, termination, prepayment, voluntary surrender, assignment or subletting, without Lender’s prior consent, shall not be binding upon Lender.

6. Lender to Receive Notices. Tenant shall provide Lender with copies of all written notices sent to Landlord pursuant to the Lease simultaneously with the transmission of such notices to the Landlord. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease or to an abatement of the rents, additional rents or other sums payable thereunder, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of such an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

7. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:

Attention:
Facsimile No.

If to Lender:	Morgan Stanley Mortgage Capital Inc.
1221 Avenue of the Americas, 27th Floor New York, New York 10020
Attention: James Flaum and Kevin Swartz Facsimile No.: (212) 762-9494

With a copy to:	Cadwalader, Wickersham & Taft
100 Maiden Lane
New York, New York 10038
Attention: John M. Zizzo
Facsimile No. (212) 504-6666

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8. Joint and Several Liability. If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Lender and Tenant and their respective successors and assigns.

9. Definitions. The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

10. No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.

11. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

12. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

13. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

14. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

15. Transfer of Loan. Lender may sell, transfer and deliver the Note and assign the Mortgage, this Agreement and the other documents executed in connection therewith to one or more investors in the secondary mortgage market (“Investors”). In connection with such sale, Lender may retain or assign responsibility for servicing the loan, including the Note, the Mortgage, this Agreement and the other documents executed in connection therewith, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer, on behalf of the Investors. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

16. Further Acts. Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts and assurances as Lender shall, from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

17. Limitations on Lender’s Liability. Tenant acknowledges that Lender is obligated only to Landlord to make the Loan upon the terms and subject to the conditions set forth in the Loan Agreement. In no event shall Lender or any purchaser of the Property at foreclosure sale or any grantee of the Property named in a deed-in-lieu of foreclosure, nor any heir, legal representative, successor, or assignee of Lender or any such purchaser or grantee (collectively the Lender, such purchaser, grantee, heir, legal representative, successor or assignee, the “Subsequent Landlord”) have any personal liability for the obligations of Landlord under the Lease and should the Subsequent Landlord succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Subsequent Landlord in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Subsequent Landlord as landlord under the Lease, and no other property or assets of any Subsequent Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies, under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Subsequent Landlord to perform any such material obligation.

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

LENDER:

MORGAN STANLEY MORTGAGE CAPITAL INC.

By:
Name:
Title:

TENANT:

a

By:
Name:
Title:

The undersigned accepts and agrees to the provisions of Section 4 hereof:

LANDLORD:

, a

By:
Name:
Title:

ACKNOWLEDGMENTS

[INSERT STATE SPECIFIC ACKNOWLEDGMENT]

EXHIBIT A

LEGAL DESCRIPTION

SCHEDULES AND EXHIBITS

Schedules

Schedule I	Debt Service

Schedule II	Monthly Senior Debt Service Payment

Schedule 3.1.9	Compliance

Schedule 3.1.10	Liabilities

Schedule 3.1.22	Leases

Schedule 3.1.28	Organizational Chart

Schedule 3.1.43	Environmental Matters

Schedule 9.1	Tenants and Subtenants

Exhibits

Exhibit A	Cash Management Agreement

Exhibit B	Form Lease

Schedule I

Debt Service

Year	Morgan Stanley Amount	DB Mezz Fund Amount	Total Amount
2003	307,600	92,400	400,000
2004	448,809	92 857	541 566
2005	442,424	165,909	608,333
2006	459,259	207,407	666,666
2007	378,733	362,267	741,000
2008	120,000	146,666	266,666
2009	39,583	2,083	41,666
2010	41,666	N/A	41,666
2011	41,666	N/A	41,666
2012	41,666	N/A	41,666

Schedule 3.1.9

Compliance

Zoning and compliance information disclosed on the Title Commitment No. PHI-03-16760-HSE issued by LandAmerica, Qualified Survey by Barton & Martin, dated July 18, 2003, and the Zoning Information Systems report dated July 30, 2003.

Schedule 3.1.10

Liabilities

Contingent liabilities and obligations as set forth in the Conrail Payment Agreement dated as of March 28, 1990 as amended by the Amendment to Payment Agreement dated as of June 23, 1997

Disclosure Notes for Related Party Balances

The following notes are meant to provide additional information about certain account balances for Philadelphia Plaza Phase 11, LP as of June 30, 2003. The balances have been prepared on a GAAP basis.

ACCOUNTS RECEIVABLE RELATED PARTY – Commerce Square Partners – Philadelphia Plaza: The balance of $20,597.27 relates to reconciling parking activity from One Commerce Square. Under the Reciprocal Easement Agreement, parking revenue is allocated by tenant use.

ACCOUNTS PAYABLE RELATED PARTY – Philadelphia Plaza Phase 3: The balance of $227.00 relates to reconciling parking activity from the Phase 3 surface lot.

ACCOUNTS PAYABLE RELATED PARTY – Thomas Development Partners: The balance of $15,120.73 relates to amounts owed for payroll costs.

ACCOUNTS PAYABLE RELATED PARTY – Thomas Investment Partners: The balance of $1,200,000.00 is from the $200,000 earnest deposit from the refinancing and the $1 million rate lock fee. This balance will be reclassified as a capital contribution upon closing of the refinancing.

ACCOUNTS PAYABLE RELATED PARTY – TDP Lease Commissions: The balance of $7,722.76 represents the outstanding commission owed on the Cort Furniture least renewal.

Schedule 3.1.22

Leases

See Attached Rent Roll dated as of July 1, 2003.

One Commerce Square restaurant tenant Commerce Restaurant Corporation has a rent delinquency of more than 90 days. Revenues and expenses for this tenant are allocated between One and Two Commerce Square according to the REA. The Two Commerce Square allocation of the delinquency is approximately $32,700 as of June 30, 2003, approximately $29,000 of which has been reserved on the statements of Philadelphia Plaza-Phase 11 as of that date.

Two Commerce Square

Rent Roll

July 1, 2003

			Square	Lease	Term		Rent		Recoveries		Percentage Rent
Tenant Name	Suite	Floor	Feet	Date	Start	End	Steps	Rent	Charge	Base	Percent	Break
ATT/TCG	30	1	0	1/9/03	1/1/03	MTM	1/1/03	$1200	N/A	N/A
Commerce Restaurant Corporation	100	1	1,621	4/3/01	5/20/01	5/31/07	12/1/01	$24.22	Op. Ex.	Net	6.0%	Annual
“Twenty21”							1/1/02	$16.87	Taxes	Net	Effective	Sales >
							4/1/02	$24.22
							6/1/04	$24.80			12/1/01	$3,750,000
							6/1/05	$25.44			1/1/02	$3,465,463
				3/18/02:							1/1/03	$3,750,000
				Option to							6/1/04	$3,840,000
				Exercise							6/1/05	$3,940,000
				and Amnd
Cort Furniture Rental Corp.	110	1	4,477	1/5/93	10/1/93	9/30/03	10/1/93	$8.25	Op. Ex.	Net
“Coif Furniture Rental”							10/1/94	$15.50	Taxes	Net
							10/1/95	$16.50
							10/1/96	$17.50
							10/1/97	$18.50
							10/1/98	$19.00
							10/1/01	$20.00
				1st Amnd.	10/01/03	9/30/06	10/1/03	$23.00	Op. Ex.	Net
				10/18/02					Taxes	Net
Marathon Grill	120	1	7,938	10/25/00	4/1/01	3/31/11	4/1/01	$8.31	Op. Ex.	Net	6.0%	Annual
							4/1/02	$9.15	Taxes	Net	Effective	Sales >
				1st Amnd:			4/1/03	$9.98
				5/1/01			4/1/04	$11.22			4/1/01	$1,100,000
							4/1/06	$14.55			4/1/02	$1,210,000
							4/1/07	$15.80			4/1/03	$1,320,000
							4/1/09	$17.04			4/1/04	$1,485,000
							4/1/10	$17.88			4/1/06	$1,925,000
											4/1/07	$2,090,000
											4/1/09	$2,255,000
											4/1/10	$2,365,000
Salad Works, Inc.	130	1	3,606	3/31/97	10/1/97	9/30/07	10/1/97	$20.00	Op. Ex.	Net	6.0%	LY 1-5:
“Salad Works”							4/1/00	$22.00	Taxes	Net		$1.75mm
				1st Amnd:			4/1/02	$24.00
				9/30/97			4/1/04	$26.00				LY 6-10:
							4/1/05	$27.00				$1.85mm
Kinko’s of Ohio, Inc.	140	1	4,650	12/2/96	5/12/97	5/11/07	5/1/97	$33.79	Op. Ex.	Tot
“Kinko’s”							5/1/98	$34.79	Taxes	Base
							5/1/99	$35.79		$6.85
							5/1/00	$38.79
							5/1/01	$37.79
							5/1/02	$41.29

Two Commerce Square

Rent Roll

July 1, 2003

			Square	Lease	Term		Rent		Recoveries		Percentage Rent
Tenant Name	Suite	Floor	Feet	Date	Start	End	Steps	Rent	Charge	Base	Percent	Break
Citizens Bank	170	1	2,896	7/12/02	12/16/02	12/31/12	12/16/02	$28.00	Op. Ex.	Net
							1/1/06	$29.00	Taxes	Net
							1/1/08	$31.00
							1/1/11	$32.00

Shoe Shine Service	180	1	180	N/A

NYCL - (Delaware Mgt.)	060	P-1	10,198	3/28/90	5/15/92	6/23/07	5/15/92	$19.00	Op. Ex.	Net
NYCL - (Delaware Mgt.)	200	2	41,936				5/15/93	$20.00	Taxes	Net
NYCL - (Delaware Mgt.)	300	3	31,817	1st Amnd:			6/24/97	$25.25
NYCL - (Delaware Mgt.)	400	4	33,572	10/1/92			6/24/02	$30.00
NYCL - Vacant	500	5	33,572
NYCL - (Citizens Bank)	800	8	33,572	2nd Amnd:
NYCL - (Biological Abstr.)	700	7	33,572	6/20/99
NYCL - Alliance	800	8	16,186
NYCL - (Biological Abstr.)	810	6	7,551	3rd Amnd:
NYCL - CSX	830	8	5,640	9/30/99
NYCL - (McCormick Teyl.)	900	9	29,392
NYCL - (McCormick Tayl.)	1000	10	29,376
NYCL - (ADR Options)	1100	11	10,969	4th Amnd:
NYCL - (Reliance Stand.)	1110	11	18,761	12/10/99
NYCL - (Reliance Stand.)	1200	12	29,730
NYCL - (Reliance Stand.)	1400	14	29,724	5th Amnd:
NYCL - (Reliance Stand.)	1600	15	29,724	1/5/00
NYCL - Conrail	1800	16	29,724
NYCL - (PWC)	1700	17	29,773	6th Amnd:
NYCL - (PWC)	1800	18	23,440	5/17/01
NYCL - (PWC)	1900	19	23,037
NYCL - (PWC)	2000	20	23,037	Ltr Agmnts:
NYCL - (PWC)	2100	21	22,825	3/28/90
NYCL - (PWC)	2200	22	23,037	6/3/93
NYCL - (PWC)	2300	23	23,037	9/9/94
NYCL - (PWC)	2400	24	23,037
NYCL - (PWC)	2500	25	23,037
NYCL - Vacant	2600	26	23,037
NYCL - (GreenbergTrourig)	2700	27	22,825
NYCL - (PP Ph 2/E&Y)	2800	28	22,981
NYCL - (Norfolk South.)	2900	29	14,677
NYCL - Vacant	4110	41	224

			752,999

Delaware Management	000	P-1	See	12/10/99	N/A
	200	2	NYCL
	300	3
	400	4

Citizens Bank	600	6	See	11/8/01	N/A
			NYCL

Two Commerce Square

Rent Roll

July 1, 2003

			Square	Lease	Term		Rent		Recoveries		Percentage Rent
Tenant Name	Suite	Floor	Feet	Date	Start	End	Steps	Rent	Charge	Base	Percent	Break
Biological Abstracts	700	7	See	4/30/99	6/24/09	11/30/09	6/24/09	$9.55	Op. Ex.	Net
	810	8	NYCL						Taxes	Net
				1st Amend:
				2/28/01
Alliance	800	8	See	2/18/01	6/24/08	12/31/09	6/24/08	$25.90	Op. Ex.	Net
			NYCL						Taxes	Net
McCormick Taylor	1000	10	See	7/8/99	8/24/09	1/31/10	6/24/09	$20.50	Op. Ex*	$5.89
	900	9	NYCL						Taxes*	$3.09
				1st Amend:
				7/6/99
				2nd Amend:
				5/17/00
ADR Options, Inc.	1100	11	See	8/15/01	N/A
			NYCL
Reliance Standard Life	1110	11	See	1/05/00	06/24/08	06/23/09	06/24/08	$24.00	Op. Ex*	$5.89
Reliance Standard Life	1200	12	NYCL						Taxes*	$3.09
Reliance Standard Life	1400	14		Amended
Reliance Standard Life	1500	15		& Restated
				Sublease:
				5/1/00
PriceWaterhouseCoopers	1700	17	See	8/20/99	8/24/09	4/24/15	8/24/09	$25.00	Op. Ex	$5.94
	1800	18	NYCL				4/24/10	$27.00	Taxes	$3.15
	1900	19
	2000	20
	2100	21
	2200	22
	2300	23
	2400	24
	2500	25
Greenberg Traurlg	2700	27	See	7/11/00	N/A
			NYCL
Norfolk Southern	2900	29	See	10/1/99	N/A
			NYCL
				1st Amnd:
				10/26/99

Two Commerce Square

Rent Roll

July 1, 2003

			Square	Lease	Term		Rent		Recoveries		Percentage Rent
Tenant Name	Suite	Floor	Feet	Date	Start	End	Steps	Rent	Charge	Base	Percent	Break
Vacant	3020	30	4,745
Grant Thornton, LLP	3010	30	9,856	7/29/94	12/5/94	12/4/04	9/2/96	$25.00	Op. Ex.	Net
							9/2/97	$6.75	Taxes	Net
							9/2/98	$7.75
							9/2/99	$8.75
							9/2/00	$9.75
							9/2/01	$10.75
							9/2/02	$11,75
							9/2/03	$12.75
							9/2/04	$13.75
Grant Thornton, LLP	3100	31	14,633	1st Amend:			12/5/94	$25.71

			24,489	3/14/88			12/5/95	$4.70
							12/5/98	$5.00
							12/5/99	$6.00
							12/5/00	$7.00
							12/5/01	$8.00
							12/5/02	$9.00
							12/6/03	$10.00
Shrager, McDaid, Loftus,	3210	32	8,989	6/15/92	12/18/93	12/31/03	1/1/93	$8.75	Op. Ex.	Net
Fium, & Spivey							12/1/94	$9.50	Taxes	Net
							12/1/95	$10.25
	3209	32	*972	Ltr Agmnt:	N/A		12/1/96	$11.00

			9,981	8/14/92			12/1/97	$14.50
							12/1/98	$15.00
							12/1/99	$16.00
							12/1/00	$17.00
							12/1/01	$20.00
							12/1/02	$21.00
							12/1/03	$22.00
Barrack, Rodos & Bacine	3220	32	4,672	2/1/93	5/10/93	9/30/11	5/10/93	$14.57	Op. Ex.	Net
Barrack, Rodos & Becine	3300	33	14,633				5/10/96	$15,25	Taxes	Net

			19,305				9/22/01	$15.50
							10/1/02	$16.00

				1st Amend:			10/1/03	$17.00
				12/26/00			10/1/04	$18.00
							10/1/05	$18.75
							10/1/06	$19.00
							10/1/07	$18.50
							10/1/08	$20.25
							10/1/09	$21.00
							10/1/10	$21.75

Two Commerce Square

Rent Roll

July 1, 2003

			Square	Lease	Term		Rent		Recoveries		Percentage Rent
Tenant Name	Suite	Floor	Feet	Date	Start	End	steps	Rent	Charge	Base	Percent	Break
Eizan, Fineburg & McCarthy	3410	34	7,183	9/14/93	11/1/93	7/31/05	11/1/93	$9.75	Op. Ex.	Net
							11/1/94	$13.00	Taxes	Net
			Effective	1st Amend:			9/1/96	$13.50
			9/1/99:	5/14/98			9/1/99	$10.47
							6/1/00	$11.75
			9,506	2nd Amend:			8/1/00	$12.00
				7/31/99			8/1/01	$12.25
							8/1/02	$12.75
							8/1/03	$13.00
							8/1/04	$13.25

P. G Corbin & Co., Inc.	3420	34	5,127	3/7/94	6/1/94	7/31/04	6/1/94	$11.26	Op. Ex.	Net
							8/1/01	$12.70	Taxes	Net
				1st amend:			8/1/02	$13.70
				11/30/98			8/1/03	$14.70
				2nd Amend:
				2/28/01

Ernst & Young, LLP	2800	28	22,961	Sublease	1/1/00	8/22/08	1/1/00	$12,02	Op. Ex	Net
				7/1/00			1/1/04	$13.05	Taxes
Ernst & Young, LLP	3500	35	14,633	12/19/91	9/21/92	9/30/07	9/21/92	$0
Ernst & Young, LLP	3600	36	14,633				9/21/93	$7.00	Op. Ex.	Net
Ernst & Young, LLP	3700	37	14,633	1st Amend.	7/1/00	9/29/07	9/21/94	$10.50	Taxes	Net
Ernst & Young, LLP	3800	38	14,633	9/30/99			9/21/95	$15.50
Ernst & Young, LLP	3900	39	14,833				9/21/96	$16.00
Ernst & Young, LLP	4000	40	14,833				9/21/97	$20.00
Ernst & Young, LLP**	4100	41	13,998				9/21/99	$21.00

			124,757				9/21/00	$22.00
Less: NYCL Sublease			(22,961)				9/21/01	$23.00

Original Direct Lease			101,796				9/21/02	$24.00
							9/21/04	$26.00
							9/21/05	$27.00
							9/21/08	$28.00

Total Leased Space			948,531	98.3%
Total Vacant Space			4,746	1.7%
Total Space			953,276	100%

Schedule 3.1.28

Organizational Charts

See Attached

Schedule 3.1.43

Environmental Matters

Matters disclosed in the pre-survey questionnaire dated June 19, 2003 and transmitted by Borrower on June 23, 2003, and that certain Phase I Environmental Site Assessment dated July 7, 2003 by IVI International, Inc. (Project No. 30611642).

Schedule 9.1

Tenants and Subtenants

Exhibit A

Senior Cash Management Agreement

Exhibit B

Form Lease